    As filed with the Securities and Exchange Commission on January 8, 1996
                                               Registration Statement No. 33-
------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 -------------
                                   FORM SB-2

                             REGISTRATION STATEMENT
                                     Under
                     THE SECURITIES ACT OF 1933, AS AMENDED
                                 -------------
                         FORTUNE PETROLEUM CORPORATION
                 (Name of small business issuer in its charter)

           DELAWARE                               1311                           95-4114732
(State or other jurisdiction of         (Primary Standard Industrial         (I.R.S. Employer
 incorporation or organization)         Classification Code Number)          Identification No.)

                         30101 AGOURA COURT, SUITE 110
                         AGOURA HILLS, CALIFORNIA 91301
                                 (818) 991-0526
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and principal place of business)

                              TYRONE J. FAIRBANKS
                         FORTUNE PETROLEUM CORPORATION
                         30101 AGOURA COURT, SUITE 110
                        AGOURA HILLS, CALIFORNIA  91301
                                 (818) 991-0526
           (Name, address including zip code, and telephone number,
                  including area code, of agent for service)

                                    COPY TO:
                             Bruce L. Ashton, Esq.
                                Reish & Luftman
                        11755 Wilshire Blvd., 10th Floor
                         Los Angeles, California 90025
                                 (310) 478-5656

       Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
              Title of each                                 Proposed              Proposed
              class of                Amount                maximum               maximum           Amount of
              securities to           to be                 offering price        aggregate         registration
              be registered           registered            per unit              offering price    fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value            431,250(1)          $4.00(1)              $ 1,725,000          $595
Common Stock Purchase Warrants          431,250(2)          $ -  (2)              $     -                -
Common Stock, $.01 par value            215,625(3)          $4.00(3)              $   862,500           297
Common Stock, $.01 par value            215,625(3)          $5.00(3)              $ 1,078,125           372
Common Stock Purchase Warrants           86,250(4)            -                         -                -
Common Stock, $.01 par value             86,250(4)          $4.00(4)              $   345,000           119

-----------------------------------------------------------------------------------------------------------------

(1) Shares issuable upon conversion of outstanding debentures. The proposed offering price per unit is the minimum conversion price per share of common stock.
(2) To be issued to debentureholders who elect to convert debentures to shares of common stock.
(3) Shares of Common Stock issuable upon exercise of warrants to be issued to debentureholders. One half of such warrants are exerciseable at the conversion price to the debentureholders. One half will be exerciseable at 125% of such price.
(4) Warrants to be issued to conversion agent in connection with the conversion offer. Warrants are exercisable at the conversion price to the debentureholders.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

   This Registration Statement is comprised of 108 pages.  The Exhibit Index appears on Page 100.

CROSS REFERENCE SHEET



ITEM IN FORM SB-2                                                                             LOCATION IN PROSPECTUS
-----------------                                                                             ----------------------
ITEM  1.         Front of the Registration Statement and Outside
                 Front Cover Page of Prospectus   . . . . . . . . . . . . . . . .   Outside Front Cover Page of Prospectus

ITEM  2.         Inside Front and Outside Back Cover Pages of
                 Prospectus   . . . . . . . . . . . . . . . . . . . . . . . . . .   Inside Front and Outside Back Cover Page of
                                                                                    Prospectus

ITEM  3.         Summary Information and Risk Factors   . . . . . . . . . . . . .   "Prospectus Summary;" "Risk  Factors;"
                                                                                    "Management's Discussion and Analysis of
                                                                                    Financial Condition and Results of Operations"

ITEM  4.         Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . .   "Prospectus Summary;" "Use of Proceeds;"
                                                                                    "Business and Properties"


ITEM  5.         Determination of Offering Price  . . . . . . . . . . . . . . . .   Outside Front Cover Page of Prospectus

ITEM  6.         Dilution   . . . . . . . . . . . . . . . . . . . . . . . . . . .   "Dilution"

ITEM  7.         Selling Security Holders   . . . . . . . . . . . . . . . . . . .   Not Applicable

ITEM  8.         Plan of Distribution   . . . . . . . . . . . . . . . . . . . . .   Outside Front Cover Page of Prospectus;
                                                                                    "Exchange Offer"

ITEM  9.         Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . .   "Business and Properties - Legal Proceedings"

ITEM 10.         Directors, Executive Officers, Promoters
                 and Control Persons  . . . . . . . . . . . . . . . . . . . . . .   "Management"

ITEM 11.         Security Ownership of Certain Beneficial
                 Owners and Management  . . . . . . . . . . . . . . . . . . . . .   "Principal Stockholders"

ITEM 12.         Description of Securities  . . . . . . . . . . . . . . . . . . .   Outside Front Cover Page of Prospectus;
                                                                                    "Prospectus Summary;" "Dividend Policy;" "Price
                                                                                    Range of Common Stock;" "Capitalization;"
                                                                                    "Description of Securities"

ITEM 13.         Interest of Named Experts and Counsel  . . . . . . . . . . . . .   "Experts"





                                      (ii)

ITEM  14.        Disclosure of Commission Position on Indemnification
                 for Securities Act Liabilities   . . . . . . . . . . . . . . . .   "Description of Securities"

ITEM  15.        Organization Within Last Five Years  . . . . . . . . . . . . . .   Not Applicable

ITEM  16.        Description of Business  . . . . . . . . . . . . . . . . . . . .   "Prospectus Summary;" "Management's Discussion
                                                                                    and Analysis of Financial Condition and Results
                                                                                    of Operations;" "Business and Properties"

ITEM  17.        Management's Discussion and Analysis
                 or Plan of Operation   . . . . . . . . . . . . . . . . . . . . .   "Management's Discussion and Analysis of
                                                                                    Financial Condition and Results of Operations"

ITEM  18.        Description of Property  . . . . . . . . . . . . . . . . . . . .   "Business and Properties"

ITEM  19.        Certain Relationships and Related Transactions   . . . . . . . .   "Certain Relationships and Related Transactions"

ITEM  20.        Market for Common Equity and Related Stockholder
                 Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Outside Front Cover Page of Prospectus; "Price
                                                                                    Range of Common Stock;" Dividends;" "Description
                                                                                    of Securities"

ITEM  21.        Executive Compensation   . . . . . . . . . . . . . . . . . . . .   "Management"

ITEM  22.        Financial Statements   . . . . . . . . . . . . . . . . . . . . .   Financial Statements

ITEM  23.        Changes In and Disagreements With Accountants on
                 Accounting and Financial Disclosure  . . . . . . . . . . . . . .   Not Applicable





                                     (iii)

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAW OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED JANUARY 8, 1996

                                     [LOGO]

                         FORTUNE PETROLEUM CORPORATION
                             Shares of Common Stock
                            Stock Purchase Warrants

                                 EXCHANGE OFFER

                 Fortune Petroleum Corporation ("Fortune" or the "Company") hereby offers to holders of its 10-1/2% Subordinated Debentures due December 31, 1997 (the "Debentures") the right to convert such Debentures into ________ shares of the Common Stock, $.01 par value per share (the "Common Stock") and _________ Common Stock Purchase Warrants (the "Exchange Warrants") for each $1,000 principal amount of Debentures held on December __, 1995 (the "Record Date"). The conversion ratio has been determined on the basis of a per share
price of $     (the "Exchange Price").  On December __, 1995, the last reported sale price of the Common Stock on the the American Stock Exchange (the "AMEX") was $____ per share. Unless at least 90% in principal amount of the Debentures are converted in this offering, no Debentures will be converted. See "Terms of Exchange Offer."

                 The Exchange Warrants will be exercisable for a period of three years from the Effective Date at the following exercise prices: one-half of the Exchange Warrants issued to a Debentureholder will be exercisable at the
Exchange Price of $ and one-half will be exercisable at $     (125% of the
Exchange Price). The Exchange Warrants will be callable by the Company at any time after the closing price of the Common Stock on the AMEX equals or exceeds
$     (150% of the Exercise Price) for ten (10) consecutive trading days.  See
"Description of Securities - Debentures" and "- Exchange Warrants."

                 The Common Stock is listed and traded on the AMEX under the symbol FPX. The Debentures are traded in the over-the-counter market. Shares of Common Stock issuable upon conversion of outstanding Debentures and upon exercise of the Exchange Warrants have been approved for listing upon notice of issuance on the AMEX. The Exchange Warrants will NOT be listed or traded on the AMEX, and no assurance can be given that any market will develop for the Exchange Warrants. See "Price Range of Common Stock."


                 Toluca Pacific Securities Corporation will act as the Exchange Agent in connection with this offering and will be compensated by the Company for services rendered in this Exchange Offer. Debentureholders will have a period of 30 days from the date of this prospectus (the "Effective Date") in which to elect to convert their Debentures into Common Stock and Exchange Warrants. This offering will expire on ____________, 1996, unless extended by the Company for up to an additional 30 days. See "Terms of Exchange Offer."

                 No assurance can be given that any of the Debentures will be converted in this offering, and the Company will not receive any proceeds from the conversion of Debentures into shares of Common Stock, although it will be relieved of $1,725,000 of outstanding long term debt. See "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Further, no assurance can be given that any of the Exchange Warrants will be exercised. If all Exchange Warrants were to be exercised, the Company would receive gross proceeds of $_________. Whether or not any Debentureholders convert their Debentures into shares of Common Stock and Exchange Warrants or the Company receives any proceeds from the exercise of Exchange Warrants, it will pay all costs of this offering, estimated to be $__________.

      THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK.  SEE "RISK FACTORS"
                              BEGINNING ON PAGE 7
                          ___________________________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION  NOR  HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                          ___________________________

               The date of this Prospectus is             , 1996

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission, at Room 1024, Judiciary Plaza Building, 450 Fifth Street, N.W. Washington, D.C. 20549, and the Regional offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048, and Kluczynski Federal Building, 230 South Dearborn Street, Room 3190, Chicago, Illinois 60604. Copies of such material may be obtained at prescribed rates from the Public Reference Section of the Commission at Room 1025, Judiciary Plaza Building, 450 Fifth St., N.W. Washington, D.C. 20549. In addition, reports and other information concerning the Company can be inspected at the offices of the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006-1881, on which the Common Stock is listed.

    The Company has filed with the Commission a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the Common Stock offered hereby. This Prospectus, filed as part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and to the exhibits and schedules thereto, which may be inspected at the Commission's offices without charge or copies of which may be obtained from the Commission upon payment of the prescribed fees. Statements made in the Prospectus as to the contents of any contract, agreement or document referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement.

                                 ------------


                     [this space left blank intentionally]

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in the Prospectus. Capitalized terms are used as defined in the Glossary included elsewhere in this Prospectus. Reserve estimates have been prepared in accordance with the SEC Method. The Common Stock and Exchange Warrants offered hereby in exchange for the Debentures involves a high degree of risk. Prospective investors should carefully consider the matters set forth under the caption "Risk Factors" in evaluating acquisition of the securities offered hereby.

                                  THE COMPANY

         Fortune Petroleum Corporation ("Fortune" or the "Company") is an independent public oil and natural gas company whose primary focus is on exploration for and development of domestic oil and natural gas properties. During 1995, the Company acquired an interest in 18 exploration projects (the "Zydeco Projects") which will enable it to participate in exploration for oil and natural gas in the shallow Gulf Coast waters of Louisiana in a strategic partnership with Zydeco Exploration, Inc. (the "Zydeco 3D Venture"). On December 11, 1995, the Company also purchased an interest in a producing oil and gas property located in the Gulf of Mexico offshore Louisiana for cash. See "The Company -- Business and Properties - Exploration, Exploitation and Development Activity - Zydeco 3D Venture" and "Acquisition Activity -- PetroFina Acquisition."

         Under its exploration agreement with Zydeco, the Company holds a 50% interest in each of the Projects currently identified by Zydeco. To obtain its 50% interest, the Company contributed its share of the leasehold acquisition and seismic costs budget for the Zydeco Projects totalling $4,850,000.

         Management believes that the Zydeco 3D Venture has the potential to add materially to the Company's reserves and, ultimately, its revenues. No assurance can be given, however, that the drilling of exploratory or development wells on any of these properties will occur or will result in the discovery of commercial quantities of oil or natural gas or that the Company will be able to successfully explore for oil and gas reserves or ever produce such reserves. See "Risk Factors."

         The Zydeco 3D Venture utilizes state-of-the-art three dimensional ("3D") seismic and computer-aided exploration ("CAEX") technology in its exploration efforts. Zydeco has blended existing 3D seismic and CAEX technology, production data and characteristics of wells in a particular geographic area and advanced interpretation techniques (as well as traditional two-dimensional ("2D") seismic data), to identify the 18 Zydeco Projects. The Company believes that the use of 3D seismic and CAEX technology provides more accurate and comprehensive geological data for evaluation of drilling prospects than 2D and traditional evaluation methods. The Company also believes that the techniques used by Zydeco in combining existing 3D seismic and CAEX technology will provide the Zydeco 3D Venture and Fortune with a competitive advantage by increasing the likelihood of finding commercial quantities of oil and gas at lower average reserve finding costs.

         Zydeco 3D Venture. The Zydeco Projects are primarily located in geological trends where there have been discoveries of crude oil and natural gas reserves and where the Company believes that Zydeco's use of advanced 3D seismic and CAEX technology will be effective in defining exploration risks.
In addition to the 18 Zydeco Projects, the Company and Zydeco have established areas of mutual interest ("AMI's") adjoining each project and have agreed to provide each other with a right of first refusal on any other projects developed along the Gulf Coast of Louisiana until December 31, 1996. The advantage to Fortune of the establishment of the AMI's and right of first refusal is that as Zydeco determines new projects within the AMIs, Fortune will have the right to participate in them, though no assurance can be given that any new projects will be identified or that Fortune will have the financial resources to participate in such projects if any are identified. See "Risk Factors."

         The Company does not currently expect to retain a working interest of more than 25% in each well drilled on the Zydeco Projects, except in certain circumstances, and intends to "farmout" on a promoted basis its remaining interest to other oil companies. Under such an arrangement, Fortune would enter into agreements with one or more other companies to pay part of the Company's remaining portion of the drilling costs of the well in exchange for a proportionate interest in the well, but subject to an overriding royalty interest retained by Fortune which is convertible at Fortune's option into a working interest after the other company recoups its drilling and completion costs out of production from the well (which is referred to as "payout"). Fortune may retain larger or smaller working interests in certain of the Zydeco Projects depending upon capital availability and other factors. The Company also retains a right under the Zydeco 3D Venture to farmout a portion or all of its interest in each project to Zydeco under a put arrangement in the exploration agreement. In the event of such a farmout of a 50% working interest, Fortune would retain a negotiated overriding royalty convertible into a working interest or a default arrangement of a two percent overriding royalty interest in the project, convertible into a 20% working interest after payout to Zydeco. These default percentages are currently being reviewed by Fortune and Zydeco and are subject to adjustment. Should Fortune farmout a smaller working interest to Zydeco, the overriding royalty and after-payout working interests would be proportionately reduced. The right to put the working interest between Fortune and Zydeco is reciprocal.

         The Zydeco Projects are primarily located in the shallow marine waters (five to 50 feet) within three to five miles of the Louisiana Coastline (the "Transition Zone") and in the Timbalier Trench, a pre-historic channel of the Mississippi River which is now offshore and filled in with sedimentary deposits. Traditionally, the Transition Zone and Timbalier Trench have been difficult areas from which to obtain quality seismic data and interpret using conventional technology. The principals of Zydeco have worked in these two areas for the past 18 years.

         San Juan Basin, New Mexico. In June 1994, the Company acquired working interests of 21.5% to 25% in 70,000 acres in Rio Arriba County, New Mexico. 60,000 acres are held under Mineral Development Agreements with the Jicarilla Apache Indian Tribe and the balance is held under lease or farmout arrangements to the Company. This acreage lies immediately north of the West Puerto Chiquito Field. The Company believes that portions of its acreage may be an extension of that Field. Drilling and completion costs per well in this area usually range from $750,000 to $1,000,000 each. See "Business and Properties - Exploration, Exploitation and Development Activity - San Juan Basin, New Mexico."

         Business Strategy. The Company has sought to add reserves in the most cost efficient and effective manner. Prior to mid-1994, the Company focused its efforts on the acquisition of producing properties in an effort to take advantage of competitive prices for proved reserves with development potential in relation to the cost of reserves discovered through exploration activities. See "Business and Properties -- Acquisition Activity." In mid-1994, the Company made a strategic decision to shift its emphasis from the acquisition of producing properties to exploration for oil and natural gas reserves, although the Company will continue to examine attractive acquisition opportunities presented to it. This decision was prompted by increasing price competition for attractive producing properties (caused by larger and better capitalized companies moving into the acquisition market) and a general tightening in available financing for acquisitions. See "Risk Factors."

         The Company's decision to shift its emphasis to exploration was further influenced by several factors which Fortune believes create new opportunities for exploration. These factors include increased availability of 3D seismic and CAEX technology at competitive prices and the reallocation of exploration budgets by major oil companies from domestic activity to international exploration. This move by the major oil companies resulted in increased access to geological and geophysical information relating to potential prospects, new opportunities to enter into farmout agreements with respect to prospects held by the major oil companies and less demand and price competition for domestic acreage. To help facilitate its exploration strategy and focus its efforts, the Company has begun efforts to sell all of its California producing properties and prospects and retiring the debt secured by such properties from the proceeds of sale. The Company also anticipates that it will relocate its headquarters to the greater Houston, Texas area within the next three to six months.

         Exploration and Exploitation Projects. The Company is involved in a number of exploration and exploitation projects, including the 18 Zydeco Projects and projects in the San Juan Basin, New Mexico and La Rosa Field, Refugio County, Texas. Additionally, Zydeco is continuing to identify other potential projects for the Zydeco 3D Venture. The following table sets forth a summary of certain projects on which the Company expects to conduct exploration activities over the next 12 to 36 months. In the table, the letter "P" following the name of the project indicates that it is a "prospect" (a property in near-drillable condition); the letter "L" indicates that it is a "lead" (additional seismic work or lease acquisition (or both) is required in order for exploratory drilling to commence); and "C" denotes a "concept" (a lease has been acquired but additional seismic and leasehold acquisition must be undertaken in order to consider exploration drilling). No assurance can be given that drilling activities will be undertaken on any of these projects or, if undertaken, that such efforts will be successful in finding commercial quantities of oil or natural gas. See "Business and Properties -- Current Exploration Projects."

                                                                                     Maximum
                                                       Technology    Interest        Working       Gross
                                                       Used or to    Owned at        Interest      Acreage       Net
  Project        Location          Partner               Be Used     Nov 7, 1995     Available     Owned(3)      Acreage(3)
  -------        --------          -------             -----------   -----------     ---------     --------      ----------
  Aurora(P)       Offshore LA      Zydeco(1)              3D          50%(2)          50%              320         160
  Cirrus(P)       Offshore LA      Zydeco(1)              3D          50%(2)          50%              245         123
  Cruiser(C)      Offshore LA      Zydeco(1)              3D          50%(2)          50%            1,742         871
  Everest(C)      Offshore LA      Zydeco(1)              3D          50%(2)          50%              290         145
  E. Thunder(P)   Offshore LA      Zydeco(1)              3D          50%(2)          50%              950         415
  Jade(C)         Offshore LA      Zydeco(1)              3D          50%(2)          50%              150          75
  Jubilee(L)      Offshore LA      Zydeco(1)              3D          50%(2)          50%            1,050         525
  Matador(L)      Offshore LA      Zydeco(1)              3D          50%(2)          50%              344         172
  Mentor(L)       Offshore LA      Zydeco(1)              3D          50%(2)          50%            5,000       2,500
  Obelisk(L)      Offshore LA      Zydeco(1)              3D          50%(2)          50%              160          80
  Opal(L)         Offshore LA      Zydeco(1)              3D          50%(2)          50%            2,452       1,226
  Orchid(C)       Offshore LA      Zydeco(1)              3D          50%(2)          50%              154          77
  Ovation(C)      Offshore LA      Zydeco(1)              3D          50%(2)          50%              514         257
  Polaris(P)(4)   Offshore LA      Zydeco(1)              3D          50%(2)          50%            2,500       1,250
  Schooner(L)     Offshore LA      Zydeco(1)              3D          50%(2)          50%               92          46
  Sword(C)        Offshore LA      Zydeco(1)              3D          50%(2)          50%               30          15
  Ulysses(P)      Offshore LA      Zydeco(1)              3D          50%(2)          50%            2,148       1,074
  Valhalla(C)     Offshore LA      Zydeco(1)              3D          50%(2)          50%              140          70
  Jicarilla       San Juan Basin   Ampolex, EnRe,         2D          21%-25%         N/A           70,000      16,515
  Apache(P)       New Mexico       DEP
  LaRosa(P)       Refugio Co.,Tx   LAROCO                 3D            50%           N/A            3,689         408
                                                                                                    ------      ------
                                                                                                    91,969      27,532

[footnotes on next page]

(1) Prior to entering into the exploration agreement with Fortune, Zydeco granted to Clayton Williams Energy the right to purchase, prior to the commencement of drilling, a one-eighth working interest in each project in exchange for one-eighth of all costs incurred in the project to that time, plus one-eighth of all future costs which include drilling, completion and operating costs for any wells drilled on the project. In such event, if Fortune held a 50% interest in a Project, its interest would be reduced to 43.833% in exchange for a payment to Fortune of 6.166% of the costs incurred to date.

(2) The Company does not currently expect to retain a working interest of more than 25% in each Project except in certain circumstances. See "Use of Proceeds" and "Business and Properties - Exploration, Exploitation and Development Activity - Zydeco 3D Venture."

(3) Represents the maximum working interest acreage which Fortune has acquired in each Zydeco Project based upon its maximum contribution to the Zydeco 3D Venture. Net acreage equals the Company's interest assuming it owns the maximum working interest. See "Risk Factors" and "Use of Proceeds."

(4) On June 1, 1995, Zydeco and Fortune entered into a farmout of 100% of the working interest to Southern Gas Company of Delaware in exchange for a 6.166% overriding royalty, a $100,000 bonus and a $32,000 production payment. Under the agreement, 4.166% of the overriding royalty is convertible to a 12-1/2% working interest after payout at Zydeco and Fortune's option. Fortune owns 50% of such compensation and terms. See "Business and Properties - Exploration, Exploitation and Development Activity - Zydeco 3D Venture."


                                 EXCHANGE OFFER

THE OFFER                 _______ shares of Common Stock and ____ Exchange Warrants for each $1,000 principal amount of 10-1/2%
                          Convertible Subordinated Debentures due December 31 1997, previously issued by the Company.  Cash will be issued in lieu of fractional shares.  See "The Offer to Convert" and "Description of Securities."  Unless
                          at least 90% in principal amount of the Debentures are converted in this offering, no Debentures will be converted.  See "Offer to Convert."

DETERMINATION OF          The conversion ratio was determined on the basis of a per share price of $     (the "Exchange
  EXCHANGE PRICE          Price").  On December 29, 1995, the last reported sale price of the Common Stock on the AMEX was $4.88 per share.

EXCHANGE WARRANTS         The Exchange Warrants will be exercisable for a period of three years from the Effective Date at the following exercise prices:  one-half of the Exchange Warrants issued to a Debentureholder will be
                          exercisable at $     per share (the Exchange Price) and one-half at $     (125% of the Exchange Price).
                          The Exchange Warrants will be callable by the Company at any time after the closing price of the Common
                          Stock on the AMEX equals or exceeds $     (150% of the Exercise Price) for ten (10) consecutive trading days.  See "Description of Securities - Debentures" and "- Exchange Warrants."

MARKET FOR COMMON         The Common Stock is listed and traded on the AMEX under the symbol FPX.  The Debentures are
  STOCK AND WARRANTS      traded in the over-the-counter market.  Shares of Common Stock issuable upon conversion of outstanding
                          Debentures and upon exercise of the Exchange Warrants have been approved for listing upon notice of issuance on the AMEX.  The Exchange Warrants will not be listed or traded on the AMEX, and no assurance can be given that any market will develop for the Exchange Warrants.

CONVERSION AGENT          Toluca Pacific Securities Corporation will act as the Conversion Agent in connection with this offering and will be compensated by the Company for services rendered in this Offer to Convert.  Debentureholders will have a period of 30 days from the date of this prospectus (the "Effective Date") in which to elect to convert their Debentures into Common Stock and Exchange Warrants.

TERMINATION OF OFFER      This offer will expire on ____________, 1996, unless extended by the Company for up to an additional 30 days.  See "Offer to Convert."

FEDERAL INCOME TAX        For information regarding the federal income tax consequences of acceptance of the offer to
  CONSEQUENCES            convert, see "Certain Federal Income Tax Consequences."

USE OF PROCEEDS           No assurance can be given that any of the Debentures will be converted in this offering, and the Company will not receive any proceeds from the conversion of Debentures into shares of Common Stock, although it will be relieved of $1,725,000 of outstanding long term debt.  See "Capitalization" and "Management's
                          Review and Analysis of Financial Condition and Results of Operations."  Further, no assurance can be given that any of the Exchange Warrants will be exercised.  If all Exchange Warrants were to be exercised, the
                          Company would receive gross proceeds of $_________.  Whether or not any Debentureholders convert their
                          Debentures into shares of Common Stock or the Company receives any proceeds from the exercise of Exchange
                          Warrants, it will pay all costs of this offering, estimated to be $__________.

                      SUMMARY FINANCIAL AND OPERATING DATA

      The following Summary Condensed Financial Data for the years ended December 31, 1992, 1993 and 1994, and the unaudited financial information for the nine months ended September 30, 1994 and 1995, are derived from and qualified by reference to the Company's financial statements, appearing elsewhere herein. The statement of operations data for the nine months ended September 30, 1995, is not necessarily indicative of results for a full year. The financial information for each nine month period ended September 30, 1994 and 1995 are unaudited and, in the opinion of management, include all adjustments that are of a normal recurring nature and necessary for a fair presentation. The Summary Condensed Financial Data should be read in conjunction with the financial statements and "Managements Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere herein.

                        SUMMARY CONDENSED FINANCIAL DATA
            (dollars and shares in thousands, except per share data)

STATEMENT OF OPERATIONS DATA:                                                              Nine Months Ended
                                                    Years Ended December 31,                 September 30,
                                             --------------------------------------      ---------------------
                                                1992          1993           1994         1994           1995
                                                ----          ----           ----         ----          -----
                                                                                               (unaudited)
  Total Revenues                             $ 2,160        $ 2,834        $ 3,397       $2,597       $ 2,183
  Net loss                                   $  (198)       $(3,654)       $(2,943)      $ (972)      $(1,614)
  Net loss per share                         $ (0.27)       $ (2.06)       $ (1.12)      $(0.37)      $ (0.30)
  Weighted average shares
   outstanding                                   714          1,773          2,639        2,637         5,433

BALANCE SHEET DATA:                                        December 31,                  September 30,
                                              ---------------------------------          -------------
                                                1992          1993         1994               1995
                                                ----          ----         ----               ----
  Total Assets                                $ 8,175       $10,454     $11,601              $20,045
  Total Debt                                  $ 3,574       $ 3,003     $ 7,123              $ 5,845
  Net Stockholders' Equity                    $ 4,153       $ 6,613     $ 3,665              $13,719
  Net Stockholders' Equity Per Share          $  5.22       $  2.50     $  1.39              $  1.46

                             SUMMARY OPERATING DATA

OPERATING DATA:                                                                             Nine Months Ended
                                                    Years Ended December 31,                   September 30,
                                             ------------------------------------         ---------------------
                                                1992          1993           1994          1994           1995
                                                ----          ----           ----          ----           ----
  Net Production:
    Crude oil, condensate and
    gas liquids (Bbl)                         87,387          78,737        87,615         63,237        63,348
    Natural gas (Mcf)                        233,892         723,878     1,016,771        795,730       711,833
    Oil equivalent (Bbl)                     126,369         199,383       257,077        195,858       181,987
  Average sales price:
    Crude oil, condensate and
      gas liquids ($ per Bbl)                 $17.57          $14.10        $12.88         $13.74        $14.69
    Natural gas ($ per Mcf)                   $ 2.39          $ 2.28        $ 2.17         $ 2.12        $ 1.54

                                                                       December 31,
                                                             -------------------------------
RESERVES:                                                      1992       1993        1994
                                                               ----       ----        -----
  Estimated Net Proved Reserves (1):
    Crude oil and condensate (MMBbl)                           2,066        813        1,647
    Natural gas (Bcf)                                            4.8        5.6          5.9
  Estimated future net revenues before
    income taxes (in thousands)                              $20,385    $12,835      $15,932
  Present value of estimated future
    net revenues before income taxes
    (discounted at 10% per annum)                            $ 8,555    $ 8,554      $ 8,148
  Proved Reserves produced during the period                    4.4%      11.4%         9.7%

---------------
(1) Estimates of oil and gas reserves in future years are based in part on the sales price at December 31st, the Company's year-end; and to the extent that the cost of producing the oil and gas, plus applicable taxes, from any particular property exceeds the sales price, the quantity of proved reserves is eliminated. Declines in reserves and reserves value in 1993 and 1994, as compared to the prior year, despite significant reserve acquisitions, is due primarily to the difference at December 31 of each year in average crude oil and natural gas prices received which were used in the reserve engineering report in calculating reserves. See "Business and Properties -- Oil and Gas Operations -- Oil and Gas Reserves."

                                  RISK FACTORS

        An investment in the Common Stock and the Exchange Warrants offered hereby involves a high degree of risk. Debentures should not be converted by Debentureholders who cannot afford the loss of their entire investment. Prospective investors should carefully consider all of the information contained in this Prospectus, including the following risk factors:

RISKS ASSOCIATED WITH THE COMPANY

        Recent Change in Business Strategy. Fortune has recently changed its business strategy from the acquisition of producing oil and gas properties with anticipated development potential to a strategy which primarily stresses exploratory drilling for oil and natural gas. Such a change means that the Company will no longer be assured of acquiring producing oil and gas wells when it expends funds for the acquisition of an interest in property. It also means that when the Company expends funds to drill a well, the risk that the Company will drill a dry hole and thus be unsuccessful in finding any oil and gas is substantially increased. In such event, the Company would receive no return on its investment. Were such a strategy to be pursued long enough, without success, it could require the Company ultimately to suspend operations.

        Working Capital Deficiency. At December 31, 1994, the Company had a working capital deficit of $4,576,000. The working capital needs of the Company have increased since its inception. To date, the Company has satisfied substantially all of its working capital needs through oil and gas revenues, the public and private sale of common stock and debentures, the Credit Facility and other borrowings. On June 30, 1995, the Company completed a public offering of 4,600,000 shares of Common Stock (including the underwriters' overallotment option), the net proceeds of which were used to pay down debt, including reductions in the principal balance of the Company's credit facility with Bank One, Texas and invest in the Zydeco 3D Venture. However, the Company does not currently have sufficient capital or cash flow to meet all of its projected capital needs under the Zydeco 3D Venture or other projects. Substantially all of the Company's producing oil and gas properties are pledged to secure the Credit Facility. At November 1, 1995, the total amount owed in the Credit Facility was $3,400,000, and the Company does not have any additional borrowing capacity under the Credit Facility at the date hereof.

        Need for Additional Financing. The Company has incurred net losses for the years ended December 31, 1992, 1993 and 1994, and the first three quarters of 1995, and may continue to do so in the future. No assurance can be given that the Company will be able to meet its working capital needs out of its cash flow from operations. There can be no assurance that Fortune can attain a sufficient level of revenues to fund such requirements or that unbudgeted costs will not be incurred. Future events, including the problems, delays, expenses and difficulties frequently encountered by similarly situated companies, as well as changes in economic, regulatory and competitive conditions, may lead to cost increases that could make the net proceeds of the Offering and cash flow from operations insufficient to fund the Company's capital requirements for the next 12 months. The Company may require additional outside financing for the foreseeable future to fund capital expenditures deemed desirable by management. No assurance can be given that any such financing will be available on terms acceptable to the Company, if at all. Additional financings may result in dilution for then current stockholders. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        Net Losses Incurred by Company. During its last three fiscal years and the first three quarters of 1995, the Company has incurred net losses. The losses equalled $198,000, $3,654,000 and $2,943,000 for the years ended December 31, 1992, 1993 and 1994, respectively. The net loss through the first nine months of 1995 totalled $1,614,000. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        Viability as a Going Concern. The Company's viability as a going concern is dependent upon either restructuring its debt, completion of additional offerings of equity or drilling and completing one or more wells which produce significant revenues. No assurance can be given that any of these events will occur. The opinion of the Company's auditors on the Company's financial statements states that the 1994 financial statements have been prepared assuming that the Company will continue as a going concern and that the recurring losses suffered by the Company and its net working capital deficiency raise substantial doubt about its ability to continue as a going concern.

        Need to Replace Reserves. Producing oil and gas reservoirs are, in general, characterized by declining production rates. This decline rate depends on reservoir characteristics, and varies from the steep decline rate characteristic of the prolific reservoirs in the Gulf of Mexico to the relatively slow decline rate characteristic of the long-lived (but less prolific) fields on the Company's California properties. The Company's future oil and natural gas reserves and production, and thus cash flow and income, are highly dependent on the Company's ability in finding or acquiring additional reserves. During the three years ended December 31, 1994, the Company replaced 95.16% of reserves depleted through production. Without adding new reserves in the future, the Company's oil and gas reserves and production will decline over the long term. There can be no assurance that the Company will be able to find and develop or acquire additional reserves. See "Business and Properties -- Oil and Gas Operations -- Oil and Gas Reserves."

        Need to Acquire Additional Leases or Seismic Data on Zydeco Projects. Only five of the 18 Zydeco Projects can be considered to be prospects, which means that they are in a near-drillable status with substantially all seismic work completed and all leases needed to drill a well have been acquired. On all of the remaining projects, leases have been taken however, it will be necessary to acquire either additional leases or seismic data in order to consider conducting drilling operations. No assurance can be given that the necessary leases or seismic data will be acquired. If such additional leases or seismic data are not acquired on a particular project, it is likely that Zydeco and Fortune will lose the funds expended on the project unless some other party desires to drill a well and include the Zydeco Venture leases in its operations.

        Limited Short-term Impact of Zydeco 3D Venture. It is anticipated that wells may be drilled on one or two of the Zydeco projects in early 1996, though no assurance can be given that any wells will be drilled. Even if such wells are drilled and are successful, it is extremely unlikely that Fortune would receive any revenues from wells drilled on any of these projects until mid-1996. Therefore, investors should be aware that the Zydeco 3D Venture did not have any impact on the Company's revenues or cash flow during 1995, if at all; and any impact during 1996 will be limited to the second half of the year. No assurance can be given that Fortune will ever receive any revenues from any of the Zydeco projects.

        Intention to Farmout Properties. As described under "Business and Properties -- Zydeco 3D Venture," the Company generally does not intend to retain a full 50% working interest in any of the Zydeco Projects until it has adequate capital to place at risk. Further, Fortune may not be the operator of any of such projects and will thus be dependent on other oil and gas companies to conduct operations in a prudent and competent manner. In such a situation, Fortune will have little or no control over the way in which operations are conducted. If the entity selected to act as operator proves incompetent. Fortune could be forced to incur additional costs to conduct remedial procedures and could lose its investment in a property altogether.

        Properties Pledged to Secure Debt. Substantially all of the Company's properties (other than its interest in the 18 Zydeco Projects and the recently acquired Petrofina interest in South Timbalier Block 76) are pledged to secure the Credit Facility. A failure to pay the principal or interest or breaches of financial covenants under the Credit Facility could cause the Company to lose all or part of its interest in its principal producing properties currently pledged to secure the Credit Facility. The entire principal balance of the Credit Facility is due July 1, 1996, and the Company does not currently have the financial resources necessary to repay the Credit Facility in full at that time without selling certain assets. While management intends to seek a modification or waiver of this covenant as well as an extension of the payment date for the principal balance of the Credit Facility, no assurance can be given that Fortune will be able to obtain any relief from Bank One. It is, therefore, possible that substantially all of Fortune's productive properties could be seized by the Bank through a foreclosure. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," and Notes 3 and 5 of Notes to Financial Statements.

        Financial Impairments. The Company uses the successful efforts method of accounting. Due to depressed gas prices at the end of 1994, the Company was required to take an impairment of approximately $1.0 million against its oil and gas assets as a charge against earnings. Similarly, the Company took a $2.7 million impairment at the end of 1993 due to depressed oil prices. See "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Years Ended December 31, 1994 and 1993." In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121"). SFAS 121 is effective for fiscal years beginning after December 15, 1995. The Company plans to adopt SFAS 121 on January 1, 1996. The Company is in the process of analyzing the impact of SFAS 121 on its financial statements but has not determined its impact at the date hereof. However, it is expected that adoption of SFAS 121 will result in an additional impairment.

        Dependence on Key Officer. The Company depends to a large extent on the abilities and continued participation of its key employee, Tyrone J. Fairbanks, President, Chief Executive and Chief Financial Officer. The loss of Mr. Fairbanks could have a material adverse effect on the Company. In an effort to reduce the risk, the Company has entered into an employment agreement with Mr. Fairbanks which expires December 31, 1997. See "Management." The Company has obtained $500,000 of key man life insurance on the life of Mr. Fairbanks.

RISKS ASSOCIATED WITH OIL AND GAS INDUSTRY

        Risks Related to Current Oil and Gas Markets. There is substantial uncertainty as to the prices at which oil and gas produced by the Company may be sold, and it is possible that if product prices decline to a low enough level, the cost of operating some or all of the Company's properties may not be economical. The availability of a ready market for oil and gas and the prices obtained for such oil and gas depend upon numerous factors beyond the control of the Company, including competition from other oil and gas suppliers, and national and international economic and political developments. The price for oil of equal gravity in California is generally lower than in the mid-continent. Substantially all of the Company's oil reserves are in California. See "Business and Properties -- Oil and Gas Operations." The Company is not subject to any natural gas price controls.

        Uncertainty of Estimates of Proved Reserves and Future Net Revenues. There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of development expenditures, including many factors beyond the control of the producer. The reserve data set forth in this Prospectus represent only estimates. Estimating quantities of proved reserves is inherently imprecise. Such estimates are based upon certain assumptions about future production levels, future natural gas and crude oil prices and future operating costs made using currently available geologic engineering and economic data, some or all of which may prove to be incorrect over time. As a result of changes in these assumptions that may occur in the future, and based upon further production history, results of future exploration and development, future gas and oil prices and other factors, the quantity of proved reserves may be subject to upward or downward adjustment. In addition, the estimates of future net revenues from proved reserves of the Company and the present value thereof are based on certain assumptions about future production levels, prices, and costs that may not prove to be correct over time. The rate of production from oil and gas properties declines as reserves are depleted. Except to the extent the Company acquires additional properties containing proved reserves, conducts successful exploration and development activities or, through engineering studies, identifies additional behind-pipe zones or secondary recovery reserves, the proved reserves of the Company will decline as reserves are produced. Future oil and gas production is, therefore, highly dependent upon the Company's level of success in acquiring or finding additional reserves. See "Business and Properties -- Oil and Gas Operations -- Oil and Gas Reserves."

        Volatility of Oil and Gas Prices. Oil and gas prices have been and may be expected to continue to be quite volatile. This volatility depends on numerous factors, including steps taken by OPEC, tensions in the Middle East and weather conditions. The average gas prices received by the Company were $2.39, $2.28, $2.17 and $1.50 per Mcf in 1992, 1993 and 1994 and for the nine months ended September 30, 1995, respectively. The average oil prices received by the Company were $17.57, $14.10, $12.88 and $14.69 per Bbl in 1992, 1993 and
1994 and for the nine months ended September 30, 1995, respectively. At December 22, 1995, the Company was receiving an average of $2.05 per Mcf for its gas production and $15.45 per Bbl for its oil production.

        Drilling Risks. Drilling for oil and natural gas involves numerous risks, including the risk that no commercially productive hydrocarbon reservoirs will be encountered. The cost of drilling, completing and operating wells is often uncertain and drilling operations may be curtailed, delayed or canceled as a result of a variety of factors, including unexpected drilling conditions, equipment failures or accidents and adverse weather conditions.
The Company's future drilling activities may not be successful and if unsuccessful, such failure will have an adverse effect on the Company's future results of operations and financial condition.

        Operating Hazards. The Company's operations are subject to all of the risks normally incident to the operation and development of oil and gas properties and the drilling of oil and gas wells, including encountering unexpected formations or pressures, blowouts, cratering and fires, which could result in damage or injury to, or destruction of, formations, producing facilities or other property or could result in personal injuries, loss of life or pollution of the environment. Any such event could result in substantial loss to the Company which could have a material adverse effect on the Company's financial condition. Operations on its California properties are also subject to the risk of direct or incidental damage caused by earthquakes. In addition, because of the Company's strategy of acquiring interests in underdeveloped oil and gas fields that have been operated by others for many years, the Company may be liable for any damage or pollution caused by any prior operations on such oil and gas fields. Although such operational risks and hazards may to some extent be minimized, no combination of experience, knowledge and scientific evaluation can eliminate the risk of investment or assure a profit to any company engaged in oil and gas operations.

        Uninsured Risks. Under the terms of operating agreements entered into with the operator of wells in which the Company has an interest, it is anticipated that the operators will carry insurance against certain risks of oil and gas operations. The Company would normally be required to pay its proportionate share of the premiums for such insurance and be named as an additional insured under the policy. However, the Company may not be fully insured against all risks, either because such insurance is not available or because of premium costs.

        Weather Hazards. Weather conditions, including severe rains and winter conditions, have adversely impacted the Company's oil and gas operations.
Heavy rains during the winter of 1995 washed out a road to the Company's Hopper Canyon, California property, which required the producing wells on the property to be shut in. Severe winter conditions on the San Juan Basin, New Mexico property caused a curtailment of operations, including attempts to complete wells which have been drilled. The inability to produce existing wells and to complete wells which may yield commercial quantities of oil or gas has an adverse impact on the Company's cash flow and financial condition. Further, weather conditions in the future, including hurricanes in the Gulf of Mexico, could interrupt or prevent exploration drilling activities on the Zydeco Projects and, if such projects prove to be productive of oil and natural gas, could interrupt production activities by damaging surface facilities needed to produce the wells.

        Environmental Hazards. Oil and gas operations present risks of environmental contamination from drilling operations and leakage from oil field storage or transportation facilities. The Company has never experienced a significant environmental mishap, but spills of oil could occur which could create material liability to the Company for clean-up expenses. Environmental contamination has occurred on the San Juan Basin, New Mexico property prior to the Company's acquisition of its interest but has been cleaned up at no cost to the Company. Although there can be no assurance of any third party recovery in the event of a material liability, the Company generally seeks an indemnity from the Seller against claims for environmental hazards on properties acquired through its acquisition program. In addition, the Company carries $2,000,000 of primary environmental insurance per occurrence with a $2,500 deductible plus umbrella liability coverage for an additional $4,000,000 per occurrence with a $10,000 deductible to cover potential liability. See "Business and Properties -- Governmental Regulation."

        Competition. The oil and gas exploration, production and acquisition business is highly competitive. A large number of companies and individuals engage in acquiring properties or drilling for oil and gas, and there is a high degree of competition for desirable oil and gas properties. There is also competition between the oil and gas industries and other industries in supplying the energy and fuel requirements of industrial, commercial, residential and other consumers. Many of the Company's competitors have greater financial and other resources than does the Company, and no assurance can be given that the Company will be able to compete successfully in acquiring desirable properties. See "Business and Properties -- Competition."

        Government Regulation. The Company's business is regulated by certain federal, state and local laws and regulations relating to the development, production, marketing and transmission of oil and gas, as well as environmental and safety matters. There is no assurance that laws and regulations enacted in the future will not adversely affect the Company's exploration for, or the production and marketing of, oil and gas. From time to time, proposals are introduced in Congress or by the Administration which could affect the Company's oil and gas operations. See "Business and Properties -- Governmental Regulation."

RISKS ASSOCIATED WITH INVESTMENT IN THE COMMON STOCK

        Loss of Status as Debt. Debentureholders who convert their Debentures into shares of Common Stock and Exchange Warrants will no longer hold debt securities of the Company. While the Debentures are unsecured, they do bear interest which is paid semiannually and are due and payable December 31, 1997. No assurance can be given that the Company will have the financial resources to repay the Debentures at maturity, but in the event of a default, the Debentureholders have the right to elect two directors to the Board of Directors of the Company. The Common Stock does not afford similar rights to the stockholders of the Company. It is unlikely that the Company will pay dividends on the Common Stock in the foreseeable future, and there is no obligation to redeem any of the Common Stock. Therefore, unless stockholders are able to sell their shares of Common Stock on the AMEX or other market, they may not be able to recoup their investment.

        No Proceeds to Fortune. Fortune will not receive any proceeds from this offering, though it will be relieved of long term debt. Nevertheless, the Company will be required to pay all expenses of the offering estimated to be $50,000. If the Company receives any proceeds from the exercise of Warrants, it will retain such proceeds irrespective of the amount raised.

        Market Price Volatility. The market price of the Common Stock and the Company's warrants may be subject to significant fluctuations in response to drilling results in the Zydeco 3D Venture, the San Juan Basin or other properties owned by the Company and the financial results of operations. Developments affecting the oil and gas industry generally, including national and international economic conditions and government regulation, could also have a significant impact on the market price of the Common Stock and warrants. In addition, the stock market in recent years has experienced significant price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of companies, and the price of the Common Stock and warrants could be affected by such fluctuations.

        Securities Market Factors. The markets for equity securities have been volatile and the price of the Company's Common Stock has in the past been, and could in the future be, subject to wide fluctuations in response to quarter to quarter variations in operating results, news announcements, trading volume, general market trends and other factors. There can be no assurance that the Common Stock exchanged in this offering will trade in the future at market prices in excess of the conversion price of this offering.

        Absence of Dividends. The Company has not paid dividends since its inception, and it does not anticipate paying dividends on its Common Stock in the foreseeable future. Under the Credit Facility, the Company may not pay dividends on its capital stock without the prior written consent of the bank. In addition, the indenture under which the Company's outstanding debentures were issued restricts the payment of dividends. See "Dividend Policy," "Management's Discussion and Analysis of Financial condition and Results of Operations" and "Description of Securities -- Common Stock."

        Shares Eligible for Future Sale. Sales of substantial amounts of the Common Stock in the public market could adversely affect the market price of the Company's Common Stock. At December 21, 1995, the Company had outstanding options and warrants to purchase an aggregate of 5,476,040 shares of Common Stock which are currently exercisable and 431,250 shares of Common Stock issuable upon conversion of the Company's outstanding Debentures. At December 21, 1995, there were 11,058,761 shares of Common Stock outstanding, of which 8,671,530 shares are freely tradeable and 2,387,231 shares are restricted from sale by lockup agreement or under Rule 144 adopted by the Commission under the Act. In connection with the Company's recently concluded offering of Common Stock, all of the Company's directors and certain principal stockholders of the Company entered into "lockup" agreements with the Representatives of the Underwriters not to dispose of any shares of Common Stock held by them until July 31, 1996, without the prior consent of the Representatives. No notice will be given to the stockholders or the market if the Representatives grant such consent. At the conclusion of such "lockup" period, approximately 1,388,000 currently outstanding shares of Common Stock will become eligible for sale subject to Commission Rule 144.

        In connection with the Company's acquisition of its interest in the Zydeco 3D Venture, Fortune issued 1,200,000 shares of Common Stock and 1,200,000 five year stock purchase warrants exercisable at $4.75 per share. Pursuant to court order, Fortune has placed in escrow 400,000 shares of Common Stock and 400,000 warrants due to the stockholders of LEX until a dispute which has arisen among them is resolved. See "Business and Properties -- Legal Proceedings." Even if such dispute is resolved, 400,000 shares and warrants will remain in escrow pending the satisfaction of certain conditions. See "Business and Properties - Zydeco 3D Venture." Financing of subsequent contributions to the Zydeco 3D Venture and funding of the Company's share of drilling costs on the Zydeco Projects could require the issuance of additional securities.

        Anti-Takeover Provisions. Section 203 of the Delaware General Corporation Law could have the effect of delaying, deferring or preventing a change of control of the Company. Section 203 prevents an "interested stockholder" (generally, any person owning 15% or more of a corporation's outstanding voting stock) from engaging in a "business combination" (as defined) for three years following the date such person became an interested stockholder unless certain exceptions are met. In addition, the Company has a substantial amount of authorized but unissued Common Stock and preferred stock. The Commission has indicated that the use of authorized but unissued shares of voting stock, including both common stock and preferred stock the terms of which may be established by the board of directors, could have an anti-takeover effect. See "Description of Securities -- Certain Anti-Takeover Provisions."

                                USE OF PROCEEDS

        If all of the Debentures are converted, the Company will be relieved of $1,725,000 of long term debt. The Company will not receive any proceeds from such conversion, however; and it will still be obligated to pay the expenses of this offering, estimated to be $__________, whether or not this Exchange Offer is successful. In the Exchange Offer, the Company will issue _______ Exchange Warrants. If all such Warrants were exercised, the net proceeds to the Company would be $_________. No assurance can be given that the Company will receive any proceeds from the exercise of Exchange Warrants. To the extent the Company receives any such proceeds, they will be used to provide working capital and pay drilling costs on future projects, but the Company has not identified any specific expenses which will be paid. Pending application of any such proceeds, the Company would make temporary investments in interest-bearing savings accounts, certificates of deposit, U.S. government obligations, money market accounts or other short-term, interest-bearing securities.


                                    DILUTION

        The net tangible book value of the Company at September 30, 1995, was $13,529,000 or $1.44 per share of Common Stock. Net tangible book value per share represents the amount of the Company's total tangible assets less total liabilities, divided by the number of shares of Common Stock outstanding. Assuming conversion of all of the Debentures, the net tangible book value of the Company at September 30, 1995 would have been $__________ or $____ per share. See "Exchange Offer." This represents a substantial increase in net tangible book value to existing stockholders and a substantial dilution to new investors acquiring Common Stock through the conversion of their Debentures.


                                 CAPITALIZATION

        The following table sets forth the capitalization of the Company as of September 30, 1995, and as adjusted to reflect the conversion of all of the Debentures to Common Stock. No assurance can be given that any of the Debentures will be converted, although this offer to convert will not close unless at least 90% in principal amount of the Debentures are converted. The following table should be read in conjunction with the Financial Statements and related notes thereto included elsewhere in this Prospectus.

                                                                                     September 30, 1995
                                                                             ----------------------------------


                                                                               Actual            As Adjusted(1)
                                                                               ------            --------------
Current liabilities (including current portions of
long term debt)                                                              $ 4,639,000           $4,639,000
                                                                             ===========           ==========

Long-term debt (excluding current portion)                                   $ 1,687,000                -

Stockholders' equity
Preferred stock, $1.00 par value, 2,000,000
  shares authorized, none outstanding
Common stock, $.01 par value, 40,000,000
  shares authorized, 9,381,854 shares outstanding                            $    94,000           $

Additional paid-in capital                                                   $22,853,000           $

Accumulated deficit                                                           (9,228,000)          $
                                                                             -----------           ----------

Net stockholders' equity                                                     $13,719,000           $
                                                                             ===========           ==========

Total capitalization                                                         $15,406,000           $
                                                                             ===========           ==========

----------------
(1) Assumes conversion of all Debentures but not the exercise of any of the Exchange Warrants.

                                DIVIDEND POLICY

        The Company has not paid dividends since its inception, and it does not anticipate paying any dividends on its Common Stock in the foreseeable future. Under the Company's line of credit, the Company may not pay dividends on its capital stock without the prior written consent of the bank. The Indenture under which the Company's outstanding Debentures were issued restricts the payment of dividends in the event the Company is in default on the Debentures; and Delaware law prevents the payment of dividends unless the Company meets certain financial tests. See "Description of Securities -- Common and Preferred Stock" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


                          PRICE RANGE OF COMMON STOCK


        Prior to September 28, 1993, the Company's Common Stock was traded in the over-the-counter market and quoted on the National Association of Securities Dealers Automated Quotation System Small Cap Market. On September 28, 1993, trading in the Common Stock commenced on the AMEX. Trading in the Warrants on the AMEX began on April 18, 1994. The following table sets forth the high and the low quarterly closing prices of the Common Stock and Warrants on the AMEX for the periods indicated and the high and low bid prices as quoted on the NASDAQ system (which reflect inter-dealer quotations that do not necessarily represent actual transactions and are exclusive of retail mark up, mark down and commissions). (All share amounts and per share prices have been adjusted to reflect a one-for-four reverse stock split effective June 16, 1993.)

                                                   Common Stock                Warrants
                                                   ------------                --------
                                                 High          Low           High      Low
                                                 ----          ---           ----      ---
1995
  Fourth Quarter                               $4-15/16      $3-3/8         $3-3/8    $2-3/4
  Third Quarter                                 3-15/16       3-5/16         2-1/2     1
  Second Quarter                                3-5/16        1-3/8          1           3/8
  First Quarter                                 2-5/8         1-5/8            7/8       1/2

1994
  Fourth Quarter                                3-9/16        1-7/8          1-11/16     7/16
  Third Quarter                                 3-1/4         2                3/4       5/16
  Second Quarter                                2-3/8         1-3/8            5/8       3/16
  First Quarter                                 2-11/16       2-1/8

1993
  Fourth Quarter                                3-3/4         2-1/8
  Third Quarter (commencing
   September 28, 1993) - AMEX                   4             3-3/4
  Third Quarter (through
   September 27, 1993) - NASDAQ                 5-7/8         3-3/4
  Second Quarter                                5-3/4         4
  First Quarter                                 5-1/2         5

        The high and low closing prices of the Common Stock during the fourth quarter of 1995 (through December 29, 1995) have been $4.94 and $3.375, respectively. At December 29, 1995, the closing price of the Common Stock was $4.88. At December 21, 1995, there were 11,058,761 shares of the Company's Common Stock outstanding held of record by approximately 1,500 stockholders.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

        The following discussion should be read in connection with the Company's Financial Statements, related notes and other financial information included elsewhere in this Prospectus.

RESULTS OF OPERATIONS

        Fortune's primary focus is domestic exploration for, and development of, oil and natural gas. The Company expects in the future to make use of advanced 3D and 2D seismic technology, beginning with the Zydeco 3D Venture. Prior to June 1994, Fortune had been an oil and gas acquisition and development company seeking to acquire proved reserves and development opportunities on proven properties. Fortune encountered losses during the past three years, some of which were generated by conditions such as commodity price induced impairments and key non-operated wells which had production curtailed to meet government maximum field allowable levels. The Company initiated the change from an acquisition based, to an advanced technology exploration based, plan of operation to attempt to reduce potential finding costs of oil and gas reserves to an amount which is less than the cost per BOE to acquire them. There can be no assurance that such a strategy will be effective.

        Revenues and Production

        Over the three years ended December 31, 1994, the Company increased its oil and gas revenues by about 62.6%, to $3,339,000 from $2,093,000.

        During the three years ended December 31, 1994, Fortune's production of crude oil remained relatively constant despite the Company's emphasis on acquiring gas reserves. At the same time, natural gas production grew for the same three year period almost 4.4 times to 1,016,771 Mcf from 233,892 Mcf with 1994 natural gas production surpassing the Company's natural gas production for 1993 and 1992 combined.

        Direct Production Expenses per BOE

        Over the three years ended December 31, 1994, the Company decreased its direct production expense per equivalent barrel by 36% to $4.24 per BOE from $6.62 per BOE through improved operating techniques, reduced operating costs on its California properties and increased production volumes.

        The following table presents, as a percentage of net sales, certain financial data for the Company for the periods indicated.


                                                    Years Ended December 31,                 September 30,
                                              ------------------------------------           -------------
                                              1992            1993            1994               1995
                                              ----            ----            ----               ----
  Total Revenues                              100%            100%            100%               100%
  Direct Production Expense                    39%             33%             32%                48%
                                              ---            ----             ---                ---
  Revenue in Excess of Direct
    Production Expense                         61%             67%             68%                52%
  Operating Results
    Depletion, depreciation
    and amortization                           22%             61%             61%                45%
    Geological and geophysical                  -               -               -                 16%
    General and administrative
    expenses                                   30%             28%             30%                39%
    Interest expense                           11%             11%             14%                24%
    Other expenses                              4%              6%             20%                 2%
    Loss (gain) on sale of assets               3%             (5%)             -                  -
    Impairment to oil and
    gas reserves                                -              95%             30%                 -
                                              ---            ----             ---                ---
  Net Loss                                     (9%)          (129%)           (87%)              (74%)

NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994

         During the three months and nine months ended September 30, 1995 Fortune had a net loss of $764,000 and $1,614,000 compared to a net loss of $308,000 and $972,000 for the three months and nine months ended September 30, 1994.

         Net revenues from sales of oil and gas decreased approximately $165,000 (19%) and $523,000 (20%) in the three months and nine months ended September 30, 1995, respectively, compared to the same 1994 periods. The decrease resulted primarily from lower natural gas prices combined with shutting in the Company's Hopper Canyon oil field for 5-1/2 months due to a storm damaged access road. Natural gas prices averaged $1.50 and $1.54 per MCF for the three months and nine months ended September 30, 1995 as compared to $1.86 and $2.12 per MCF for the three months and nine months ended September 30, 1994. Oil prices averaged $14.08 and $14.69 per barrel compared to $15.19 and $13.74 per barrel for the three month and nine month periods ended September 30, 1994.

         In the three months and nine months ended September 30, 1995 other income consisted primarily of interest income, operator overhead fee revenues being charged on jointly owned wells and a prospect fee of $50,000 paid to the Company when it farmed out its 50% interest in its Polaris Prospect offshore Louisiana.

         Direct production expenses increased by $81,000 (25%) and by $225,000 (28%) in the three months and nine months ended September 30, 1995 compared to the three months and nine months ended September 30, 1994. The increase in the nine months is due primarily to the addition of $181,000 of direct operating expense from the acquired production in Rio Arriba, New Mexico and Refugio County, Texas.

         Fortune's general and administrative expenses increased by $23,000 (8%) and decreased by $56,000 (6%) during the three months and nine months ended September 30, 1995 over the 1994 general and administrative expenses.
The increase during the three months was due in part to the inclusion of expenses in preparation for the Company's relocation to Houston, Texas. The decrease during the nine months is due to reduced payroll and benefits costs offset by a $30,000 fee paid to Bank One to maintain the Company's credit facility and a $150,000 accelerated amortization charge incurred by Fortune when it paid off $300,000 in loans assumed by it in the acquisition of Lagniappe Exploration, Inc. Geological and geophysical expenses were $355,000 for the three months and nine months ended September 30, 1995 as a result of its activities in the Gulf of Mexico. Fortune did not incur any geological and geophysical expenses for the similar periods in 1994. Interest expense increased by $10,000 (7%) an $232,000 (77%) for the three months and nine months ended September 30, 1995 over the same 1994 periods as a result of borrowings during the second and third calendar quarters of 1994 offset by $1,000,000 in principal retirement on the Bank One Note between June 30, 1995 and September 30, 1995. The Company's provision for depletion, depreciation and amortization decreased by $123,000 (28%) and $407,000 (%29) in the three months and nine months ended September 30, 1995 compared to 1994 due to impairments taken at year end 1994.

         As previously discussed, on May 12, 1995 the Company acquired Lagniappe Exploration, Inc. ("LEX") and its interest in an exploration agreement with Zydeco Exploration, Inc. to explore for oil and gas in the Gulf Coast area of the United States principally in Louisiana and offshore state and federal leases. The Company acquired all of the issued and outstanding equity securities of LEX in exchange for 1.2 million shares of Fortune Petroleum common stock and 1.2 million warrants. Upon acquisition, LEX became a wholly-owned subsidiary of the Company. The market value of the shares, when issued, was $2,572,000. Prior to the Company's acquisition, LEX did not have day-to-day operations, the only material asset was its right to participate in the Zydeco 3D Venture. Unaudited proforma net loss per common share would have been $.27 for the nine months ended September 31, 1994, assuming the acquisition occurred as of the beginning of the respective periods. Due to LEX's lack of day-to-day operations, there would have been no other impact on the Company's reported operating results on a proforma basis. Future results will be determined by the degree of exploration success, if any, the Company attains from its involvement in the Zydeco 3D Venture, offset, on a per share basis, by 1.2 million shares issued to the principals of LEX.


YEARS ENDED DECEMBER 31, 1994 AND 1993

         During the year ended December 31, 1994 Fortune had a net loss of $2,943,000, compared to a net loss of $3,654,000 for the year ended December 31, 1993. The loss for the period ended December 31, 1994 was primarily due to higher depletion expense, lower natural gas prices received by the Company during the period and higher lease operating costs attributed to the properties
acquired earlier this year.   The loss for the year ended December 31, 1994
period also
includes a $1,031,000 impairment against oil and gas reserves, a one time charge of $225,000 for a severance package, to be paid over a two year period, to Daniel E. Pasquini, the Company's former president who resigned on June 23, 1994, and a $315,000 charge for the Company's interest in a Webb County, Texas, exploration project. The $315,000 Webb County loss consisted of $115,000 in dry hole costs and a $200,000 non-cash impairment which was included in abandoned leasehold expense.

         Net revenues from sales of oil and gas increased $577,000 (21%) in the year ended December 31, 1994, compared to the same 1993 period. The increase resulted primarily from production from wells acquired and recompletion activities at the La Rosa Field. Oil prices the Company received averaged $12.88 per barrel for the year ended December 31, 1994 as compared to $14.10 per barrel for the year ended December 31, 1993. Gas prices averaged $2.17 per Mcf for the period ended December 31, 1994 as compared to $2.28 for the year ended December 31, 1993. Also, in the year ended December 31, 1994 other income consisted primarily of operator overhead fee revenues being charged on joint owned wells.

         Direct production expenses increased by $144,000 (15%) in the year ended December 31, 1994, compared to 1993. The increase was primarily due to the increase in direct operating expense from the acquired production and additional wells put on production as a result of recompletions and facility installations in Refugio County, Texas and Rio Arriba County, New Mexico, net of expense reductions in California operations due to improved operating methods and lower electrical costs.

         During 1994, Fortune's general and administrative expenses increased by $229,000 (29%), over 1993 general and administrative expenses. The increase was due primarily to increased insurance costs, legal fees, public relations expenses, stockholder expense and expense attributed to a failed merger attempt during the year. Interest expense increased by $149,000 (48%) for the year ended December 31, 1994, due to increased interest bearing debt from the Refugio County, Texas and Rio Arriba County, New Mexico acquisitions. The Company's provision for depletion, depreciation and amortization increased by $351,000 (20%) in the year ended December 31, 1994, compared to the same 1993 period because of depletion related to the additional acquired oil and gas properties and lower gas prices at year end. During 1994, the Company also had an impairment against its oil and gas assets as a charge against earnings (as it had for 1993, as discussed below) and abandoned leasehold costs totaling $1,280,000 on the Company's oil and gas properties.

YEARS ENDED DECEMBER 31, 1993 AND 1992

         During the year ended December 31, 1993 Fortune had a net loss of $3,654,000 compared to net loss of $198,000 for the year ended December 31, 1992.

         The lower oil prices at December 31, 1993 shortened, for the Company's reserve report purposes, the economic life of its proved producing reserves and almost eliminated its proved undeveloped oil reserves in California. For this reason the Company was required to take an impairment against its oil and gas assets as a charge against earnings. The Company elected to use the more conservative "Present Discounted Value" ceiling test method which amounted to an impairment at December 31, 1993 of $2,682,000.

         Net revenues from sales of oil and gas increased approximately $669,000 (32%) in the year ended December 31, 1993, compared to the same 1992 period. The increase resulted primarily from the net effect of increased natural gas revenues from properties acquired in Webb County, Texas, effective July 1, 1993 and decreased revenues from lower oil prices. Oil prices averaged $14.10 per barrel for the year ended December 31, 1993 as compared to $17.57 per barrel for the year ended December 31, 1992. Gas prices averaged $2.28 per Mcf for the year ended December 31, 1993 as compared to $2.39 per Mcf for 1992.

         For the years ended December 31, 1993 and 1992 other income consisted primarily of operator overhead fee revenues being charged on joint owned wells.

         Direct production expenses increased by $109,000 (13%) in the year ended December 31, 1993 compared to the year ended December 31, 1992. The increase during the 1993 year was primarily due to increased costs of workover and repairs to maintain production from the Company's Hopper, Holser and Sespe properties in Ventura County and the additional operating expenses for the July 1, 1993 to December 31, 1993 period for the acquired Webb County, Texas production.

         In the year ended December 31, 1993, Fortune's general and administrative expenses increased by $137,000 (21%) over 1992 general and administrative expenses. The increase during the year was due primarily to increased stockholder expense for the two additional Company Stockholders' meetings on March 12, 1993 and August 10, 1993, increased insurance costs and higher payroll and payroll taxes. Interest expense increased by $77,000 (33%) for the year ended December 31, 1993 due to a full year of interest bearing debt from the Hinkle acquisition and the Company's Debentures. The Company also established a reserve for doubtful debt of $101,000 for the year ended December 31, 1993 marking down a note receivable to the market value of its collateral. The Company's provision for depletion, depreciation and amortization increased by $1,237,000 (257%) in the year ended December 31, 1993 compared to 1992 because of the acquisition of additional natural gas properties in Texas and the dramatic effect of lower 1993 year end oil prices on the calculation of depletion under the "Units of Production" method.

LIQUIDITY AND CAPITAL RESOURCES

         For the three months and nine months ended September 30, 1995 Fortune had a net loss of $764,000 and $1,614,000 as compared to a net loss of $308,000 and $972,000 for the three months and nine months ended September 30, 1994.

         On June 30, 1995, the Company closed an underwriting of 4,100,000 shares of Common Stock at a price of $2.00 per share. On July 5, 1995, the underwriters exercised their overallotment option for an additional 500,000 shares. Total gross proceeds in the offering were $9,200,000 and the Company netted approximately $8,169,000 after deduction of underwriting discounts and costs of the offering. On December 11, 1995, the Company closed a private placement of approximately 1,320,000 shares to acquire a producing property and raise additional capital. From this sale, the Company netted approximately $3,602,000 after payment of expenses of the offering. See "Business and Properties -- Acquisition Activity -- PetroFina Acquisition."

         Fortune's operating cash flow decreased for the three months and nine months ended September 30, 1995 to $(520,000) or (186%) and $(813,000) or
(494%) as compared to the same 1994 periods. This decrease in cash flow was primarily the result of the effect of lower natural gas prices and the shutting-in of the Company's Hopper Canyon Field and the incurrence of geological and geophysical expenses in 1995.

         Fortune's internal liquidity and capital resources in the near term will consist of working capital derived from its oil and gas operations. These items comprise all of Fortune's liquid assets. Fortune's working capital decreased in the third quarter primarily due to the reclassification of $3,600,000 of long-term debt (due to Bank One) to short-term portion of long-term debt, even though such debt is not due until October 1, 1996. The Company was in breach of its cash flow covenant at September 30 1995 and Bank One has waived such breach at September 30, 1995, however because of Bank One's policy not to waive covenant breaches for one year plus one day the Company must reclassify the entire Bank One debt to short term for accounting purposes as it does not believe it will obtain sufficient cash flow, over the next several months, to avoid a future breach of the covenant. Additionally $550,000 of Director, Officers and Shareholders Notes were reclassified to short-term debt. Such debt reclassification, in the three months ended September 30, 1995, is offset by the receipt of proceeds from the exercise of the overallotment option on the Company's public common stock offering.

         On January 14, 1994, the Company entered into a $10 million secured master revolving credit facility with Bank One, Texas, N.A. The facility expires, if not further renewed or extended, on October 1, 1996. The amount the Company may borrow under the Credit Facility is determined by the borrowing base as calculated by the Bank on semi-annually on the basis of the Company's oil and gas reserves. The principal balance of the Credit Facility at November 1, 1995 is $3,400,000. At February 1, 1995, the borrowing base under the Credit Facility was $4,700,000 but was reduced to $4,100,000 at April 1, 1995. The borrowing base continues to decline at the rate of $100,000 per month.
The Credit Facility is secured by a mortgage on substantially all of the Company's existing proved oil and gas properties. Under the terms of the facility, the Company is subject to certain covenants, including restrictions or requirements with respect to working capital, tangible net worth, net cash flow, additional debt, asset sales and certain mergers. The three principal covenants are (i) maintain positive working capital exclusive of the Bank One debt; (ii) maintain a tangible net worth in excess of $5,000,000; and (iii) have twelve month rolling average cash flow, as adjusted, equal to not less than 25% of the outstanding principal on the credit facility.

         At November 1, 1995, Fortune reduced the principal balance to $3,400,000 to bring the loan into compliance with the borrowing base at that date. The borrowing base is currently being recalculated by the Bank as of November 1, 1995, and may increase or be further reduced, depending on the oil and natural gas prices used in calculating the Company's reserves, however the Company has not been informed by Bank One of any change. Even if the borrowing base is increased by the Bank above the then current balance as of November 1, 1995, the Company may continue to be required to pay down the principal balance at the rate of $100,000 per month to the extent the borrowing base is equal to or less than the outstanding principal balance in light of the monthly decline in the borrowing base as described above.

         At December 31, 1994, March 31, 1995, June 30, 1995 and September 30, 1995 the Company was in breach of certain covenants under the Credit Facility. The bank has waived such covenant breaches. See Notes 5 and 14 of Notes to Financial Statements set forth elsewhere herein. On April 24, 1995, the Bank agreed to waive such covenant breaches but required the Company to enter into a lockbox arrangement pursuant to which its revenues are paid to an account with Bank One. Bank One instituted the lock box arrangement to monitor the Company's revenues until such time the Company could demonstrate it could consistently meet the terms of the principal covenants. There is no limitation placed on any funds subject to the lock box arrangement. In addition, the Company agreed to consider selling its California properties, which represent approximately $1.5 million of the borrowing base under the Credit Facility although, this was not a requirement of the bank. The Company has begun efforts to sell the California properties, though no assurance can be given that it will be able to do so or, if successful, that such sale will be at or greater than the book value for such properties.

         The entire principal balance of the Credit Facility is due July 1, 1996, and the Company does not currently have the financial resources necessary to repay the Credit Facility in full at that time. The Company and Bank One are in negotiations at the date of this prospectus to obtain a further waiver or modification of the cash flow covenant and to restructure the repayment of the Credit Facility to reduce the required principal payments and extend the due date of the loan beyond July 1, 1996. There can be no assurance that such negotiations will prove successful.

         Although the Company had a positive cash flow during 1994 from operating activities of $491,000, the Company had negative working capital at December 31, 1994 of $4,576,000 due to reclassification of the Credit Facility to current portion of long-term debt. Current low gas prices have had a negative impact on the Company's cash flow and terms of its Credit Facility. Therefore, the Company's viability as a going concern is dependent upon either restructuring its debt, completion of this offering or other offerings of equity or equity-linked securities, pledge of additional collateral, higher commodity prices or a combination of the foregoing which would be adequate to provide sufficient cash flow to meet its obligations. No assurance can be given that the Company's efforts to cure its liquidity concerns will be successful.

         Fortune's internal liquidity and capital resources consist of working capital derived from its oil and gas operations. These items comprise all of Fortune's liquid assets. Fortune's working capital decreased during the year ended December 31, 1994 primarily due to decreased cash flow from operations as a result of lower natural gas prices. At September 30, 1995, June 30, 1995, March 31, 1995, December 31, 1994, and September 30, 1994, Fortune reported working capital of $(1,208,000), $3,785,000, $(5,354,000), and $2,000,
respectively.

         Total capital expenditures for the nine months ended September 30, 1995, including expenditures for property acquisition and drilling and completion costs, were $1,937,000 as compared to $3,331,000 for the comparable 1994 period. Capital expenditures for the year ended December 31, 1994 were $4,065,000, as compared to $6,750,000 for the same 1993 period. It is anticipated that the Company's costs of drilling wells in 1995 and 1996 will be paid out of general working capital provided by the proceeds of its June 1995 Common Stock offering, the exercise of warrants (of which there can be no assurance that any such exercise will occur) and by internally generated cash flow. See "Use of Proceeds." If oil or natural gas prices increase sufficiently to cause an increase in the Company's proved reserves used to calculate the borrowing base, the Company may have additional bank borrowings available under the Credit Facility. Further, if additional oil or natural gas reserves are discovered on any of the Company's properties and Bank One increases the borrowing base under the Credit Facility as a result, this would also permit the Company to pay drilling costs with bank borrowings. No assurance can be given that product prices will increase, that any such additional reserves will be discovered or that Bank One will agree to increase the borrowing base under the Credit Facility.

         The Company had capital expenditures for the last quarter of 1995 of approximately $600,000 in exploration costs and an additional $400,000 in completion costs, if such exploration is successful. Fortune's capital expenditures for 1996 are currently estimated to be approximately $2,500,000 for its exploration activities. The Company intends to provide for these expenditures with its available cash and either the exercise of outstanding warrants, as described herein, the recovery of prospect costs advanced by the Company, or a private placement of equity. Should such funds not be available to the Company as required for timely drilling, the Company can reduce its working interest participation in the wells, farm-out additional interest or put its interest back to Zydeco for an overriding royalty and after payout working interest. Should the Company's working interest in exploration projects be reduced, then the Company would not derive as great a benefit as it may have otherwise enjoyed in the event of an exploration success. Exploration results do vary, therefore it is both impossible at this time to quantify an exploration success, if any, or its impact on the Company.

         As of December 31, 1994 the Company was receiving approximately $14.41 per barrel as an average price for its produced oil and $1.69 per Mcf as an average price for its produced gas. At December 22, 1995, the Company was receiving an average of $2.05 per Mcf for its gas production and $15.45 per Bbl for its oil production.

         Fortune has limited sources of capital that provide it with additional liquidity other than its cash flow from operations. As discussed above, the Credit Facility is secured by substantially all of Fortune's oil and gas properties (other than the Zydeco Projects). There was no available credit on the Credit Facility at November 1, 1995. Therefore, Fortune is unable to borrow additional funds in excess of its borrowing base by utilizing certain of its oil and gas assets. This condition is not expected to improve in the near future due to the continued depressed condition of oil and gas prices, which has the effect of reducing Fortune's borrowing base.

         In order to provide capital for development activities, in December 1994, the Company borrowed an aggregate of $750,000 from certain principal stockholders and members of management. For additional information regarding the terms of these loans, see "Certain Relationships and Related Transactions."

         In 1994, cash flows provided by operating activities were $491,000,used in investing activities were $4,287,000 and provided by financing activities were $4,085,000. Net cash provided by operating activities decreased by $481,000 from 1993 and reflects the result of higher revenues from oil and gas production activities, offset by cash used to reduce liabilities from 1993 balances. Net cash used in investing activities increased by $2,171,000 from 1993 due to decreased expenditures for property and equipment. Net cash provided by financing activities decreased by $1,356,000 from 1993 as a net result of the proceeds provided by the Company's Credit Facility, offset by the retirement of the Klein and Halliburton notes in comparison to 1993's Common Equity offering proceeds.

         In 1993, cash flows provided by operating activities were $980,000, used in investing activities were $6,458,000 and provided by financing activities were $5,441,000. Net cash provided by operating activities increased by $783,000 from 1992 and reflects significantly higher revenues and year-end receivables and inventories from oil and gas production activities, offset by cash used to pay down current portions of long-term debt. Net cash used in investing activities increased by $6,222,000 from 1992 due to increased expenditures for property and equipment. Net cash provided by financing activities increased by $5,413,000 from 1992 as a net result of the proceeds provided by the Company's public equity offering of Units, offset by the retirement of the Hinkle and Halliburton Notes, payments on debt incurred in the Webb County properties' acquisition and the Company's costs of the public equity offering.

         Fortune has obtained updated oil and gas reserve reports from Huddleston & Co. Inc., of Houston, Texas, and Sherwin Yoelin, its independent engineers, dated March 2, 1995 and February 27, 1995, respectively. These reports indicated a net present value discounted at ten percent of the Company's proved reserves equal to $8.1 million at December 31, 1994, compared to a $8.6 million discounted value at December 31, 1993. Of that total value, the proved developed producing wells had a discounted value of $5.7 million at December 31, 1994 compared to $6.5 million at December 31, 1993. Total net proved recoverable reserves at December 31, 1994 increased to 1,647,000 barrels of oil and 5.9 billion cubic feet of natural gas from 813,000 barrels of oil and 5.6 billion cubic feet of natural gas at December 31, 1993. The increase in natural gas was primarily attributable to the acquisition of the Refugio County, Texas producing assets, though the increase was only .3 billion cubic feet due to significantly lower gas prices at December 31, 1994 on which the reserve report is calculated.

         If all of the Debentures are converted into shares of Common Stock, the Company will be relieved of interest expense totalling $182,000 per year. As a result, Fortune will experience an increase in cash flow as a result of the closing of this offer to convert.

CAPITAL EXPENDITURES

         The capital expenditures of the Company for the nine months ended September 30, 1995, and for the years ended December 31, 1994, 1993 and 1992, excluding properties purchased, were $1,937,000, $1,283,000, $346,000, and $217,000, respectively. The increase in capital expenditures for the nine months ended September 30, 1995 relate to the contributions to the Zydeco 3D Venture, and in 1994 was principally attributable to capital expended to acquire, explore and develop the Company's acquired interests in Rio Arriba County, New Mexico and Refugio County, Texas.

PLAN OF OPERATION

         The Company has sought to add reserves in the most cost-efficient and effective manner. Prior to mid-1994, the Company focused its efforts on the acquisition of producing properties in an effort to take advantage of competitive prices for proved reserves with development potential in relation to the cost of reserves discovered through exploration activities. See "Business and Properties -- Acquisition Activity." In mid-1994, the Company made a strategic decision to shift its emphasis from the acquisition of producing properties to exploration for oil and natural gas reserves. This decision was prompted by increasing price competition for attractive producing properties (caused by larger and better capitalized companies moving into the acquisition market) and a general tightening in available financing for acquisitions. It is the Company's belief that the change from an acquisition based, to an advanced technology exploration based, plan of operation to attempt to reduce potential finding costs of oil and gas reserves to an amount which is less than the cost per BOE to acquire them, is appropriate. However, there can be no assurance that such a strategy will be effective. See "Risk Factors - Risks Associated with Oil and Gas Industry."

         The Company's decision to shift its emphasis to exploration was further influenced by several factors which Fortune believes create new opportunities for exploration. These factors include increased availability of 3D seismic and CAEX technology at competitive prices and the reallocation of exploration budgets by major oil companies from domestic activity to international exploration. This move by the major oil companies resulted in increased access to geological and geophysical information relating to potential prospects, new opportunities to enter into farmout agreements with respect to prospects held by the major oil companies and less demand and price competition for domestic acreage. To help facilitate its exploration strategy and focus its efforts, the Company has begun efforts to sell all of its California producing properties and prospects and retiring the debt secured by such properties from the proceeds of such sale. The Company will be relocating its headquarters to the greater Houston, Texas area in early 1996.

         The Company would expect to continue to review acquisition opportunities which may be presented to it and to conclude acquisitions which further its business objectives. For information regarding a recent acquisition, see "Business and Properties -- Acquisition Activity -- PetroFina Acquisition." Of course, no assurance can be given that any such opportunities will present themselves or that the Company will be able to conclude any transactions if they arise. The Company is not now in discussions with any other party regarding and has no arrangements or agreements respecting any potential acquisition.





                     [this space left blank intentionally]

                            BUSINESS AND PROPERTIES

GENERAL

         Fortune is an independent public oil and natural gas company whose primary focus is on exploration for and development of domestic oil and natural gas properties. The Company has recently acquired an interest in the Zydeco Projects which will enable it to participate in exploration for oil and natural gas in the shallow Gulf Coast waters of Louisiana in a strategic partnership with Zydeco Exploration, Inc. referred to as the Zydeco 3D Venture. At the date of this Prospectus, the Zydeco Projects are at various stages of preparation for drilling. Leases have been acquired on all of the Zydeco Projects. While management believes that the Zydeco 3D Venture has the potential to add materially to the Company's reserves and, ultimately, its revenues, no assurance can be given that the drilling of exploratory wells on any of the Zydeco Projects will occur or will result in the discovery of commercial quantities of oil or natural gas, or that the Company will be able to successfully explore for oil and gas reserves or ever produce such reserves.

         The Zydeco 3D Venture utilizes advanced three dimensional (3D) seismic and computer-aided exploration ("CAEX") technology in its exploration efforts. Zydeco has blended existing 3D seismic and CAEX technology, production data and characteristics of wells in a particular geographic area and advanced interpretation techniques (as well as traditional two-dimensional (2D) seismic), to identify the initial Zydeco Projects. The Company believes that the use of 3D seismic and CAEX technology provides more accurate and comprehensive geological data for evaluation of drilling prospects than 2D and traditional evaluation methods. Similarly, the Company believes that the techniques used by Zydeco in combining existing 3D seismic and CAEX technology will provide the Zydeco 3D Venture and Fortune with a competitive advantage by increasing the likelihood of finding commercial quantities of oil and gas and achieving lower average reserve finding costs. See "Risk Factors."

         The Company's principal executive offices are currently located at 30101 Agoura Court, Suite 110, Agoura Hills, California 91301 and its telephone number at that address is (818) 991-0526.

BUSINESS STRATEGY

         The Company has sought to add reserves in the most cost efficient and effective manner. The Company previously focused its efforts on the acquisition of producing properties in an effort to take advantage of what it believed to be competitive prices for proved reserves with development potential in relation to the cost of reserves discovered through exploration activities. See " -- Acquisition Activity." In mid-1994, the Company made a strategic decision to shift its emphasis away from the acquisition of producing properties to exploration for oil and natural gas reserves. This decision was prompted by increasing price competition for attractive producing properties (caused by larger and better capitalized companies moving into the acquisition market) and a general tightening in available financing for acquisitions.

         The Company's decision to shift its emphasis to exploration was further influenced by several factors which Fortune believes create new opportunities for exploration. These factors include increased availability of 3D seismic and CAEX technology at competitive prices and the reallocation of exploration budgets by major oil companies from domestic activity to international exploration. This move by the major oil companies resulted in increased access to geological and geophysical information relating to potential prospects, new opportunities to enter into farmout agreements with respect to prospects held by the major oil companies and less demand and price competition for domestic acreage. To help facilitate its exploration strategy and focus its efforts, the Company is intends to begin efforts to sell all of its California producing properties and prospects and retiring the debt secured by such properties from the proceeds of such sale. Fortune has not taken any significant actions with respect to disposing of such properties. The Company will be relocating its headquarters to the greater Houston, Texas area in early 1996.

         The Company would expect to continue to review acquisition opportunities which may be presented to it and to conclude acquisitions which further its business objectives. Of course, no assurance can be given that any such opportunities will present themselves or that the Company will be able to conclude any transactions if they arise. The Company is not now in discussions with any other party regarding and has no arrangements or agreements respecting any potential acquisition.

EXPLORATION, EXPLOITATION AND DEVELOPMENT ACTIVITY

         Exploration and Exploitation Projects

         The Company is involved in a number of exploration and exploitation projects, including the Zydeco 3D Venture projects and projects in the San Juan Basin, Rio Arriba County, New Mexico and La Rosa Field, Refugio County, Texas. Additionally, Zydeco is continuing its work to identify other potential projects for the Zydeco 3D Venture.

         The following table sets forth a summary of certain projects on which the Company expects to conduct exploration activities over the next 12 to 36 months. In the table, the letter "P" following the name of the project indicates that it is a "prospect;" the letter "L" indicates that it is a "lead;" and "C" denotes a "concept." No assurance can be given that drilling activities will be undertaken on any of these projects or, if undertaken, that such efforts will be successful in finding commercial quantities of oil or natural gas.

                     EXPLORATION AND EXPLOITATION PROJECTS

                                                                                               Maximum
                                                              Technology        Interest       Working       Gross
                                                              Used or to        Owned at      Interest      Acreage        Net
Project                   Location               Partner       Be Used        Nov. 7, 1995    Available     Owned(3)     Acreage(3)
-------                   --------               -------      ----------      ------------    ---------    ----------    ----------
Aurora(P)               Offshore LA             Zydeco(1)         3D              50%(2)           50%        320           160
Cirrus(P)               Offshore LA             Zydeco(1)         3D              50%(2)           50%        245           123
Cruiser(C)              Offshore LA             Zydeco(1)         3D              50%(2)           50%      1,742           871
Everest(C)              Offshore LA             Zydeco(1)         3D              50%(2)           50%        290           145
E. Thunder(P)           Offshore LA             Zydeco(1)         3D              50%(2)           50%        950           415
Jade(C)                 Offshore LA             Zydeco(1)         3D              50%(2)           50%        150            75
Jubilee(L)              Offshore LA             Zydeco(1)         3D              50%(2)           50%      1,050           525
Matador(L)              Offshore LA             Zydeco(1)         3D              50%(2)           50%        344           172
Mentor(L)               Offshore LA             Zydeco(1)         3D              50%(2)           50%      5,000         2,500
Obelisk(L)              Offshore LA             Zydeco(1)         3D              50%(2)           50%        160            80
Opal(L)                 Offshore LA             Zydeco(1)         3D              50%(2)           50%      2,452         1,226
Orchid(C)               Offshore LA             Zydeco(1)         3D              50%(2)           50%        154            77
Ovation(C)              Offshore LA             Zydeco(1)         3D              50%(2)           50%        514           257
Polaris(P)(4)           Offshore LA             Zydeco(1)         3D              50%(2)           50%      2,500         1,250
Schooner(L)             Offshore LA             Zydeco(1)         3D              50%(2)           50%         92            46
Sword(C)                Offshore LA             Zydeco(1)         3D              50%(2)           50%         30            15
Ulysses(P)              Offshore LA             Zydeco(1)         3D              50%(2)           50%      2,148         1,074
Valhalla(C)             Offshore LA             Zydeco(1)         3D              50%(2)           50%        140            70
Jicarilla               San Juan Basin          Ampolex, EnRe,    2D              21%-25%          N/A     70,000        16,515
Apache(P)               New Mexico              DEP
LaRosa(P)               Refugio Co.,Tx          LAROCO            3D                50%            N/A      3,689           408
                                                                                                           ------        ------
                                                                                                           91,969        27,532

________________
(1) Prior to entering into the exploration agreement with Fortune, Zydeco granted to Clayton Williams Energy the right to purchase, prior to the commencement of drilling, a one-eighth working interest in each project in exchange for one-eighth of all costs incurred in the project to that time, plus one-eighth of all future costs which include drilling, completion and operating costs for any wells drilled on the project. In such event, if Fortune held a 50% interest in a Project, its interest would be reduced to 43.833% in exchange for a payment to Fortune of 6.166% of the costs incurred to date.

(2) The Company does not currently expect to retain a working interest of more than 25% in each Project except in certain circumstances. See "Use of Proceeds" and "Business and Properties - Exploration, Exploitation and Development Activity - Zydeco 3D Venture."

(3) Represents the maximum working interest acreage which Fortune has acquired in each Zydeco Project based upon its maximum contribution to the Zydeco 3D Venture. Net acreage equals the Company's interest assuming it owns the maximum working interest. See "Risk Factors" and "Use of Proceeds."

(4) On June 1, 1995, Zydeco and Fortune entered into a farmout of 100% of the working interest to Southern Gas Company of Delaware in exchange for a 6.166% overriding royalty, a $100,000 bonus and a $32,000 production payment. Under the agreement, 4.166% of the overriding royalty is convertible to a 12-1/2% working interest after payout at Zydeco and Fortune's option. Fortune owns 50% of such compensation and terms. See "Business and Properties - Exploration, Exploitation and Development Activity - Zydeco 3D Venture."

         Zydeco 3D Venture

         On May 12, 1995, Fortune acquired Lagniappe Exploration, Inc. ("LEX") which had previously entered into the exploration agreement with Zydeco. As a result, Fortune acquired LEX's right to participate in the Zydeco 3D Venture. Fortune paid the LEX stockholders an aggregate of 1,200,000 shares of Common Stock and 1,200,000 five year stock purchase warrants exercisable at $4.75 per share. A portion of such shares and warrants remain in escrow pending the resolution of a dispute which has arisen among the former LEX stockholders and others regarding who is entitled to the shares of Common Stock and stock purchase warrants issued by Fortune at the closing of the LEX acquisition. See "- Legal Proceedings."

         The only material asset of LEX was its right to participate in the Zydeco 3D Venture. Under the exploration agreement with Zydeco, Fortune has acquired a 50% interest in each of 18 seismically defined oil and gas projects identified by Zydeco using advanced 3D seismic imaging, visualization and comprehensive well log analyses in exchange for funding a budget of $4,850,000 for leasehold acquisition and seismic costs. Fortune has funded $4,850,000 to maintain a 50% interest in all of the projects. Of these 18 initial projects, five constitute "prospects" which are in near-drillable condition, six constitute "leads" on which additional seismic work or lease acquisition (or both) is required in order for exploration drilling to commence and seven constitute "concepts," which means that substantial additional seismic and leasehold acquisition must be undertaken in order to consider exploration drilling. These 18 Zydeco Projects are primarily located in geological trends in the "Transition Zone" and the "Timbalier Trench" areas of the Gulf Coast of Louisiana, where there have been discoveries of crude oil and natural gas reserves and where advanced 3D seismic and CAEX technology is considered by the Company and Zydeco to be effective in better defining exploration risks. In addition to the initial 18 Zydeco Projects, the Company and Zydeco have established areas of mutual interest ("AMIs") adjoining each prospect and Zydeco has agreed to provide Fortune with a right of first refusal on any new projects developed along the Gulf Coast of Louisiana until December 31, 1996. The advantage to Fortune of the establishment of the AMIs and right of first refusal is that as Zydeco determines new projects within the AMIs, Fortune will have the right to participate in them, though no assurance can be given that any new projects will be identified or that Fortune will have the financial resources to participate in such projects if any are identified. See "Risk Factors."

         The 18 Zydeco Projects are primarily located in the shallow marine waters (five to 50 feet) within three to five miles of the Louisiana Coastline (the "Transition Zone") and in the Timbalier Trench, a pre-historic channel of the Mississippi River which is now offshore and covered in sedimentary deposits. The Transition Zone and Timbalier Trench have been difficult areas from which to obtain quality seismic data and to interpret using conventional technology. The principals of Zydeco have worked in these two areas for the past 18 years.

         The Company does not currently expect to retain a working interest of more than 25%, except in certain circumstances, in each well drilled on the Zydeco Projects and intends to "farmout" its remaining interest to other oil companies on a "promoted" basis. Fortune may retain larger or smaller working interests in certain projects depending upon capital availability and other factors. Under a farmout arrangement, the Company would be relieved of its obligation to pay, or could recover already paid, acquisition and exploration costs but would wind up with a smaller interest in any given prospect. For example, in a typical promoted farmout, the party to which the interest is farmed out would pay all of Fortune's working interest share of the acquisition and exploration costs in the project. Fortune would attempt to retain a two to five percent overriding royalty interest but would not be required to pay any of the project acquisition and lease operating costs. Under such an arrangement, Fortune would also normally have a right to convert its overriding royalty interest into a 10-25% working interest in the project after the promoted party recovered all of its costs from revenues derived from the particular well. Fortune would exercise this right to convert its overriding royalty into a working interest if the project proved to be productive and Fortune had the financial resources at that time to pay its working interest share of the costs of further development. No assurance can be given that Fortune will be able to farmout any of the projects on a promoted basis or that, if it is successful in doing so, that the farmout will be on the exact terms described above. In any case, it is Fortune's intention to participate in the drilling of Zydeco 3D Venture projects as they are completed and permitted for drilling.

         The Company also has a right under the Zydeco 3D Venture to "farmout" a portion or all of its interest in each prospect to Zydeco under a put arrangement in the exploration agreement. Zydeco has an identical right to farmout to Fortune. In the event of such a farmout of a 50% working interest, Fortune or Zydeco would retain a negotiated overriding royalty convertible into a working interest or a default arrangement of a two percent overriding royalty interest in the project, convertible into a 20% working interest after Zydeco or Fortune recouped its drilling costs of the well from production. Should either Fortune or Zydeco farmout a smaller working interest to one another, the overriding royalty and after-payout working interests would be proportionately reduced. The default percentages are currently being reviewed by Fortune and Zydeco and are subject to adjustment.

         Zydeco and Fortune entered into a farmout of the Polaris Project to Southern Gas Company of Delaware ("Southern") on May 31, 1995. Under the terms of the farmout, Southern paid Zydeco and Fortune an aggregate of $100,000 in exchange for 100% of the working interest in the Project. Zydeco and Fortune also retained a 6.166% overriding royalty interest of which 4.166% is convertible to a 12-1/2% working interest after Southern receives payout from a completed well. Zydeco and Fortune would also receive a payment out of production of approximately $32,500. Southern is required to commence drilling a well on the Project on or before March 31, 1996 and will earn an interest in the Project to a depth of 100 feet below the deepest depth drilled if Southern completes a commercially productive well. This means that Zydeco and Fortune will retain the right to explore the Project at deeper depths. No assurance can be given that such farmout will be entered into, that Southern will drill the required well or that any drilling conducted by Southern will be successful.

         At the date of this prospectus, Zydeco is working on obtaining permits to drill wells on the Aurora and East Thunder projects. Zydeco has indicated that it does not wish to participate in the drilling of the Aurora well. Fortune has elected to proceed with the drilling of the well and intends to spud the well as soon as a drilling rig capable of completing the well becomes available, which is expected to be in January 1996. Although no contracts have been executed for the drilling of the well, Fortune has obtained a commitment from a drilling contract with experience in offshore Gulf Coast drilling to drill the Aurora well for a fixed price (a "turnkey" arrangement). The dry hole cost for drilling the well would be $740,000. If the well were successful, the cost to complete the well would be approximately $300,000 to $400,000 plus an additional $200,000 to $250,000 to lay a pipeline to a drilling platform in order to be able to produce the well.

         It is currently anticipated that the the East Thunder prospect would be spudded in February 1996. Drilling locations have been determined on the prospects and all leasing has been completed. It is further anticipated that several prospects will follow East Thunder in the second and third quarter of 1996 including Ulysses, Cruiser and Cirrus, for permitting and exploratory drilling.

         Although not part of the Zydeco 3D Venture AMI, the principals of Zydeco has offered to Fortune the opportunity to participate in the recompletion of a well on the DABM prospect and the drilling of a second well through the same wellbore (referred to as a "sidetrack" well). The DABM prospect is owned by Neomar Resources, an entity owned by Sam Meyers and Steve Knecht, two of the shareholders of Zydeco. The parties have reached an agreement in principal under which Fortune would pay 25% of the recompletion costs (estimated to be $20,000) and of the drilling and completion costs of the sidetrack well in exchange for an 18.75% working interest in the prospect. The dry hole costs of the sidetrack payable by Fortune are estimated to be $300,000 and the cost of completion payable by Fortune are estimated to be an additional $100,000. Recompletion work on the existing well has been completed, and the existing well is currently producing at the rate of about 2.2 million Mcf of gas and 100 Bbls of condensate per day. No assurance can be given that Fortune and Neomar will enter into an agreement to effectuate the arrangement discussed in principle between the parties, nor can any assurance be given that the existing recompleted well will continue to produce at current levels.

         Of the 1,200,000 shares and 1,200,000 warrants issued by Fortune in connection with the LEX acquisition, 400,000 shares and 400,000 warrants pending resolution of a pending lawsuit regarding who the stockholders of LEX are and who is entitled to receive the Common Stock and warrants issued in the LEX acquisition. See " - Legal Proceedings." Fortune is not a party to such litigation and has been indemnified from any costs it may incur in connection with the suit by the former LEX shareholders. Fortune has retained in escrow 16,000 shares to secure such indemnification obligation.

         San Juan Basin, New Mexico

         On June 24, 1994, the Company acquired non-operating working interests, ranging from 21.5625% to 25% in 70,000 producing, development and exploratory acres in Rio Arriba County, New Mexico. Of this amount, 60,000 acres are held under three Mineral Development Agreements ("MDAs"), of 20,000 gross acres each, from the Jicarilla Apache Indian Tribe (the "Tribe"). See also "Business and Properties -- Historical Acquisition Activity -- EnRe Corporation." Under these MDAs, certain development activities are required to maintain each of the acreage blocks.

         The acreage in the San Juan Basin properties lies immediately north of the West Puerto Chiquito Field. The Company believes its acreage may be an extension of that Field. Drilling and completion costs per well in the Mancos Trend Formation usually range from $750,000 to $1,000,000 each.

         Since June 1994, Fortune has participated in drilling seven wells and shooting approximately 70 miles of new seismic data. Fortune's capital expenditures for the six wells drilled in 1994, the seismic projects, lease bonuses and other activities, including pipelines and facilities, was approximately $1.1 million. The costs for drilling and completion of one well and the completion of two additional wells in 1995 was approximately $375,000.

         The first well, a 4,500 foot Entrada formation exploratory test, was drilled in September 1994 on the 10,000 acre Entrada Prospect but was not completed and was abandoned in December 1994. Two 3,500 foot developmental wells were drilled and cased on the Leavry Canyon MDA acreage block during November and December 1994 and are each currently producing approximately 200 Mcf of gas per day.

         One 8,500 foot horizontal well was drilled on the Cedar Canyon MDA acreage. This well was drilled, then re-drilled and then the operator elected to attempt further re-drill operations. The Company decided not to participate in these further re-drill operations. Under the non-consent provisions of the Operating Agreement, should the well prove commercially productive, the Company would begin receiving revenues, if at all, after the consenting partners has received a return of 400% of their investment incurred after the Company's non-consent. The Company is currently involved in litigation affecting this well. See " - Legal Proceedings."

         Two wells were drilled on the Los Indios MDA acreage. These wells were spudded in late December 1994. Casing was installed on both wells, and both have been perforated. One well, the Los Indios 15-J was fracture stimulated in the Mancus "C" zone in late November 1995 and as of December 29, 1995, is flowing back frac oil. The Los Indios 11-J well was perforated in December 1995 and is awaiting perforation and testing. The Company also participated in the drilling of the Cedar Canyon 22-K well which has been cased but has not yet been perforated or tested.

         A meeting of the operating committee for this development area, which includes representatives of the Company, took place in November 1995 to consider the development schedule for 1996. The committee decided to defer any additional drilling activity in 1996 pending the results of completion activies on the three wells described above. Under the MDAs, one well is required to be drilled in 1996. The Company estimates that, if such drilling were to occur, its share of the 1996 capital costs attributable to its interests would be approximately $193,000. The Company is not obligated to participate in these operations and would not be obligated to pay these expenses if it elected not to participate. However, management currently contemplates that the Company would participate and pay its share of the costs if the operations are undertaken.

         Webb County, Texas

         The Company has a 20% interest in a proved undeveloped infill location within the Belle Pepper Field, located in Webb County in South Texas. In June 1994, the Company participated in the drilling of a 10,000 foot exploratory test well to the Lobo sand which was determined to be commercially unproductive. Fortune had a 25% working interest in this well, and its dry hole costs were $115,000. Additionally, the Company took a writedown of $200,000 for its acreage cost in this exploration project. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         Refugio County, Texas

         Between February 7, 1994 and December 31, 1994 the Company participated in 23 natural gas and two oil recompletions in new zones of shut-in wells of which 18 were successful. As of December 31, 1994, the Company added a total of 1,000 Mcf per day net natural gas production and 40 Bbls per day net oil production from the La Rosa Field at a total net expense of $438,000. Additionally, the Company plans to participate in a 3D seismic program over the 989 productive acres and the 2,700 undeveloped acres held by production and offsetting the proved productive acreage.

         AWP Field, McMullen County, Texas

         Two development wells were drilled in 1993 as required by a continuous drilling provision for its oil and gas interest in the AWP field located in McMullen County, in South Texas. The Company has a 10% interest in each well. The Company has fulfilled all of its drilling obligations in the AWP field. There are 11 proved developed locations remaining to be drilled on either 40 or 80 acre spacing and the operator is currently in discussion with the landowners to reduce their royalty from 35% to 25% on several of the remaining locations. The Company's estimated share of the drilling and completion costs for each of these wells is $43,000 each. It is anticipated that further drilling operations will commence before the end of 1996.

         Hopper Canyon and Holser Canyon Fields, Ventura County, California

         In June 1994 the Company undertook efforts to improve the production at its Hopper, Holser and Sespe fields. Activities in 1994 included workovers and recompletions of existing wells. Within these three fields, Fortune owns 10 proven undeveloped infill locations. Fortune engages in development drilling when oil prices create the economic incentives necessary to drill and when the Company has the available capital to pursue this type of drilling. However, California oil prices would need to reach a stable level above $20.00 per Bbl (an increase of approximately 35% over current prices) for the Company to justify economically proceeding with such drilling operations. The Company would have to improve its operating capital significantly to drill development wells considering the median price to drill and complete a well is approximately $500,000 in this area and Fortune owns 100% of these fields.

         Additionally, during the rainstorms in Ventura County during January 1995 a section of the access road into the Hopper Canyon Field was washed out. Fortune elected to shut-in its Hopper Canyon production in February pending the end of the rain season (April) before commencing repair of the road. Such repairs, which cost $48,000, were completed in mid-June 1995. Production from the shut-in wells recommenced in late June 1995.

         Exploration drilling activities may require substantial outlays of capital and involve a great amount of risk. There can be no assurance at this time that the Company will be able to raise the capital or find the joint venture partners required to explore these projects.

         Drilling Activities

         The following table sets forth information regarding development and exploratory wells drilled by Fortune in the years ended December 31, 1992, 1993 and 1994:

                             WELL DRILLING ACTIVITY

                                                                     Year Ended December 31,
                                                          -----------------------------------------
                                                              1992           1993            1994
                                                             ------         ------          ------
                  Gross Wells
                  -----------

                    Productive                               2.00           3.00            5.00
                    Dry                                      1.00           0.00            3.00
                                                             ----           ----            ----
                    Total                                    3.00           3.00            8.00
                                                             ====           ====            ====

                  Net Wells
                  ---------

                    Productive                               0.20           0.40            1.18
                    Dry                                      0.10           0.00            0.47
                                                             ----           ----            ----
                    Total                                    0.30           0.40            1.65
                                                             ====           ====            ====

ACQUISITION ACTIVITY

         PetroFina Acquisition

         Asset Acquired. On December 11, 1995, Fortune Petroleum Corporation ("Fortune" or the "Company") acquired a 16-2/3% working interest (12-1/2% net revenue interest) in a 5,000 acre producing oil and gas property offshore Louisiana. The property, known as the South Timbalier Block 76 (and referred to herein as the "Timbalier Block"), includes a producing well, drilling and production platform and transmission line. The acquisition has an effective date for oil and gas purposes of July 1, 1995, with Fortune being entitled to receive the net cash flow from the well to its interest from that date; the effective date for financial reporting purposes is November 1, 1995.

         The well on the Timbalier Block has been on production since 1990 and is currently producing approximately 16,000 Mcf of natural gas per day plus 1,150 Bbls of oil per day. To date, the well has produced approximately 30 Bcf of natural gas and 2 million Bbls of high gravity oil. Consolidated Natural Gas is the operator of the property and owns a 50% working interest in the block; Oryx Energy Company owns the remaining 33-1/3% working interest in the block.

         The well was originally drilled based upon a 2-D seismic survey. Through the application of advanced 3-D seismic and computer aided exploration technology, management of Fortune believes the Timbalier Block has additional exploration and development potential.

         Parties to Transaction. The interest acquired by Fortune was owned by PetroFina, Inc., which had agreed to sell the interest to Northport Production Company. In turn, Northport had agreed to sell the property to Mr. Donald L. Walker. In order to secure the right to purchase the interest, Mr. Walker gave PetroFina a non-refundable security deposit of $150,000. In order to step into Mr. Walker's position, Fortune paid Mr. Walker $100,000 in cash, agreed to issue stock purchase warrants for 150,000 shares of Common Stock and granted Mr. Walker the option referred to below. (The warrants are exercisable for two years at the following prices: 50,000 shares at $4.00 per share and 100,000 shares at $6.00 per share.) In addition, Fortune gave an additional security deposit to PetroFina of $100,000.

         Purchase Price. Fortune paid a total of $2.9 million for its interest in the Timbalier Block. Of that amount, approximately $560,000 was paid out of the net cash flow from Fortune's interest in the property between the July 1 effective date and approximately mid-October 1995. In addition, the $150,000 deposit paid by Mr. Walker and the $100,000 deposit paid by Fortune were applied to the purchase price. At the closing of the transaction, the net cash paid by Fortune for its interest in the Timbalier Block was approximately $2,090,000.

         Fortune has granted Pendragon Resources, a Texas limited liability company owned by Donald L. Walker, the right, exercisable until March, 1996, to acquire a 4-1/6% working interest in Block 76 for approximately $790,000. If Pendragon does not exercise its option, Fortune will reimburse Mr. Walker for his $150,000 deposit given to PetroFina (and which was applied to the purchase price for the property).

         In order to finance the acquisition of the Timbalier Block and also to provide the Company with additional working capital, Fortune issued 1,321,117 shares of its Common Stock to a group of European investors in a transaction which qualified for an exemption from the registration requirements of the Securities Act of 1933 under Regulation S. The shares were sold for an average price of $3.22 per share, approximately 75% of the average closing bid price of the Common Stock on the two trading days prior to the financing. From this sale, the Company netted approximately $3,602,000 after payment of expenses of the offering. The balance of approximately $1,306,000 remaining after payment of the purchase price for the Timbalier Block interest has been added to working capital and will be used for general corporate purpose.

         San Juan Basin, New Mexico

         On June 24, 1994, Fortune concluded the purchase of a 25% interest in EnRe-1, LLC, a newly formed Texas Limited Liability Company, of which EnRe Corporation is the manager. EnRe-1, LLC owns three Jicarilla Apache Minerals Development Agreements covering 60,000 producing, development and exploratory acres in Rio Arriba County, New Mexico and associated tangible property. At the same time, the Company acquired an approximately 22% working interest in certain mineral, oil and gas leasehold interests in an additional 10,000 exploratory acres in Rio Arriba County, New Mexico, from EnRe Corporation. (The 25% interest in EnRe-1, LLC and an approximately 22% working interest in the 10,000 exploratory acres are collectively referred to as the "EnRe Assets.")

         The EnRe Assets were acquired in exchange for $1,375,000 in cash. The effective date under the purchase method of accounting for transferring revenues and expenses on these properties was determined to be June 1, 1994. See "Legal Proceedings" for information regarding litigation between the Company and the operator of the EnRe Assets.

         Brooklyn Union Exploration Company, Inc.

         On February 8, 1994, the Company completed an acquisition of a 50% working interest in a 3,689 acre lease in the La Rosa Natural Gas Field in Refugio County, Texas from Brooklyn Union Exploration Company, Inc. for $750,000. The effective date of the transaction using the purchase method of accounting was February 1, 1994. The acquisition consisted of 12 producing wells, four saltwater producing wells and 35 shut-in wells with total new proved reserves to the Company of one BCFE and additional probable reserves behind pipe. There is also an additional 2,700 undeveloped acres adjacent to production which was acquired for future exploration. The Company plans to participate in a 3D seismic program which is contemplated during 1996 to help define exploration projects within the undeveloped acreage and the potential for other undiscovered reserves within the productive field limits. As of December 31, 1994 the Company has participated in 18 successful recompletions into new natural gas zones in previously shut-in wells yielding an approximate net increase in production to the Company of 1,000 Mcf per day and 40 barrels of oil per day.

         cBase Group

         Effective December 31, 1993, the Company purchased additional working interests in the Holser Field, California, for $138,000 from cBase Group. Additionally the Company sold its interest in the Ramona Field in Ventura County, California to cBase Group for $13,000. The transaction was consummated on January 31, 1994. See "-- Properties."

         Michael Petroleum, et al.

         On October 5, 1993, the Company completed the acquisition of certain mineral, oil and gas leasehold interests and associated tangible property in exchange for an adjusted price of $6,457,386 in cash and 195,000 common stock purchase warrants from Michael Petroleum Corporation, Brazos Resources, Inc., Pioneer Drilling Company and Endowment Energy

Partners. The common stock purchase warrants are exercisable at $4.13 and expire on February 15, 1996. The effective date under the purchase method of accounting for transferring revenue and expense on these properties, however, was determined to be July 1, 1993. The mineral, oil and gas leasehold interests include working interests in producing and non-producing oil and gas properties located in Webb County, Texas. The Lobo sand in this area has very low permeability (under one millidarce) which has qualified all the acquired production as a "tight" gas sand. As a tight gas sand, the production, from wells drilled before January 1, 1993, is exempt from Texas State severance tax on the gas production and qualifies for the Federal Section 29 tax credit worth approximately $.52 per Mcf produced.

         Benton Oil and Gas Co.

         On April 30, 1992 Fortune acquired a 100% working interest in the oil and gas producing Hopper 12-1 well from Benton Oil and Gas Company for $5,000 in cash, 6,325 shares of Common Stock and a production payment of $42,500. The principal balance of the production payment at December 30, 1994 was $9,800.

         Hinkle Exploration, Limited, San Francisco Energy Corporation

         On April 10, 1992, Fortune acquired certain oil and gas producing properties located in the Sespe Field in Ventura County, California and the Bracken Lease in the AWP Field, in McMullen County, Texas from Hinkle Exploration, Limited, San Francisco Energy Corporation and each of its respective limited partnerships and Klein Bros. Inc. (together referred to as "Hinkle"). The transaction was accounted for as a purchase as of February 1, 1992 with the acquisition price of $3,741,000 based on the market value of Fortune's Common Stock and debt assumed. The Company issued 243,153 shares of Fortune Common Stock, assumed $391,000 of debt incurred against the oil and gas properties by Hinkle and issued a note for $2,000,000 (the "H&B Note") in exchange for the assets acquired plus revenues and expenses since August 1, 1991. Additionally, 138,888 and 13,255 common stock purchase warrants exercisable at $7.20 and $0.04, respectively, were issued to Hinkle. The 13,255 stock purchase warrants were registered on December 2, 1992 and exercised on December 11, 1992. The 138,888 stock purchase warrants were adjusted to reflect an exercise price of $3.89 and their expiration extended to September 28, 1998 in exchange for extending the final payment of $1,000,000 of the H&B Note to July 1, 1995. On January 26, 1994, the Company retired the remaining $2,000,000 on the H&B Note and the $391,000 of assumed debt using the Credit Facility.

         Fairbanks & Haas, Inc.

         Fortune acquired substantially all of the assets (primarily California oil and gas properties) of Fairbanks & Haas, Inc. (FHI) and its joint venture partners effective November 1, 1990, for 143,674 unregistered shares of Common Stock in 1990 and 10,732 shares in 1991, assumption of $103,301 of FHI's joint venture partners' debt secured by the properties and $23,424 in cash, and repurchased 5,708 shares of common stock originally issued in the transaction for $50,000. The acquisition was accounted for as a purchase with the acquisition price of $1,196,000 based on the estimated market value of the Common Stock at November 1, 1990 and the other consideration. Tyrone J. Fairbanks, Fortune's president, CEO and CFO, was a principal stockholder, president and director of FHI.

OIL AND GAS OPERATIONS

         Oil and Gas Reserves

         The Company's reserves are located in Texas, offshore Louisiana, New Mexico and California. Proved reserves represent estimated quantities of crude oil and natural gas which geological and engineering data demonstrate to be reasonably certain to be recoverable in the future from known reservoirs under existing economic and operating conditions. Proved developed oil and gas reserves are proved reserves that can be expected to be recovered through existing wells using existing equipment and operating methods.

         The oil and gas reserve estimates at December 31, 1993 and 1994, were reviewed by Huddleston & Co., Inc., Houston, Texas, independent petroleum engineers, and Sherwin D. Yoelin, Los Angeles, California, independent petroleum engineer. For the year ended December 31, 1992, the oil and gas reserve estimates were reviewed by Mr. Yoelin.

         Such estimates are subject to numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production, prices and the timing of development expenditures. The accuracy of any reserve estimate is a function of available data and of engineering and geological interpretation and judgment. The future cash inflow, as reflected in the "Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves", determined from such reserve data are estimates only, and the present values thereof should not be construed to be the current market values of the Company's oil and gas reserves or the costs that would be incurred to obtain equivalent reserves. While the reserve estimate presented herein is believed to be reasonable, it should be viewed with the understanding that subsequent production of oil and gas from each reservoir, the timing and success of future development drilling and changes in pricing structure or market demand will affect the reserve estimate. See "Risk Factors -- Risks Associated with the Company -- Engineers' Estimates of Reserves and Future Net Revenue."

         The following sets forth information with respect to estimated proved oil and gas reserves as determined by Fortune's independent petroleum engineers attributable to the Company's interests in oil and gas properties as of December 31, 1992, 1993 and 1994.

                        ESTIMATED NET RESERVE QUANTITIES

                                                                               at December 31,
                                                                -------------------------------------------
                                                                  1992             1993             1994
                                                                  ----             ----             ----
                    Total Proved Reserves(1):
                      Oil (Bbls)                                2,066,000           813,000       1,647,000
                      Natural Gas (Mcf)                         4,795,000         5,562,000       5,911,000
                                                                ---------         ---------       ---------
                      Equivalent Bbls(BOE)(2)                   2,865,000         1,740,000       2,632,000
                                                                =========         =========       =========

                    Total Proved Developed Reserves:
                      Oil (Bbls)                                  983,000           666,000         675,000
                      Natural Gas (Mcf)                         2,582,000         4,221,000       3,317,000
                                                                ---------         ---------       ---------
                      Equivalent Bbls(BOE)(2)                   1,414,000         1,370,000       1,228,000
                                                                =========         =========       =========

____________
(1) Estimates of oil and gas reserves in future years are based in part on the sales price at December 31st, the Company's year-end; and if the cost of producing the oil and gas, plus applicable taxes, from any particular property exceeds the sales price, the quantity of "proved reserves" is eliminated. The decline in reserves from December 31, 1992 to December 31, 1993 was primarily due to the difference in the average oil price received by the Company at those dates ($14.62 per barrel compared to $10.21 per barrel, respectively) and the resulting decline in overall economically recoverable quantities. The decline in reserves from December 31, 1993 to December 31, 1994 is primarily due to the decrease in the average gas price received by the Company for that period ($2.28 per MMBTU compared to $1.39 per MMBTU, respectively) and the resulting decline in economically recoverable quantities offset by increases in reserves from higher year end oil prices in 1994 as compared to 1993 year end of $14.41 and $10.21, respectively.

(2) After conversion (6:1); six units of natural gas to one unit barrel of crude oil.

         Discounted Present Value of Future Net Revenues

         The following table represents the estimated future net revenues (unescalated and discounted at 10% per annum) and the present value of the future estimated net reserves from the proved developed producing, proved developed non-producing and the proved undeveloped reserves at December 31, 1992, 1993 and 1994.

                DISCOUNTED PRESENT VALUE OF FUTURE NET REVENUES

                                                                               at December 31,
                                                              ---------------------------------------------
                                                                  1992             1993             1994
                                                                  ----             ----             ----
          Cumulative Future Net Revenue(1)                   $ 20,385,000      $12,835,000      $15,932,000
            less adjustment to give effect to a
            10% annual discount                               (11,830,000)      (4,281,000)      (7,784,000)
                                                             ------------      -----------      -----------
                                                                8,555,000        8,554,000        8,148,000
            less discounted present value of
            future income taxes                                (2,909,000)      (2,907,000)      (2,770,000)
                                                             ------------      -----------      -----------
                                                             $  5,646,000      $ 5,647,000      $ 5,378,000
                                                             ============      ===========      ===========

-------------------
(1) The decline in future net revenue from December 31, 1992, to December 31, 1993 is primarily due to the difference in the average oil price received by the Company at those dates ($14.62 per barrel compared to $10.21, respectively) and the resulting decline in quantities. The decline in the 10% discounted value of future net revenue from December 31, 1993, to December 31, 1994 is primarily due to the difference in the average gas price received by the Company at those dates ($2.28 per MMBTU compared to $1.39 per MMBTU, respectively) and the resulting decline in quantities offset by increases in reserves from higher oil prices in 1994 as compared to 1993 year end of $14.41 and $10.21, respectively.

         Production

         The approximate net production data related to the Company's properties for the periods ended December 31, 1992, 1993 and 1994 from the Company's properties are set forth below:

                              NET PRODUCTION DATA

                                                                    Year Ended December 31,
                                                            --------------------------------------
                                                              1992           1993            1994
                                                              ----           ----            ----
                        Oil (Bbls)                           87,387         78,737          87,615

                        Gas (Mcf)                           233,892        723,878       1,016,771

         The Company has been able to maintain relatively constant oil production and increase its natural gas production as shown in the table due to the acquisitions described above under the heading "- Acquisition Activity."

         Prices and Production Costs

         The following table sets forth the approximate average sales prices and production (lifting) costs per barrel of oil and per Mcf of gas produced and sold in the United States from the Company's oil and gas leases for the years ended December 31, 1992, 1993 and 1994:

                   AVERAGE SALES PRICES AND PRODUCTION COSTS

                                                                     Year Ended December 31,
                                                             -------------------------------------
                                                              1992           1993            1994
                                                             ------         ------          ------
                        Average Sale Price Received:
                          Oil (per barrel)                   $17.57         $14.10          $12.88
                          Gas (per Mcf)                      $ 2.39         $ 2.28          $ 2.17

                        Average Production Cost
                          per Equivalent Barrel              $ 6.62         $ 4.84          $ 4.24

         Producing Wells

         The following table lists the total gross and net producing oil wells in which Fortune had an interest at December 31, 1994:

                                PRODUCING WELLS

                                                         Gross                             Net
                                                    --------------------          ----------------------
                                                    Oil              Gas           Oil              Gas
                                                    ---              ---           ---              ---
                    Texas                            59               30           7.39             9.87
                    New Mexico                        4                2            .68              .38
                    California                       39                0          29.92                0
                                                    ---               --          -----            -----
                    Total                           102               32          37.99            10.25
                                                    ===               ==          =====            =====

         An additional 28 gross and 9.59 net wells owned by the Company are either shut-in, awaiting recompletion or are used for waste water injection.

         Principal Customers

         For the year ended December 31, 1992, the Company sold approximately 65% of its oil production to Texaco Transportation and Trading, Inc. and approximately 14% to Enron Energy. Approximately 63% of its natural gas production was sold to Enron Energy during 1992, 10% was sold to Unocal and 10% to Shell. During the year ended December 31, 1993, approximately 68% of the Company's produced oil was sold to Texaco Transportation and Trading, Inc. and 14% was sold to Enron. During 1993, the Company sold approximately 64% of its natural gas production to Michael Gas Marketing Co., Inc. and 26% to Enron Energy. For the year ended December 31, 1994, approximately 72% of its produced oil was sold to Texaco Transportation and Trading and 8% to Enron, and 48% of the Company's produced gas was sold to Michael Gas Marketing Co., Inc., 25% to Tenneco and 15% to Enron Energy.

         The Company believes that the loss of any of these customers should not have any material adverse effect on the Company, since there are a large number of companies which purchase crude oil and natural gas in the areas in which the Company operates. The Company does not currently engage in any marketing activities for its oil and gas, because it believes there is sufficient demand among purchasers to acquire all of the Company's available production.

PROPERTIES

         Leasehold Acreage

         Fortune's holdings of developed and undeveloped leasehold acreage as of December 31, 1994 were approximately as follows:

                               LEASEHOLD ACREAGE

                                                         Developed                   Undeveloped
                                                    ------------------            ---------------------
                                                    Gross         Net             Gross           Net
                                                    -----         ---             -----           ---
                    Texas                           5,544        1,120             3,960          1,468
                    New Mexico                      1,800          405            68,200         16,106
                    California                        992          970             6,004          4,094
                    Oklahoma                           80            5              -              -
                                                    -----          ----           ------         ------
                    Total                           8,416        2,500            78,164         21,668
                                                    =====        =====            ======         ======

         This table does not reflect acreage acquired through the Zydeco 3D Venture. See "-- Development and Exploration -- Exploration and Exploitation Projects."

         Texas Properties

         At December 31, 1994, Fortune owned an interest in 113 gross and 26.73 net oil wells located in Texas. During 1994, approximately 19,348 net barrels of oil and 930,448 net Mcf of gas were produced from the Texas properties as compared to approximately 16,433 net barrels of oil and 651,201 net Mcf of gas in 1993.

         The Texas properties, which are primarily non-operated, comprised approximately 69% of Fortune's net proven gas reserves and seven percent of Fortune's net proven oil reserves at December 31, 1994.

         New Mexico Properties

         At December 31, 1994, Fortune owned an interest in six gross and 1.07 net oil and gas wells located in New Mexico. During 1994, approximately 5,246 net Bbls of oil and 17,697 Mcf of gas were produced from the New Mexico properties acquired as of June 1, 1994. Properties located in New Mexico, which are all non-operated, comprised a negligible portion of Fortune's net proven gas reserves and one percent net proven oil reserves at December 31, 1994.

         California Properties

         At December 31, 1994, Fortune owned and operated 39 gross and 29.92 net wells located in California. Production in California during 1994 totaled approximately 63,021 net barrels of oil and 68,626 net Mcf of gas, respectively. Production from California during 1993 totaled approximately 61,217 net barrels of oil and 66,017 net Mcf of gas, respectively. The increase in California oil production in 1994 is attributed primarily to the recompletion of certain wells in the Hopper and Holser fields. The wells on the Company's Hopper Canyon Field were shut in as a result of road damages incurred from severe flooding during January 1995. The effect of shutting in these wells has been to reduce the Company's monthly net revenues by about $25,000 or seven percent. The work to repair the road was completed in mid-June, and the wells were put back into production in late June 1995.

         Properties located in California, which are all operated by the Company, comprised approximately 92% of Fortune's net proven oil reserves and 31% of Fortune's net proven gas reserves as of December 31, 1994.

         Oklahoma Properties

         At December 31, 1994, Fortune owned non-operated interests in two gross and .11 net wells located on 80 gross (5 net) acres in Oklahoma. These two wells were not in production during 1994. For the year ended December 31, 1993, net production from Oklahoma properties was 1,087 barrels of oil and 6,660 Mcf of gas. For the year 1992 the Company's production was 2,753 barrels of oil and 18,508 Mcf of gas from Oklahoma properties. No oil or gas reserves were attributed to the Company's Oklahoma properties at December 31, 1994.

         Title to Properties

         Detailed title examinations were performed for many of the Company's properties in December 1993 and January 1994 in conjunction with the Credit Facility, and title opinions were issued. The Company believes it holds valid title on all its properties, free and clear of any liens or encumbrances except for the lien held by Bank One, Texas on substantially all of the Company's proven properties, as described herein. Title opinions are obtained on newly acquired properties as of the date of the closing. As is customary in the oil and gas industry, the Company performs only a perfunctory title examination at the time exploratory oil and gas properties are acquired. Prior to the commencement of drilling operations, a thorough title examination is conducted and any significant defects are remedied before proceeding with operations. Transfers of many of the Company's properties are subject to various restrictions, including the requirement of obtaining the consent of the landowner in many instances.

         Office Facilities

         The Company leases office space in Agoura Hills, California. Rent for the 3,950 square feet which the Company occupies was $43,000 in 1993, $45,000 in 1994 and is expected to be $52,000 in 1995. The Company will be relocating its headquarters to Texas in early 1996. See Note 8 of Notes to Financial Statements.

COMPETITION

         Fortune competes with numerous other companies and individuals in the acquisition of oil and gas properties, the marketing of oil and gas and the recruitment of experienced personnel. Fortune's competitors include major oil companies, other small producers, investment groups and individuals, many of which have financial resources and facilities substantially greater than those
of the Company.   However, the major oil companies are selling many of their smaller or marginal domestic properties, primarily in California. Many operating companies interested in acquiring properties have greater capital
resources than the Company.   The Company's acquisition approach is to
concentrate on the properties of smaller independents and it has had acquisition discussions with several of these companies involving property acquisition for stock.

EMPLOYEES

         Fortune has a total of nine employees, six of whom are in management and administration and three in its oil and gas operations. In addition, the Company utilizes the services of outside consultants in certain technical aspects of the Company's business. Fortune utilizes these consultants to aid in the evaluation of Company projects and to evaluate oil and gas assets for potential acquisitions.

GOVERNMENTAL REGULATION

         Environmental laws and regulations are having an increasing impact on Fortune's operations in nearly all the properties where it has production. Drilling activities and the production of oil and gas are subject to regulations under federal and state pollution control and environmental laws and regulations. It is impossible to predict accurately the effect that additional environmental requirements may have on future earnings and operations, but it will continue to be necessary to incur costs in complying with these laws and regulations. Fortune spent approximately $10,000 and $14,000 in environmental compliance costs in 1993 and 1994, respectively.

         The Company is not currently involved in any judicial or administrative proceedings and believes that it is in substantial compliance with applicable environmental regulations. The Company believes that it is reasonably likely that the trend in environmental legislation and regulations will continue toward stricter standards. The Company is unaware of future environmental standards that are reasonably likely to be adopted that will have a material effect on the Company's financial position or results of operations, but cannot rule out the possibility.

         The Company has never had a material environmental problem, but if a property in which Fortune has an interest is found to be contaminated, the Company could be required to participate in a "clean up" program. Such a clean up, depending on its magnitude and the Company's ownership interest therein, could require undetermined amounts of capital and exceed the Company's ability to pay. The Company has obtained primary insurance against oil spills providing $2,000,000 of coverage per occurrence with a $2,500 deductible and an umbrella policy for an additional $4,000,000 per occurrence with a $10,000 deductible. See "Risk Factors -- Risks Associated with Oil and Gas Industry -- Risk of Oil and Gas Operations."

         The operations of oil and gas properties covered by leases in which the Company has or may acquire an interest will require compliance with spacing and other conservation rules of various state commissions and of the United States Geological Survey and the Bureau of Land Management with respect to federal oil and gas acreage. Further, production may be limited under state regulations for the prevention of waste. At the present time, the Company has no operations which are adversely affected by well permitting, spacing regulations or production limitations.

LEGAL PROCEEDINGS

         EnRe Litigation

         On March 14, 1995, Fortune was served with a lawsuit in the District Court of Bexar County, Texas, by EnRe Corporation, in which EnRe, as operator of the Company's New Mexico properties, seeks recovery of approximately $438,000 allegedly owed by Fortune for the drilling of certain wells on such properties. The lawsuit is the result of on-going disputes between the parties regarding the manner in which EnRe has conducted operations on the property and the proper interpretation of the operating agreement among the interest owners on the property. Management of Fortune believes that EnRe has operated the property in a negligent manner, causing loss to Fortune and the other interest owners. In addition, management believes that the Company was permitted under the terms of the operating agreement to elect not to participate in the drilling operations for which EnRe now seeks payment. On March 24, 1995, Fortune answered EnRe's lawsuit and filed a counterclaim against EnRe for an undeterminable amount for damages suffered by Fortune for EnRe's actions.

         On March 30, 1995, a partial settlement was reached as to payment by Fortune of undisputed well development costs in exchange for EnRe's co-operation in complying with provisions of the operating agreement to report operating information to Fortune on a timely basis. As of April 24, 1995, the Company had paid all well development costs which it believed to be undisputed, totalling $174,499. Thus, the remaining amount in dispute is $263,000 which the Company does not believe it will ultimately be required to pay.

         In the opinion of management, Fortune has valid defenses to all claims still in dispute made by EnRe. The Company intends to vigorously defend the litigation and pursue appropriate affirmative relief against EnRe for its actions as operator.

         Under mutual agreement of the non-operators, EnRe was asked to resign as operator of these properties. EnRe has agreed to do so subject to approval of the Jicarilla Apache tribe. In the interim, for purposes of field operations, AMPOLEX USA, Inc., the project's largest working interest owner, is acting as contract operator. It is anticipated that AMPOLEX USA, Inc. will become the official operator for the project at some point during 1995.

         LEX Litigation

         In initially entering into the LEX acquisition, Fortune was advised that the stockholders of LEX would include only William D. Forster, BSR Investments, a British Virgin Islands corporation ("BSR"), and Ensign Financial Group Limited, a British Virgin Islands corporation ("Ensign"). At the time Fortune issued its proxy statement for the special meeting of stockholders called to vote on the LEX acquisition, Fortune was advised that the ownership of the Fortune Common Stock and warrants to be issued in the acquisition was to be allocated one-third each to Forster, BSR and Ensign. In preparing for the closing of the acquisition, however, Fortune was advised that the only stockholders of LEX were Forster and BSR and that they were the only persons or entities entitled to vote on the merger of LEX with Fortune's subsidiary. Fortune obtained a written representation from Forster and BSR to this effect and received a legal opinion from LEX's counsel confirming these representations and confirming that all corporate action on the part of LEX necessary to authorize the merger had occurred.

         On May 11, 1995, Baytree Associates, Inc. ("Baytree") and Ensign commenced litigation in the Supreme Court of New York against Forster, BSR, Charif Souki (the son of Samyr Souki, president of BSR), LEX and Fortune seeking to enjoin the closing of the LEX acquisition by Fortune on the grounds that Ensign was entitled to a one-third interest in the proceeds of the transaction, namely the Common Stock and warrants to be issued by Fortune. Baytree also sought $1,000,000 in damages from Fortune for allegedly providing investment banking services to Fortune in connection with the Regulation S offering made by the Company in February 1995 and this Offering.

         At a hearing on May 12, 1995, the New York court dissolved the temporary restraining order issued on May 11 which had prohibited the acquisition and stated affirmatively that Fortune could proceed with the transaction. Since it was clear from the Ensign lawsuit that Forster and BSR owned at least two-thirds of the stock of LEX and could bind that corporation to proceed with the transaction and since most of the Common Stock and warrants issued by Fortune would remain in escrow following the closing, Fortune proceeded with the acquisition, which closed on its scheduled closing date of May 12, 1995. In issuing its Common Stock and warrants to complete the transaction, Fortune was required to accept the representations made by Forster and BSR that they were the only stockholders of LEX, but Fortune did not then, has not since and will continue not to take any position on who constituted the stockholders of LEX and who was entitled to the shares and warrants issued by Fortune in the acquisition. Further, Fortune advised Forster and BSR that the issues raised by Ensign would need to be resolved by them and obtained from Forster and BSR an agreement to indemnify Fortune against any claims from any third party asserting an ownership interest in LEX.

         At a subsequent hearing on May 22, 1995, the New York court granted the Company's motion for summary judgment and dismissed the $1,000,000 claim against Fortune and dismissed Fortune and LEX from the suit with prejudice based on an agreement of all parties. Forster, BSR and Souki are now the only remaining defendants in the action. At the hearing, the parties agreed that the escrow agent would retain and hold in escrow not less than 400,000 shares and 400,000 warrants, representing one-third of the total shares of Common Stock and warrants issued in the transaction, pending further order of the court. Fortune agreed to participate in the discovery process in the action as if it were a party to the action and, as a matter of convenience to the court, agreed that the New York court would retain jurisdiction over Fortune and LEX for purposes of enforcing the provisions of the stipulation.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The directors and executive officers of the Company are as follows:

                 Director and/or
                 Executive Officer                       Age        Title
                 -----------------                       ---        -----
                 Charles A. Champion(3)                   64        Chairman of the Board
                 Tyrone J. Fairbanks(1)                   39        President, Chief Executive Officer, and
                                                                    Chief Financial Officer and Director
                 Dean W. Drulias(1)(2)                    48        Director and Secretary
                 Graham S. Folsom(1)(3)                   38        Director
                 William T. Walker, Jr.(1)(2)             63        Director
                 Barry Feiner(1)(2)                       61        Director
                 Gary Gelman(3)                           29        Director
                 Charif Souki(4)                          43        Director
                 William D. Forster(4)                    49        Director
                 John L. Collins                          50        Vice President of Investor Relations

------------------
(1)      Member of Executive Committee
(2)      Member of Compensation Committee
(3)      Member of Audit Committee
(4) Appointed by the Board of Directors on July 27, 1995, to fill newly created vacancies on the Board of Directors. See "Certain Relationships and Related Transactions."

         Mr. Charles A. Champion joined Fortune's Board of Directors in March 1994 and was elected Chairman in July 1994. Mr. Champion also serves as President and Chief Executive Officer of Tower Petroleum Corporation, a privately held oil and gas producer, operator and petroleum consulting firm which he founded in 1983. Mr. Champion is a certified petroleum engineer in the States of California and Alaska and his career includes positions of increasing responsibility with Richfield Oil Corporation (later known as Atlantic Richfield Company), Mobil Oil Corporation and Husky Oil. Mr. Champion was appointed by the Governor of Alaska in 1972 to serve as State Pipeline Coordinator and to lead an agency to oversee the construction of the Trans-Alaska pipeline. He served in that capacity until the pipeline's completion in 1977. Mr. Champion has served as adjunct Associate Professor of Petroleum Engineering to the University of Alaska at Anchorage and has published a number of technical papers for the oil and gas industry. Mr. Champion was awarded the Distinguished Achievement Medal from the Colorado School of Mines in 1981. Mr. Champion has been a member of the Society of Petroleum Engineers since 1954 and is currently Secretary of the Conservation Committee of California Oil Producers, and a member of the Los Angeles Basin Chapter of the American Petroleum Institute and the California Independent Petroleum Association. Mr. Champion holds a B.S. degree from the Colorado School of Mines and an M.S. degree in petroleum engineering from the University of Southern California.

         Mr. Tyrone J. Fairbanks has served as a Director of Fortune since January 1991. Mr. Fairbanks also serves as President, Chief Executive Officer and Chief Financial Officer of the Company. Prior to joining Fortune, Mr. Fairbanks served as President, Chief Executive Officer and Director of Fairbanks & Haas, Inc. from January 1990 to January 1991. Fairbanks and Haas, Inc. was an oil and gas exploration, production, acquisition and operations
company located in Ventura, California.   Mr. Fairbanks co-founded Fairbanks &
Haas, Inc. and served in the capacity of Director and Executive Vice-President from February 1987 to January 1990. See "Business and Properties - Acquisition Activity - Fairbanks & Haas, Inc." Prior to Fairbanks & Haas, Inc., Mr. Fairbanks served in positions of increasing responsibility in the area of accounting, finance, administration and operations within various segments of the oil and gas industry. Mr. Fairbanks attended California State University at Northridge and continued his education with courses in finance and accounting at the University of California at Los Angeles extension and the University of Pennsylvania - Wharton Business School extension.

         Mr. Dean W. Drulias is a stockholder of and a practicing attorney at the law firm of Burris, Drulias & Gartenberg, a Professional Corporation, which has served as counsel to the Company since its incorporation in May 1987. Mr. Drulias has served as a director since 1991 and as Secretary since July 1994. During 1993 and 1994, his firm billed the Company a total of $117,357 and $94,806, respectively, for legal fees and costs. As of September 30, 1995, Mr. Drulias' firm has billed $65,000 for legal services in 1995. He has practiced law in the Los Angeles area since 1977 after graduating from

Loyola Law School and specializes in areas of energy, environmental and real property law. Mr. Drulias is chairman of the Company's Compensation Committee. Mr. Drulias received his B.A. degree from the University of California at Berkeley in 1971.

         Mr. Graham S. Folsom has served as the Chief Financial Officer of Klein Ventures, Inc. since April 1987. Klein Ventures, Inc. is a diversified investment company. Mr. Folsom has been active in the oil investments of such company and its affiliates since 1987. Mr. Folsom has been licensed as a Certified Public Accountant in the State of California since 1982 and is responsible for all of the accounting and financial affairs of Klein Ventures and its affiliates. Mr. Folsom is chairman of the Company's Audit Committee. Mr. Folsom is a graduate of University of the Pacific with a B.S. degree in business administration.

         Mr. William T. Walker, Jr. joined Fortune's Board after the successful completion of Fortune's $7.425 million secondary equity offering in October
1993.   Mr. Walker founded Walker Associates, a corporate finance consulting firm for investment banking, in 1985 and has participated in or been instrumental in completing over $250,000,000 in public and private offerings since its inception. Prior to forming Walker Associates, Mr. Walker served as Executive Vice President, Manager of Investment Banking, Member of the Board and Executive Committee and Chairman of the Underwriting Committee for Bateman Eichler Hill Richards, a New York Stock Exchange Member firm from 1969 to 1985 when Bateman Eichler Hill Richards was purchased by Kemper Group. Prior to joining Bateman Eichler Hill Richards, Mr. Walker served in various executive capacities and was a partner with the investment banking firm of Glore Forgan, William R. Staats & Co. in New York. Mr. Walker attended Stanford University. He also serves on the boards of directors of Go Video, Inc. (AMEX) and Ameriquest, Inc. (NYSE).

         Mr. Charif Souki was appointed to the Board of Directors on July 27, 1995, to fill a vacancy created by the expansion of the board from seven to nine members. Mr. Souki is the son of Samyr Souki, the President of BSR Investments, Ltd. which is a substantial owner of the Common Stock. Mr. Souki disclaims beneficial ownership of the securities held by BSR Investments, Ltd. Mr. Souki was retired during 1990, 1991 and 1992 and a private investor and restaurant owner during 1993, 1994 and 1995.

         Mr. William D. Forster was also appointed to the Board of Directors on July 27, 1995, to fill a vacancy created by the expansion of the board. Mr. Forster is the chairman of W. Forster & Co., a New York-based private investment banking firm. Prior to forming that company, Mr. Forster was a managing director of Lehman Bros. for approximately 11 years.

         Mr. Barry Feiner was elected to the Company's Board of Directors on January 20, 1995. The Company agreed to elect him pursuant to an arrangement with Mr. Jack Farber, now deceased, formerly a principal stockholder of the Company. See "Certain Relationships and Related Transactions" and "Principal Stockholders." Mr. Feiner graduated from Columbia Law School and is a member of the Bar of the State of New York. He has practiced law in the State of New York since 1965. His practice concentrates on the areas of corporate and securities law. Prior to beginning private practice, Mr. Feiner served on the staff of the Securities and Exchange Commission. Mr. Feiner holds a B.A. degree from Brandeis University.

         Mr. Gary Gelman was elected to the Company's Board of Directors on January 20, 1995. The Company agreed to elect him pursuant to an arrangement with Mr. Jack Farber, now deceased, formerly a principal stockholder of the Company. See "Certain Relationships and Related Transactions" and "Principal Stockholders." Mr. Gelman graduated from San Diego State University in 1989 and has served as president of GAR-COR Holding Corporation, a real estate management and brokerage firm, since that time. Mr. Gelman also serves as a loan consultant with National Bank of New York City and is a principal partner of Hands-on Management, a property management and brokerage company managing approximately 400 apartments in 15 buildings. Mr. Gelman is the grandson of Mr. Jack Farber.

         Mr. John L. Collins was hired by the Company as Vice President of Investor Relations effective May 30, 1995. Mr. Collins will serve at the pleasure of the Board of Directors. He formerly served as Vice President of Investor Relations with Texas Meridian Resources Corporation, a Texas based oil and gas company, a position he held from January 1991 until his resignation to join Fortune in May 1995. Mr. Collins became a registered representative with Merrill Lynch in 1970 and spent 20 years in the securities industry, serving as Vice President-Investments with A.G. Edwards & Company from 1980 to 1989. During 1990, he held a sales position with Frontier Directory.

         Director Compensation

         As compensation to outside directors, the Company pays directors' fees equal to $2,500 per quarter, one half in shares of Fortune common stock valued at $1,250 based on the value of the stock on the last day of each quarter and $1,250 in cash. Inside directors do not receive any compensation for serving as directors.

         Committees of the Board

         During the year ended December 31, 1994, the Board of Directors met eighteen times and the compensation committee met one time. Each director attended all Board meetings and each member of a Board committee attended all committee meetings.

         The audit committee consists of three outside directors. Currently, Graham Folsom is the chairman of the committee. It also meets separately with representatives of the Company's independent auditors and with representatives of senior management. The committee reviews the scope of audit coverage, the fees charged by the independent auditors, matters relating to internal control systems and the expenses of senior executives.

         The compensation committee consists of three outside directors. Barry Feiner is the chairman of the Committee. The compensation committee met once during 1994. The committee proposes and administers the Company's stock option plans, long-term incentive plans and executive incentive plans. In this capacity, the committee recommends all option grants or awards to Company officers and executives. The committee also recommends the establishment of policies dealing with various compensation, pension and profit sharing plans, although at this time no such plans have been created.

         On December 14, 1995, Fortune established an Executive Committee consisting of five directors to review significant matters affecting the Company. The Committee has no authority to approve any transaction involving the expenditure of funds in excess of the spending authority granted to the Chief Executive Officer. It is anticipated that the Executive Committee will meet at least monthly but more often as necessary.

EXECUTIVE COMPENSATION

         The following table lists the total compensation paid by the Company to persons who served in the capacity of chief executive officer during the periods indicated and to the only other executive officer who received annual compensation in excess of $100,000:

                           SUMMARY COMPENSATION TABLE

                                                 Annual Compensation                  Long Term Compensation
                                                 -------------------                  ----------------------
                                                                                            Awards
                                                                                            ------
NAME AND PRIN-                                                                        SECURITIES UNDERLYING
CIPAL POSITION                                YEAR    SALARY       BONUS                  OPTIONS/SARS
--------------                                ----    ------       -----                  ------------
Charles A. Champion(1)                        1994   $ 36,000          -                      50,975
Chairman and CEO

Daniel E. Pasquini(2)                         1994   $105,000      $15,000                    78,900
President                                     1993   $ 96,000          -                      22,500
                                              1992   $ 92,000          -                         -

Tyrone J. Fairbanks(3)                        1994   $102,500      $15,000                    78,900
President and CFO

---------------
(1) Mr. Champion was elected Chief Executive Officer on June 23, 1994, concurrently with the resignation of Daniel E. Pasquini as president. Mr. Champion did not previously serve as an executive officer of Fortune.

(2) Mr. Pasquini served as president of Fortune from the inception of the Company in 1987 until his resignation on June 23, 1994. See also the following paragraph for information concerning severance paid to Mr. Pasquini.

(3) The only year in which Mr. Fairbanks received salary and bonus exceeding $100,000 was 1994. Mr. Fairbanks was elected President of Fortune on June 23, 1994, and became Chief Executive Officer on January 5, 1995. Prior to his election as President, he served as a Vice President and Chief Financial Officer.

         In June 1994, Daniel E. Pasquini, formerly President and a director of the Company, resigned. At the time of his resignation, Mr. Pasquini was employed under an employment agreement with terms similar to Mr. Fairbanks' agreement. In connection with the cancellation of the agreement, Mr. Pasquini and the Company negotiated a buyout arrangement under which Mr. Pasquini was to be paid a total severance benefit of $225,000, of which approximately one-half was deferred until January 1995. To assist the Company's cash flow requirements, Mr. Pasquini agreed to accept $85,000 in cash, the exercise price of certain stock options held by him was reduced to $.575 per share and the Company agreed to issue stock purchase warrants to him in the future to purchase 45,000 shares of Common Stock at $2.75 per share. The reduction in exercise price of the options had no financial statement impact, since the Company had previously expensed the entire amount of the severance benefits payable to Mr. Pasquini.

         The following table lists the outstanding options held by the Company's Chief Executive Officer and Chief Financial Officer under Company's Stock Option Plans:

                 AGGREGATE OPTION EXERCISE IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES


                                                                                    Number of           Value of Unexercised
                                                                               Unexercised Options      in-the-Money Options
                                                                                  at FY-End (#)             at FY-End (#)
                                 Shares Acquired                                   Exercisable/              Exercisable/
Name                               on Exercise         Value Realized ($)         Unexercisable             Unexercisable
----------------------------------------------------------------------------------------------------------------------------
Charles A. Champion                      -                    -                    24,195/0                    $0/0

Tyrone J. Fairbanks                      -                    -                   111,400/0                    $0/$0

---------------
(1) Based on the closing price of the Common Stock on December 31, 1994.

EMPLOYMENT AGREEMENTS

         The Company has entered into an employment agreement with Tyrone J. Fairbanks, its President, Chief Executive Officer and Chief Financial Officer. The agreement provides that if employment is terminated for any reason other than for cause, death or disability within two years following a change in control (which for purposes of this Agreement means a change in the majority of the Board of Directors following certain special events) Mr. Fairbanks is entitled to receive a single payment equal to two year's compensation and all shares of Common Stock subject to stock options then held by him without payment of the exercise price therefor. Mr. Fairbanks' agreement also provides for two (2) years of consulting services upon the completion of the primary term of his contract at forty percent (40%) of the last compensation thereunder. Mr. Fairbanks' current employment agreement provides for an annual salary of $150,000. The term of Mr. Fairbanks' employment contract expires December 31, 1997.

         The Company has entered into an employment agreement with John L. Collins, its newly appointed Vice President of Investor Relations, pursuant to which he will receive a salary of $96,000 per year. Pursuant to that agreement, on May 30, 1995, Fortune issued to Mr. Collins 25,000 stock purchase warrants exercisable at $3.25 (the market price of the Common Stock on May 30, 1995, the date of issue) and expiring May 30, 2000. The contract will be terminable at will by either party. Mr. Collins is also entitled to receive, without payment, shares underlying stock options then held by him in the event of a termination by reason of a change in control.

STOCK OPTIONS

         Fortune has four Stock Option Plans. The plans cover all officers and employees of the Company. Three of the plans also provide for options for directors of the Company. Awards are made by the Board of Directors upon recommendations of its Compensation Committee. There is no performance formula or measure. Options granted under the 1987 plan must be exercised within ten years of the date of grant or they are forfeited. Options granted under the 1988 plan, the 1991 plan and a multi-year plan adopted in 1993 must be exercised within five years of the date of grant or they are forfeited. No future options will be granted under existing option plans at less than 85% of the fair market value of the Common Stock. In addition, for a period of one year following the date of this Prospectus, the Company will not grant any options or warrants, other than options or warrants issued or granted in bona fide financing transactions, which would result in the aggregate number of options and warrants exceeding 10% of the then outstanding Common Stock.

         All options available under the 1987, 1988 and 1991 plans have been granted, and no shares remain under any of these plans on which options may be granted. Options under the 1993 plan available for grant in 1993, 1994 and 1995 have been granted; additional options may be granted under the 1993 plan in 1996 and 1997. Options have been granted as follows: (1) under the 1987 plan, options for 12,500 shares at a price of $2.60 per share; (2) under the 1988 plan, options for 27,500 shares at $2.60 per share; under the 1991 plan, options for 32,500 shares at $6.00 per share; and (4) under the 1993 plan, options for 75,000 shares at $5.00 per share granted in 1993, options for 263,000 shares at $5.48 per share granted in 1994 and options for 264,000 shares at $6.03 per share granted in 1995. The prices of the options granted in 1991, 1993, 1994 and 1995 were reduced to $2.75 on January 12, 1994.

         The following table shows the grants of stock options to each of the executives named in the Summary Compensation Table during 1994. No options were exercised by any of these individuals during 1994.


                             OPTION GRANTS IN 1994

                      Number of              % of Total
                      Securities            Options/SARs
                      Underlying             Granted to
                     Options/SARs           Employees in            Exercise or Base            Expiration
       Name            Granted              Fiscal Year               Price ($/Sh)                 Date
       ----         -------------           ------------            ----------------            ----------
   Charles A.             18,000                 100.0%                   $1.94                    12/23/99
   Champion                6,575                   2.5%                   $5.48(1)                   3/1/99
   Daniel E.              78,900                  30.0%                   $5.48(1)                   3/1/99
   Pasquini
   Tyrone J.              78,900                  30.0%                   $5.48(1)                   3/1/99
   Fairbanks

-----------------
(1) The exercise price of these options was reduced to $2.75 per share on January 12, 1994. This reduction had no financial statement impact because the exercise price after the reduction was still higher than the market price of the Common Stock at that date.

         In the event of a change in control of the Company, the shares of the Company's common stock subject to options granted to all option holders under the Company's stock option plans will be issued to them without further action on their part or the payment of the exercise price for such shares.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Subsequent to the consummation of the acquisition of LEX, Messrs. Forster and Souki were elected to the Board of Directors of the Company. Their election to the Board was not a term or condition of the transaction. For information regarding the consideration received by Mr. Forster and BSR in the transaction, see "Business and Properties - Exploration, Exploitation and Development Activity - Zydeco 3D Venture." BSR is a corporation owned by members of the family of Mr. Souki. In connection with the acquisition, Mr. Forster and BSR agreed to indemnify Fortune against costs and expenses in connection with the Baytree litigation and are currently indebted to the Company in the amount of approximately $30,000 for expenses incurred by Fortune in the litigation. See "Business and Properties - Legal Proceedings - LEX Litigation."

         On April 24, 1995, the Company obtained a $300,000 "bridge" loan to enable it to pay certain expenses, including $100,000 on its Credit Facility. The loan was obtained from LEX, which in turn had borrowed the funds from several individuals. Upon the consummation of the Company's acquisition of LEX, it became liable on such loans. The loans were repaid out of the proceeds of the Company's recently concluded Common Stock offering. Among the individuals who loaned funds to LEX were Mrs. William H. Forster, mother of William D. Forster, a principal of LEX and now a director and principal stockholder of Fortune, and John E. McConnaughy, Jr., formerly a principal stockholder of the Company. See "Principal Stockholders." Each of Mrs. Forster and Mr. McConnaughy loaned LEX $100,000 and received from LEX, as an inducement to make the loan, 33,333 shares of Common Stock and 33,333 stock purchase warrants out of 170,000 shares and 170,000 warrants issued to LEX prior to the closing of the acquisition. W. Forster & Co., Inc., a corporation wholly owned by William D. Forster, received a $30,000 placement fee from the Company for assistance in arranging the $300,000 bridge loan. As a result of its acquisition of LEX, Fortune was required, at the time the bridge loan was repaid, to accelerate the amortization of the value of the shares paid by LEX to the lenders in connection with the bridge loan in the amount of $150,000.

         In order to provide additional capital for development activities, on December 19 and 20, 1994, the Company borrowed an aggregate of $750,000 from certain principal stockholders and from each of its directors then serving (Messrs. Champion, Drulias, Fairbanks, Folsom and Walker). The directors loaned $175,000 to the Company in the aggregate; $375,000 was obtained from Klein Ventures, Inc.; and $200,000 was obtained from Jack Farber. See "Security Ownership of Certain Beneficial Owners and Management." The notes are unsecured, currently bear interest at 11% per annum (1.5% above the Bank One, Texas, prime rate), interest is payable monthly, and the notes were due six months from their respective dates of issue. The due date of the loans from each of the directors and Klein Ventures, Inc. is July 15, 1996.

         Both the Klein Ventures, Inc. and Farber notes permit the holder to elect to exchange their notes for shares of Common Stock at the price on the date the notes were issued ($2.00 and $1.875 per share, respectively), and Fortune reserved 294,166 shares of common stock for such purpose. On or about June 30, 1995, the estate of Mr. Farber converted its note into 106,667 shares of Common Stock. As additional consideration for making the loan, Klein Ventures, Inc. received 10,000 stock purchase warrants with an exercise price of $2.40 per share, and Mr. Farber received 35,000 stock purchase warrants with an exercise price of $1.875 per share. The Company also agreed to name two individuals nominated by Mr. Farber to fill vacancies on the Board of Directors. Barry Feiner, Esq., who served as counsel to Mr. Farber prior to the latter's death on May 5, 1995 and to Barry Blank, another principal stockholder of the Company, and Mr. Gary Gelman, Mr. Farber's grandson, were elected to the Board of Directors in January 1995 pursuant to this agreement. Both Mr. Feiner and Mr. Gelman were re-elected to the board by the stockholders at the 1995 annual meeting.

         On April 10, 1992, the Company consummated the acquisition of certain oil and gas interests from Hinkle Exploration Limited ("Hinkle Exploration") and San Francisco Energy Corporation. In the Hinkle acquisition, Fortune issued 243,153 shares of common stock and 152,142 stock purchase warrants in exchange for the acquired assets. Of those amounts, 129,973 shares and 138,888 warrants were issued to Klein Ventures and its affiliates and 35,933 shares and 13,254 warrants were issued to entities in which Charles Hinkle owns an interest or to members of Mr. Hinkle's family. The 13,254 warrants were exercised on December 4, 1992. Mr. Hinkle was elected a director of Fortune, but resigned in 1993. In the acquisition, Fortune also assumed $391,000 of payables owed by Hinkle Exploration to trade creditors, which amounts have been paid. Hinkle Exploration was owned 50% by Mr. Hinkle and 50% by Robert Bianchi. The payables assumed by the Company included approximately $175,000 owed to Halliburton Services, Inc. which had been guaranteed by H&B Resources (owned 50% each by Mr. Hinkle and Mr. Bianchi) and by Messrs. Hinkle and Bianchi individually. H&B and Mr. Hinkle remained liable on such debt, and as a result of payments made by the Company on such obligations, Mr. Hinkle received a personal benefit.

         See "Management - Directors and Officers" for information regarding legal services performed by Burris, Drulias & Gartenberg, A Professional Corporation, for the Company and the Representatives. Dean Drulias, a director of the Company, is a stockholder of such law firm.

         All of the foregoing transactions between the Company and members of management or principal stockholders were, and any future transactions will be, on terms no less favorable to the Company than those which could be obtained from unaffiliated third parties. In addition, no future transaction will be entered into between the Company and members of management or principal stockholders unless such transactions are approved by a majority of the directors who are not members of management or principal stockholders.

LIMITED LIABILITY OF DIRECTORS

         In accordance with the Delaware General Corporation Law, the Company has included a provision in its Certificate of Incorporation to limit the personal liability of its directors for violations of their fiduciary duties. The provision eliminates such directors' liability to the Company or its stockholders for monetary damages, except (i) for any breach of the directors' duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which any director derived an improper personal benefit.

         This provision protects the Company's directors against personal liability for monetary damages arising from breaches of their duty of care. Directors remain liable for breaches of their duty of loyalty to the Company and its stockholders and for the specific matters set forth above, as well as for violations of the federal securities laws. The provision has no effect on the availability of equitable remedies such as injunction or rescission. Additionally, these provisions do not protect a director from activities undertaken in any capacity other than that of director.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Company's bylaws provide for indemnification of its officers and directors to the fullest extent permitted by the Delaware General Corporation Law in effect at the time of a claim for indemnification. Such indemnification applies to any threatened, pending or contemplated suit or proceeding arising by reason of such person acting as an officer or director of the Company or its affiliates.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.





                     [this space left blank intentionally]

                             PRINCIPAL STOCKHOLDERS

         The following table contains information at December 21, 1995, as to all persons who, to the knowledge of the Company, were the beneficial owners of five percent (5%) or more of the outstanding shares of the Common Stock of the Company and of all officers and directors.

                                                         Amount and Nature         Percent
Name                                                  Of Beneficial Ownership    Of Class(1)
----                                                  -----------------------    --------
William D. Forster, 30101 Agoura Ct.,
  Agoura Hills, CA (Director)(2)                            1,097,023(3)              9.4%
BSR Investments, Inc., Paris, France(2)                     1,030,000(4)              8.9%
Klein Ventures, Inc.,                                         710,803(5)              6.3%
  1307 E. Pine St., Lodi, CA
Barry Blank, 5353 N. 16th St., Phoenix, AZ                    641,200(6)              5.6%
Tyrone J. Fairbanks (Director, President,
  CEO and CFO) 30101 Agoura Ct.,
  Agoura Hills, CA                                            238,440(7)              2.1%
William T. Walker, Jr. (Director)
  30101 Agoura Ct., Agoura Hills, CA                          152,992(7)              1.4%
John L. Collins (Vice President)
  30101 Agoura Ct., Agoura Hills, CA                          100,000(7)              1.0%
Charles A. Champion (Director)
  30101 Agoura Ct., Agoura Hills, CA                           64,416(7)               *
Graham S. Folsom (Director)
  30101 Agoura Ct., Agoura Hills, CA                           58,384                  *
Dean W. Drulias (Director and Secretary)
  30101 Agoura Ct., Agoura Hills, CA                           49,520                  *
Gary Gelman (Director)
  30101 Agoura Ct., Agoura Hills, CA                           19,112                  *
Barry Feiner (Director)
  30101 Agoura Ct., Agoura Hills, CA                           13,612                  *
Charif Souki (Director)
  30101 Agoura Ct., Agoura Hills, CA                              357(4)               *
All Officers and Directors
as a group of ten (10) persons                              1,793,356(7)             14.4%

---------------
(1)  The asterisk (*) indicates less than 1%.

(2) Forster and BSR are the record holders of these shares issued in connection with the LEX acquisition. Ensign Financial Group Limited claims a one-third interest in such shares and the stock purchase warrants issued in the acquisition. In light of the dispute which has arisen over the ownership of these shares and warrants, the Company is unable to state the beneficial ownership of such shares and warrants. See "Business and Properties - Legal Proceedings." If Ensign's position is upheld by the New York courts and it is awarded one-third of the securities issued in the LEX acquisition, to the best of the Company's knowledge, the ownership, including shares underlying the stock purchase warrants and other securities noted in footnote (3), would be as follows:

                                                     Amount and Nature of            Percent
                                                     Beneficial Ownership            of Class
                                                     --------------------            --------
         Ensign Financial Group Limited, NY, NY              800,000                    7.0%
         William D. Forster, New York, NY                    696,666                    6.0%
         BSR Investments, Inc., Paris, France                630,000                    5.4%

(3) Includes 515,000 shares of Common Stock underlying stock purchase warrants exercisable at $4.75 per share and expiring April 2000. Also includes 33,333 shares of Common Stock and 33,333 shares of Common Stock underlying stock purchase warrants held by Mr. Forster's mother, as to which Mr. Forster disclaims beneficial ownership.

(4) Includes 515,000 shares of Common Stock underlying stock purchase warrants exercisable at $4.75 per share and expiring April 2000. Based on information provided to the Company by BSR, voting and dispositive power is exercised by Samyr Souki, the president of BSR. Charif Souki, a director of the Company and son of Samyr Souki, disclaims any ownership interest in or dispositive power over such shares.

(5) Klein Ventures, Inc. is owned by Mr. Bud Klein. The number of shares shown includes 138,888 shares underlying stock purchase warrants issued to Klein Ventures, Inc. in the Hinkle acquisition, 80,000 shares underlying stock purchase warrants acquired in the Company's 1993 public equity offering exercisable at $3.75 per share and an aggregate of 88,629 shares of stock owned by Klein Bros. Holdings, Ltd. Company on December 19, 1994, and 10,000 shares issuable upon exercise of stock purchase warrants with an exercise price of $2.40 per share which will be issued to Klein Ventures, Inc. in connection with such note. See "Certain Relationships and Related Transactions." Each record owner possesses sole voting and disposition power over such shares, and Klein Ventures, Inc. and Mr. Bud Klein disclaim beneficial ownership of shares owned by Klein Bros. Holdings, Ltd. which is owned by Klein Ventures, Inc. and five of Mr. Klein's children and relatives. However, Klein Ventures, Inc., Klein Bros. Holdings, Ltd. and Bud Klein may be considered a "group" under regulations of the Securities and Exchange Commission.

(6) Includes 310,600 shares of Common Stock and an additional 330,600 of which are shares underlying stock purchase warrants held by Mr. Blank and exercisable at $3.75 per share. Mr. Blank is a Vice President and registered representative with Coleman and Company Securities, Inc., one of the Representatives of the Underwriters. See "Underwriting."

(7) Includes 216,999 shares issuable to Mr. Fairbanks upon the exercise of stock options granted to him under the Company's various stock option plans, exercisable at $2.75 per share; an aggregate of 139,801 shares issuable upon exercise of stock options granted to other officers and directors under the Company's various stock option plans, exercisable at $2.75 per share; 18,000 shares issuable upon exercise of stock options granted to Charles A. Champion exercisable at $1.94; 88,289 shares issuable upon exercise of common stock purchase warrants (at $4.41 per warrant) and 22,264 shares issuable upon exercise of 3,600 warrants (at $11.14 each for 3.3097 shares of Common Stock and two stock purchase warrants exercisable at $3.75 each for 1.4375 shares) issued in connection with the Company's 1993 equity offering to William T. Walker, Jr. prior to becoming a director of the Company; and 25,000 shares issuable upon the exercise of common stock purchase warrants (at $3.25 per share) issued to John L. Collins on May 30, 1995.

                                 EXCHANGE OFFER

         By this Prospectus, each Debentureholder is offered the opportunity to convert some or all of his Debentures into ____ shares of Common Stock and ____ Exchange Warrants for each $1,000 principal amount of Debentures. Debentureholders wishing to accept this offer must tender the certificates evidencing their Debentures and a completed Transmittal Letter in the form accompanying this Prospectus to _________________ on or before the close of business on ________________, 1996. Tenders received after that date will not be accepted, provided that the Company reserves the right to extend the conversion period for up to an additional 30 days upon written notice to all Debentureholders.

         Tenders once made are irrevocable, except that if Debentureholders holding less than 90% in principal amount of the Debentures fail to tender their Debentures for conversion, no tenders will be accepted and all tendered Debentures will be returned.

         Certificates evidencing the shares of Common Stock and Exchange Warrants issued to each converting Debentureholder will be transmitted by the Company's transfer agent by certified mail, return receipt requested, as soon as practicable following the termination of the tender period.

         Debentureholders tendering their Debentures whose tenders are accepted will be entitled to receive accrued interest on the Debentures through December 31, 1995. In the event the conversion occurs after December 31, 1995, Debentureholders will not be entitled to receive interest for the period between January 1, 1996 and the date the conversion occurs. Debentureholders not tendering their Debentures will continue to receive interest on the Debentures, in accordance with the terms of the Debentures.

         For its services as Conversion Agent, Toluca Pacific Securities Corporation will receive warrants to purchase 50 shares of the Common Stock for each $1,000 principal amount of Debentures tendered. If all Debentures are tendered, the Conversion Agent will receive warrants to purchase a total of 86,250 shares at the Exchange Price.

         The Company reserves the right to determine the validity and timeliness of all tenders, and its determination shall be final.


                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         Set forth below is a discussion of certain federal income tax consequences to persons exchanging their Debentures for Common Stock and Exchange Warrants pursuant to this offering. This discussion summarizes the opinion of Reish & Luftman, Los Angeles, California, delivered to the Company in connection with this offering. The discussion sets for the material tax consequences to investors in this offering but does not purport to deal with all aspects of federal taxation (or with any aspect of state, local or foreign taxation) that may be relevant to investors in light of their personal investment and tax circumstances. Certain investors (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. HOLDERS OF DEBENTURES DESIRING TO ACCEPT THE OFFER TO CONVERT ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF ACCEPTING THE OFFER TO CONVERT AND CONVERTING THEIR DEBENTURES INTO COMMON STOCK AND EXCHANGE WARRANTS.

ACCRUED BUT UNPAID INTEREST

         A Debentureholder who reports his income on the cash basis of accounting for tax purposes, who receives a payment of accrued but unpaid interest in cash in the Exchange Offer, will be required to include the interest income in his taxable income to the extent of the cash payment of interest. A Debentureholder who reports his income on the accrual basis of accounting for tax purposes, who receives a payment of accrued but unpaid interest in cash in the Exchange Offer, will have already included this accrued interest in its taxable income and thus will not be required to include any cash payment received in its taxable income, except to the extent that the entire amount of such cash payment has not already been included in its taxable income.

CONVERSION OF DEBENTURES

         Generally no gain or loss will be recognized upon the conversion of a Debenture into solely Common Stock (except with respect to cash received in lieu of factional shares or any accrued interest received on the Debentures). However, Exchange Warrants do not qualify for the nonrecognition of gain or loss. The amount of the gain or loss on the transaction will be equal to the difference between the cost or basis of the Debentures surrendered and the sum of the cash (other than accrued interest) and the fair market values of the Common Stock and Exchange Warrants received; however, gain will be recognized (i.e. included in taxable income) only to the extent of the cash and fair market value of the Exchange Warrants received.

         If a Debenture being converted into Common Stock is one as to which there is accrued market discount, such accrued market discount will carry over to the Common Stock (to the extent that such accrued market discount has not previously been included in the holder's income) and any gain realized upon the subsequent disposition (including a gift) of such Common Stock, to the extent of such accrued market discount, may be taxable as ordinary interest income. See "Market Discount on Sale of Common Stock".

BASIS OF COMMON STOCK AND EXCHANGE WARRANTS

         The basis of the Exchange Warrants received on the exchange will be equal to their fair market value.

         The basis of the Common Stock received on the exchange will equal the basis of the Debenture in the hands of the exchanging Debentureholder, reduced by (i) the fair market value of the Exchange Warrants received, (ii) the amount of any money received by the exchanging Debentureholder and (iii) the amount of any loss recognized by the exchanging Debentureholder on the exchange, and increased by the amount of any gain recognized by the exchanging Debentureholder. In most cases, the exchanging Debentureholder's basis in the Common Stock received on the exchange will equal the basis of the Debenture, less the portion of such basis allocated to the Exchange Warrants received and the portion of such basis allocated to portion of the Debentures for which cash was received in lieu of fractional shares.

HOLDING PERIOD OF COMMON STOCK AND EXCHANGE WARRANTS

         The holding period of the Exchange Warrants for holders of the Exchange Warrants who hold the Exchange Warrants as capital assets, for purposes of determining whether gain or loss on the disposition of the Exchange Warrant is long term or short term capital gain or loss, commences with the date the Exchange Warrants are issued in connection with the Exchange Offer and terminates on the date of disposition of the Exchange Warrant in a taxable transaction. If the Exchange Warrant is exercised, the holding period of the Common Stock acquired upon such exercise will include the period the Warrantholder held the Exchange Warrant.

         The holding period of the Common Stock acquired in the Exchange Offer for holders of the Common Stock who hold the Common Stock as capital assets, for purposes of determining whether gain or loss on the disposition of the Common Stock acquired in the Exchange Offer is long term or short term capital gain or loss, will be deemed to include the time period that the shareholder owned the Debenture.

DISPOSITION OF THE COMMON STOCK AND EXCHANGE WARRANTS

         On the sale, redemption or other disposition of the Common Stock acquired in the exchange, a holder will recognize gain or loss measured by the difference between the amount of cash and the fair market value of the property received and the holder's tax basis in the Common Stock sold, exchanged or otherwise disposed of. Except as set forth in the second paragraph of "Conversion of Debentures", such gain or loss will be a capital gain or loss, provided the Common Stock was held as a capital asset, and will be long term gain or loss if the Common Stock were held for more than one year, including the period that the Debenture was held.

         On the sale, redemption or other disposition of the Exchange Warrants acquired in the exchange, other than by exercise of the Exchange Warrants and their conversion into Common Stock, the holder will recognize gain or loss measured by the difference between (a) the amount of cash and the fair market value of the property received and (b) the holder's tax basis in the Exchange Warrants sold, exchanged or otherwise disposed of. Such gain or loss will be a capital gain or loss, provided the Exchange Warrants were held as a capital asset, and will be long term gain or loss if the Exchange Warrants were held for more than one year.

         On the exercise of the Exchange Warrants and their conversion into Common Stock, generally no gain or loss will be recognized by the holder of the Exchange Warrants (except with respect to cash received in lieu of fractional shares). The holder of Exchange Warrants converted into Common Stock will generally have the same basis for the Common Stock as for the Exchange Warrants, less that portion of the basis of the Exchange Warrants allocable to any fractional share for which cash is received. With respect to holders of the Common Stock acquired on the conversion of the Exchange Warrants, who holds the Exchange Warrants and Common Stock as capital assets, for purposes of determining whether gain or loss on the disposition of the Common Stock acquired through the exercise of the Exchange Warrants is long term or short term capital gain or loss, the holding period of the Common Stock acquired on the conversion of the Exchange Warrants will include the time period that the shareholder owned the Exchange Warrant. Such gain or loss will be a capital gain or loss, provided the Common Stock was held as a capital asset, and will be long term gain or loss if the Common Stock were held for more than one year, including the period that the Exchange Warrants were held.

MARKET DISCOUNT ON SALE OF COMMON STOCK

         If the Debentureholder purchased such Debenture at a market discount, the accrued market discount will carry over to the Common Stock acquired on the exchange (see second paragraph of "Conversion of Debentures"). If the holder of such Common Stock subsequently recognizes gain upon a disposition (including a gift) of the Common Stock, the lesser of such gain (or appreciation, in the case of a gift) or the portion of the market discount which accrued while the Debenture was held by such holder will be treated as ordinary interest income at the time of the disposition. The rules also provide that a subsequent holder of any Debenture who acquired it at a market discount will be required to defer the deduction of the interest on any indebtedness incurred or maintained to purchase or carry the Debenture until the Debenture (or the Common Stock for which it is exchanged) is disposed of in a taxable transaction.

         Holders of Debentures acquired at a market discount may elect to include market discount in income as the discount accrues, either on a ratable basis or on a constant interest rate basis. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may be revoked without the consent of the Internal Revenue Service ("IRS"). If a Debentureholder so elected to include market discount in income, the foregoing rules with respect to (i) the recognition of ordinary market discount income on sales or certain other dispositions of the Common Stock acquired in exchange for the Debenture and (ii) the deferral of interest deductions on indebtedness related to such Debenture would not apply.

BACKUP WITHHOLDING

         Under the backup withholding rules, a holder of a Debenture or Common Stock may be subject to backup withholding at the rate of 20% with respect to interest or dividends, respectively, paid on, and the cash proceeds of the sale, redemption or other disposition of, the Debentures or Common Stock unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates that fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. If no such exemption applies, interest paid on Debentures converted will be subject to backup withholding but no withholding will be due on the conversion of the Debentures to Common Stock. Backup withholding should not be required for the value of the Exchange Warrants received. Backup withholding may be required for the amount received for fractional shares, depending upon the amount so received. If holders of Debentures have not already done so, they will be required to complete an IRS Form W-9 in order to provide the required information to the Company or its agent. A holder of a Debenture or Common Stock who does not provide the Company or its agent with the holder's correct taxpayer identification number may be subject to penalties imposed by the IRS.

         The Company will report to the holders of the Debentures and/or Common Stock and the IRS the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to payments on the Debentures or Common Stock.

                           DESCRIPTION OF SECURITIES

COMMON AND PREFERRED STOCK

         The following description is qualified in all respects by reference to the Company's Certificate of Incorporation and all amendments thereto and the Company's Bylaws, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part.

         The Company's certificate of incorporation, as amended, currently authorizes 40,000,000 shares of Common Stock, $.01 par value and 2,000,000 shares of preferred stock, $1.00 par value. Of this total, 16,534,801 shares of common stock have been issued or are issuable under options and warrants and are outstanding at December 21, 1995. Additionally, the Company has reserved 431,250 shares of the Company's Common Stock for issuance upon the conversion of outstanding Debentures. No preferred stock is currently outstanding.

COMMON STOCK

         Holders of shares of Common Stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefor and upon liquidation are entitled to share ratably in any distribution to stockholders. All holders of Common Stock are entitled to one vote per share on any matter coming before the stockholders for a vote, including the election of directors. In keeping with stockholder democracy rights, Fortune's Certificate of Incorporation permits the stockholders to remove any director or the entire board of directors, with or without cause, upon a vote of a majority of the outstanding shares.

         All issued and outstanding share of Common Stock are validly issued, fully paid and non-assessable, and shares issued upon conversion of the Debentures will be validly issued, fully paid and non-assessable. Holders of the Common Stock do not have pre-emptive rights or other rights to subscribe for unissued or treasury shares or securities convertible into shares.

         Additionally, under Section 145 of the Delaware General Corporation Law, the Company has availed itself of the provisions permitting the limitation of liability through the indemnification of officers, directors, employees and agents of Delaware corporations. See "Certain Relationships and Related Transactions -- Limited Liability of Directors" and " -- Indemnification of Officers and Directors."

PREFERRED STOCK

         The Certificate of Incorporation authorizes the Board of Directors to establish and designate the classes, series, voting powers, designations, preferences and relative, participating, optional or other rights, and such qualifications, limitations and restrictions of the preferred stock as the Board, in its sole discretion, may determine without further vote or action by the stockholders.

         The rights, preferences, privileges and restrictions or qualifications of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and other matters. The issuance of preferred stock could decrease the amount of earnings, and assets available for distribution to holders of Common Stock or could adversely affect the rights and powers, including voting rights, of holders of Common Stock.

         The existence of the Preferred Stock, and the power of the Board of Directors of the Company to set its terms and issue a series of Preferred Stock at any time without stockholder approval, could have certain anti-takeover affects. These effects include that of making the Company a less attractive target for a "hostile" takeover bid or rendering more difficult or discouraging the making of a merger proposal, assumption of control through the acquisition of a large block of Common Stock or removal of incumbent management, even if such actions could be beneficial to the stockholders of the Company.

DEBENTURES

         The Debentures were issued under an Indenture between the Company and IBJ Schroder Bank & Trust Company, as Trustee (the "Trustee"), and are unsecured convertible subordinated obligations of the Company. They were issued in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof. The Debentures bear interest at the rate of 10-1/2% per annum, payable semiannually on January 1 and July 1 of each year.

         The Debentureholders have the right, at the holder's option, to convert any portion of the principal amount in integral multiples of $1,000, into shares of Common Stock at any time prior to the close of business on the business day preceding maturity at a conversion price of $_____ per share. The conversion price is subject to adjustment in certain events, including: the issuance of Common Stock as a dividend on any class of capital stock of the Company; subdivisions and combinations of the Common Stock; the issuance to all holders of Common Stock of certain rights or warrants to subscribe for or purchase Common Stock at less than the current market price (as defined in the Indenture) thereof; and, with certain exceptions, the distribution to all holders of Common Stock of shares of its capital stock (other than shares of Common Stock), evidences of its indebtedness, assets (excluding cash dividends or distributions paid out of the Company's current or retained earnings) or rights or warrants other than those mentioned above.

         The payment of the principal, premium, if any, and interest on, and redemption of, the Debentures will be subordinated in right of payment to the extent set forth in the Indenture to the payment of the current portion of the Senior Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created. The principal amount of Senior Indebtedness at September 30, 1995 was $3,100,000. The term "Senior Indebtedness" means (a) all indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, secured by assets of the Company having a value (as determined by the Board of Directors of the Company) of more than 50% of the outstanding principal amount of such indebtedness or $100,000, whichever is less, (i) for borrowed money, (ii) for money borrowed by others and guaranteed, directly or indirectly, by the Company, or (iii) constituting purchase money indebtedness for the payment of which the Company is directly or contingently liable, unless, in any such case, by the terms of the instrument creating or evidencing such indebtedness it is provided that such indebtedness is not superior in right of payment to the Debentures or to other indebtedness which is pari passu with, or subordinated to, the Debentures, and (b) any deferrals, renewals or extensions of any such Senior Indebtedness, or securities, notes or other evidences of Indebtedness issued in exchange for such Senior Indebtedness. As used in the preceding sentence the term "purchase money indebtedness" means indebtedness evidenced by a note, debenture, bond or other similar instrument issued to or assumed for a vendor as all or part of the purchase price of such assets acquired by the Company.

         No payment on account of principal, premium, if any, or interest on, or repurchase of, the Debentures may be made by the Company if there is a default in the payment of principal, premium, if any, or interest with respect to any Senior Indebtedness or if any event of default with respect to any Senior Indebtedness, permitting the holders thereof to accelerate the maturity thereof, shall have occurred and shall not have been cured or waived or shall not have ceased to exist after written notice to the Company and the Trustee by any holder of Senior Indebtedness. However, failure to pay the principal, interest or premium, if any, on the Debentures, on the due dates set forth in the Indenture, constitutes a default under the Debentures. Upon any acceleration of the principal due on the Debentures or payment or distribution of assets of the Company to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due on all Senior Indebtedness must be paid in full before the Holders of the Debentures are entitled to received any payment. By reason of such subordination, in the event of insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the Holders of the Debentures, and may result in a reduction or elimination of payments to the Holders of the Debentures.

         The Indenture does not limit the Company's ability to incur Senior Indebtedness. In addition, the Indenture does not limit the ability of the Company's subsidiaries to incur indebtedness, which effectively is senior to the Debentures with respect to assets of the respective subsidiary.

         The Debentures are redeemable at the Company's option, as a whole or in part, upon not less than 30 nor more than 60 days notice mailed to each Debentureholder at the following Redemption Prices (expressed as percentages of the principal amount) together in each case with accrued interest to the date fixed for redemption; provided, that if the date fixed for redemption is an Interest Payment Date, the interest payable on such date shall be paid to the holders of record at the close of business on the applicable Record Date subject to the provisions of the Indenture. If redeemed during the 12-month period beginning April 1, of the following years:

                                                      Redemption
         Year                                            Price
         ----                                          ---------
         1995                                            102%
         1996                                            101%
         1997                                            100%

and thereafter at 100% of the principal amount. Upon receipt of a notice of redemption, the Holder may convert the Debentures called for redemption until the close of business on the Redemption Date (and if such day is not a business day, then the immediately preceding business day).

         The following are Events of Default under the Indenture: (a) failure to pay principal of or premium, if any, on any Debenture when due, whether or not such payment is prohibited by the subordination provisions of the Indenture; (b) failure to pay any interest on any Debenture when due, continuing for 15 days, whether or not such payment is prohibited by the subordination provisions of the Indenture; (c) failure to perform any other covenant of the Company in the Indenture, continuing for 30 days after written notice as provided in the Indenture by the Trustee or at least 25% in aggregate principal amount at Stated Maturity of the Debentures; (d) certain events in bankruptcy, insolvency or reorganization. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, and other conditions set forth in the Indenture, the Holders of a majority in aggregate principal amount of the Debentures will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; otherwise, the Trustee will have the right to exercise such powers under the Indenture and to pursue such remedies and procedures as it considers necessary or appropriate. Upon the occurrence of an Event of Default, the maturity of the full amount of the Debentures may be accelerated and becomes due, subject to the rights of the Senior Indebtedness, and subject to the notice provisions contained in the Indenture.

         If an Event of Default shall occur or be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Debentures outstanding may accelerate the maturity of all Debentures; provided, however, that after such acceleration, but before a judgment or decree is obtained by the Trustee based on that default, Holders of a majority in aggregate principal amount of Debentures outstanding may, under certain circumstances, rescind and annul such acceleration. Further, prior to any acceleration of the maturity of the Debentures, the holders of a majority in aggregate principal amount of Debentures outstanding may waive any past default or Event of Default except (1) default in the payment of principal, premium, if any, or interest on any of the Debentures or (2) in respect of a covenant or provision of the Indenture which, under Article 11, may not be modified or amended without the consent of the holder of each outstanding Debenture. For information as to waiver of defaults, see "Modification and Waiver."

         No Debentureholder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the Debentures shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Debentures a direction inconsistent with such request and shall have failed to institute such proceeding within 30 days. However, such limitations do not apply to a suit instituted by a Holder of a Debenture for the enforcement of payment of the principal of and premium, if any, or interest on such Debenture on or after the respective due dates expressed in such Debenture or of the right to convert such Debenture in accordance with the Indenture. In addition to all other remedies available to the Holders upon the occurrence of an Event of Default, the Holders of Debentures representing not less than 25% of the aggregate principal amount of the Debentures outstanding may (but are not obligated to) appoint one person to the Company's board of directors so long as the default continues.

         The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance.

         Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than 50% in aggregate principal amount of the Outstanding Debentures; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debenture affected thereby, (i) extend the fixed maturity of any Debenture, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or make the principal thereof or any premium or interest thereon payable in any coin or currency other than that hereinbefore provided, or reduce any premium payable on the redemption thereof or impair the right to convert the Debentures into Common Stock on the terms set forth in the Indenture or impair or affect the right of any Holder to institute suit for payment thereof, without the consent of the Holder so affected, or (ii) reduce the percentage in principal amount at Stated Maturity of the outstanding Debentures, the consent of whose Holders is required to amend the Indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions hereof or of certain defaults hereunder and their consequences provided for in this Indenture.

         Without the consent of any Holders, the Company, together with the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee for any of the following purposes: among other things, to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained in the Indenture and in the Debentures; or so to add the covenants of the Company for the benefit of the Holders, or to cure any ambiguity, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision of the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interests of the Holders of Debentures in any material respect.

         The Holders of a majority in aggregate principal amount of the Outstanding Debentures may waive compliance by the Company with certain restrictive provisions of the Indenture. The Holders of a majority in aggregate principal amount of the Outstanding Debentures may waive any past default prior to any acceleration of the maturity of the Debentures under the Indenture, except a default in the payment of principal, premium or interest, or in respect to the provisions referred to in (i) and (ii) above and after acceleration under certain conditions.

EXCHANGE WARRANTS

         Each Exchange Warrant will entitle the holder to purchase one share of Common Stock for a period of three years following the Effective Date.
One-half of the Exchange Warrants received by a converting Debentureholder will have an exercise price equal to the Exchange Price, and one-half will have an exercise price of 125% of the Exchange Price. The Exchange Warrants are callable by the Company, at $.05 per Warrant, upon 30 days' notice, at any time after the closing price per share of the Common Stock for ten consecutive trading days equals or exceeds 150% of the Exchange Price. In the event the Company gives notice of its intention to redeem, a holder would be forced either to exercise his or her Warrant within 30 days of the notice of redemption or accept the redemption price.

         The Exchange Warrants will issued in registered form under a Warrant Agreement between the Company and U.S. Stock Transfer, as warrant agent (the "Warrant Agent"). The shares of Common Stock underlying the Warrants, when issued upon exercise of a Warrant, will be fully paid and nonassessable, and the Company will pay any transfer tax incurred as a result of the issuance of Common Stock to the holder upon its exercise.

         The Company is not required to issue fractional shares upon the exercise of a Warrant. The holder of a Warrant will not possess any rights as a stockholder of the Company until such holder exercises the Warrant. A copy of the form of Warrant Agreement is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

TRANSFER AGENT AND REGISTRAR

         The principal transfer agent and registrar for the Common Stock and the Preferred Stock offered hereby is U.S. Stock Transfer Corporation, Glendale, California. The co-transfer agent and co-registrar for such securities is First Interstate Bank of California.

CERTAIN ANTI-TAKEOVER DEVICES

         Section 203 of the Delaware General Corporation Law (the "Delaware Takeover Statute") applies to Delaware corporations with a class of voting stock listed on a national securities exchange, authorized for quotation on an inter-dealer quotation system or held of record by 2,000 or more persons. In general, Section 203 prevents an "interested stockholder" (defined generally as any person owning, or who is an affiliate or associate of the corporation and has owned in the preceding three years, 15% or more of a corporation's outstanding voting stock and affiliates and associates of such person) from engaging in a "business combination" (as defined) with a Delaware corporation for three years following the date such person became an interested stockholder unless (1) before such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (2) the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (3) on or subsequent to the date such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors.

         These provisions could have the effect of delaying, deferring or preventing a change of control of the Company.

         The Commission has indicated the use of authorized unissued shares of voting stock could have an anti-takeover effect. In such case, various specific disclosures to the stockholders are required. It has not been management's intent to install an anti-takeover device nor is it expected that the Company's authorized but unissued shares of common and preferred stock would be used for that purpose. In addition, it is not the Company's intent to rely on any provision of Delaware Law, including Section 203, for their anti-takeover effects. Any business combination, as that term is used in
Section 203, would be reviewed by the Company's Board of Directors solely for its impact on the Company.


                                 LEGAL MATTERS

         Reish & Luftman, Los Angeles, California, has passed upon the legality of the securities offered hereby for the Company.


                                    EXPERTS

         The financial statements of the Company as of and for the years ended December 31, 1993 and 1994 and for each of the years in the three year period ended December 31, 1994, and the statements of revenues and direct operating expenses of the oil and gas property interests acquired from PetroFina S.A. for each of the years in the three-year period ended December 31, 1994, have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

         The information appearing herein with respect to net proved oil and gas reserves of the Company at December 31, 1993 and 1994, was estimated by Huddleston & Co., Inc., independent petroleum engineers, and at December 31, 1992, 1993 and 1994, was estimated by Sherwin D. Yoelin, petroleum engineer, and is included herein on the authority of such engineers as experts in petroleum engineering.


                                    GLOSSARY

         BBL. "Bbl" means barrel. "Mbbl" means thousand barrels. "MMBbl" means million barrels.

         BOE. "BOE" means barrel of oil equivalent, which are determined using the ratio of one barrel of crude oil, condensate or natural gas liquids to six Mcf of natural gas so that six Mcf of natural gas is referred to as one barrel of oil equivalent or "BOE". "MBOE" means thousands of barrels of oil equivalent. "MMBOE" means millions of barrels of oil equivalent.

         BCF.  "Bcf" means billion cubic feet.

         GAS WELL. A gas well is a well drilled for producing only gas as its primary product and not producing oil or condensate.

         GROSS ACRES OR WELLS. "Gross Acres or Wells" are the total acres or wells, as the case may be, in which an entity has an interest, either directly or through an affiliate.

         MCF.  "Mcf" means thousand cubic feet. "Mmcf" means million cubic feet.

         MMBTU. One Million British Thermal Units. A British Thermal Unit is the amount of heat needed to raise the temperature of one pound of water one degree Fahrenheit.

         NET ACRES OR WELLS. A party's "net acres" or "net wells" are calculated by multiplying the number of gross acres or gross wells in which that party has an interest by the fractional interest of the party in each such acre or well.

         PRODUCING PROPERTIES OR RESERVES. Producing Reserves are Proved Developed Reserves expected to be produced from existing completion intervals now open for production in existing wells. A Producing Property is a property to which Producing Reserves have been assigned by an independent petroleum engineer.

         PROVED DEVELOPED RESERVES. "Proved Developed Reserves" are Proved Reserves which can be expected to be recovered through existing wells with existing equipment and operating methods.

         PROVED RESERVES. "Proved Reserves" are the estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known oil and gas reservoirs under existing economic and operating conditions, that is, on the basis of prices and costs as of the date the estimate is made and any price changes provided for by existing conditions.

         PROVED UNDEVELOPED RESERVES. "Proved Undeveloped Reserves" are Proved Reserves which can be expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. The offset units containing the proved-undeveloped reserves are reasonably certain of commercial production when drilled.

         PROVED DEVELOPED PRODUCING RESERVES. "Proved Developed Producing Reserves are defined as those that are recoverable from completion intervals in existing wells that are currently open and delivering commercial volumes of hydrocarbons to market.

         PROVED DEVELOPED NON-PRODUCING RESERVES. "Proved Developed Non-Producing Reserves are defined as those that are recoverable from zones behind cemented casing in existing wells which will require additional completion work or a future recompletion prior to the start of production. The cost of making such oil reserves available for production is insignificant relative to the volume of reserves expected to be recovered from the planned recompletion programs. The reserves are supported by actual production performance from wells completed in the prospective sands elsewhere in the local area.

         RESERVES. "Reserves" means crude oil and natural gas, condensate and natural gas liquids, which are net of leasehold burdens, are stated on a net revenue interest basis, and are found to be commercially recoverable.

         ROYALTY INTEREST. A "Royalty Interest" is an interest in an oil and gas property entitling the owner to a share of oil and gas production (or the proceeds of the sale thereof) free of the costs of production.

         SEC METHOD. The SEC method is a method of determining the present value of proved reserves. Under the SEC method, the future net revenues from proved reserves are estimated assuming that oil and gas prices and production costs remain constant. The resulting stream of revenues is then discounted at the rate of 10% per year to obtain a present value.

         UNDEVELOPED ACREAGE. "Undeveloped Acreage" is oil and gas acreage (including, in applicable instances, rights in one or more horizons which may be penetrated by existing well bores, but which have not been tested) to which Proved Reserves have not been assigned by independent petroleum engineers.

         WORKING INTEREST. A "Working Interest" is the operating interest under an Oil and Gas Lease which gives the owner the right to drill, produce and conduct operating activities on the property and a share of production, subject to all royalties, overriding royalties and other burdens and to all costs of exploration, development and operations and all risks in connection therewith.

         In this Prospectus, natural gas volumes are stated at the legal pressure base of the state or area in which the reserves are located at 60 degrees Fahrenheit.

                         INDEX TO FINANCIAL STATEMENTS



                                                                                                      PAGE
Independent Auditor's Report - KPMG Peat Marwick LLP                                                   F-2

Balance Sheets - December 31, 1993 and December 31, 1994                                               F-3

Statements of Operations for the years ended
   December 31, 1992, 1993 and 1994                                                                    F-5

Statements of Stockholders' Equity for the years ended
  December 31, 1992, 1993 and 1994                                                                     F-6

Statements of Cash Flows for the years ended
  December 31, 1992, 1993 and 1994                                                                     F-7

Notes to Financial Statements                                                                          F-8

Balance Sheets - September 30, 1994 and 1995 (unaudited)                                              F-19

Statements of Operations and for the nine months
  ended September 30, 1994 and 1995 (unaudited)                                                       F-21

Statement of Stockholders' Equity for the nine months
  ended September 30, 1995 (unaudited)                                                                F-22

Statements of Cash Flows for the nine months ended
  September 30, 1994 and 1995 (unaudited)                                                             F-23

Notes to Financial Statements (unaudited)                                                             F-24

Independent Auditor's Report - KPMG Peat Marwick LLP                                                  F-28

Statement of Gross Revenues and Direct Lease Operating
  Expense for Assets Acquired for the years ended
  December 31, 1992, 1993 and 1994 and for the nine months ended
  September 30, 1994 and 1995 (unaudited)                                                             F-29

Notes to Statements of Gross Revenues and Direct Lease
  Operating Expenses for Assets Acquired                                                              F-30

Pro Forma Combined Financial Information                                                              F-31

Notes to Condensed Combined Financial Statements                                                      F-37

                          INDEPENDENT AUDITORS' REPORT




The Board of Directors and Stockholders
Fortune Petroleum Corporation



We have audited the balance sheets of Fortune Petroleum Corporation as of December 31, 1994 and 1993, and the related statements of operations, stockholders's equity and cash flows for each of the years in the three year period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fortune Petroleum Corporation as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the each of the years in the three-year period ended December 31, 1994, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 14 to the financial statements, the Company has suffered recurring losses from operations and has a net working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 14. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KPMG PEAT MARWICK LLP


Los Angeles, California

March 10, 1995, except for Note 8
which is as of April 13, 1995

                         FORTUNE PETROLEUM CORPORATION

                                 BALANCE SHEETS

                                     ASSETS


                                                                            December 31,
                                                                          ---------------
                                                                        1993            1994
                                                                     ----------      ----------
CURRENT ASSETS:
  Cash and cash equivalents                                         $   109,000      $  398,000
  Accounts receivable                                                   574,000         550,000
  Prepaid expenses and oil inventory                                     69,000         114,000
                                                                    -----------      ----------

  Total Current Assets                                                  752,000       1,062,000
                                                                    -----------      ----------

PROPERTY AND EQUIPMENT (Notes 1, 3 and 4):

  Oil and gas properties, accounted for
    using the successful efforts method                              14,302,000      17,912,000

  Automotive, office and other                                          307,000         330,000
                                                                    -----------      ----------

                                                                     14,609,000      18,242,000
  Less--accumulated depletion, depreciation
    and amortization                                                 (5,474,000)     (8,253,000)
                                                                    -----------      ----------

                                                                      9,135,000       9,989,000
                                                                    -----------      ----------
OTHER ASSETS:

  Notes receivable (long-term portion)                                   50,000            -
  Materials, supplies and other                                         245,000         270,000
  Deferred credit facility costs (net of
     accumulated amortization of $0
     and $38,000)                                                        48,000         113,000
  Bond issuance costs (net of
    accumulated amortization of $65,000,
    and $122,000)(Note 2)                                               224,000         167,000
                                                                    -----------      ----------
                                                                        567,000         550,000
                                                                    -----------      ----------

TOTAL ASSETS                                                        $10,454,000      $11,601,00
                                                                    ===========      ==========



                See accompanying notes to financial statements.

                         FORTUNE PETROLEUM CORPORATION

                                 BALANCE SHEETS

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                           December 31,
                                                                   --------------------------
                                                                      1993            1994
                                                                   ----------      ----------
CURRENT LIABILITIES:

  Current portion of long term debt (Note 5)                       $   321,000       4,688,000
  Accounts payable                                                     582,000         393,000
  Accrued expenses                                                      91,000          78,000
  Executive Severance Payable                                             -             96,000
  Royalties and working interests payable                               66,000          53,000
  Accrued interest                                                      99,000         130,000
  Notes payable to shareholder                                            -            200,000
                                                                   -----------     -----------

  Total Current Liabilities                                          1,159,000       5,638,000
                                                                   -----------     -----------

  NOTES PAYABLE TO OFFICERS,
    DIRECTORS AND SHAREHOLDERS                                            -            550,000

  LONG-TERM DEBT, net of current portion (Note 5)                    2,682,000       1,685,000

  EXECUTIVE SEVERANCE PAYABLE                                             -             63,000

  COMMITMENTS AND CONTINGENCIES (Note 8)

  STOCKHOLDERS' EQUITY:

  Preferred stock, $1.00 par value:
    Authorized--100,000 shares
    Issued and outstanding-- None                                         -               -

  Common stock, $.01 par value
    (Notes 1, 3, 7, 9 and 10):
    Authorized--10,000,000 shares
    Issued and outstanding--2,633,471 and 2,644,032
    shares at December 31, 1993 and
    1994, respectively (Note 1)                                         26,000          26,000
  Capital in excess of par value (Note 1 and 7)                     11,258,000      11,253,000
  Accumulated deficit                                               (4,671,000)     (7,614,000)
                                                                   -----------     -----------

NET STOCKHOLDERS' EQUITY                                             6,613,000       3,665,000
                                                                   -----------     -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $10,454,000     $11,601,000
                                                                   ===========     ===========

               See accompanying notes to financial statements.

                         FORTUNE PETROLEUM CORPORATION

                            STATEMENTS OF OPERATIONS


                                               For the Years Ended December 31,
                                               --------------------------------
                                             1992          1993             1994
                                            ------        ------           ------
REVENUES:
  Sales of oil and gas, net of
    royalties                             $2,093,000    $ 2,762,000     $ 3,339,000
  Other income                                67,000         72,000          58,000
                                          ----------    -----------     -----------

                                           2,160,000      2,834,000       3,397,000

DIRECT PRODUCTION EXPENSES                   837,000        946,000       1,090,000
                                          ----------    -----------     -----------

REVENUES IN EXCESS OF DIRECT
  PRODUCTION EXPENSES                      1,323,000      1,888,000       2,307,000
                                          ----------    -----------     -----------

OPERATING EXPENSES

  Depletion, depreciation
    and amortization                         482,000      1,719,000       2,070,000
  General and administrative expenses        654,000        791,000       1,020,000
  Abandoned leasehold costs                   37,000         71,000         249,000
  Dry hole costs                                -               -           195,000
  (Gain) or loss on sale of assets            63,000       (133,000)           -
  Interest expense                           234,000        311,000         460,000
  Note extension fee                          51,000            -              -
  Reserve for doubtful debt                     -           101,000            -
  Executive severance expense                   -               -           225,000
  Impairment to oil and gas reserves            -         2,682,000       1,031,000
                                          ----------    -----------     -----------
                                           1,521,000      5,542,000       5,250,000
                                          ----------    -----------     -----------

LOSS BEFORE PROVISION
  FOR INCOME TAXES                          (198,000)    (3,654,000)     (2,943,000)

PROVISION FOR INCOME TAXES (Note 6)              -             -               -
                                          ----------    -----------     -----------

NET LOSS                                  $ (198,000)    (3,654,000)     (2,943,000)
                                          ==========    ===========     ===========

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING (Note 10)        713,500      1,772,739       2,638,672
                                          ==========    ===========     ===========

NET LOSS PER COMMON SHARE                 $    (0.27)   $     (2.06)    $     (1.12)
                                          ==========    ===========     ===========



                See accompanying notes to financial statements.

                         FORTUNE PETROLEUM CORPORATION
                       STATEMENTS OF STOCKHOLDERS' EQUITY


                                                         Common Stock
                                                   -----------------------        Capital in
                                                    Shares                         Excess of        Accumulated
                                                   (Note 1)        Amount          Par Value          Deficit            Net
                                                   --------      ---------        -----------       -----------       ----------

BALANCE, January 1, 1992                            512,814          5,000        $ 3,462,000      $  (819,000)      $ 2,648,000
Common stock issued or canceled
  in exchange for Argo shares (Note 1)               (1,960)          -                  -               -                  -
Common stock issued for
  assets acquired (Note 3)                          249,477          3,000          1,588,000            -             1,591,000
Common stock issued for
  exercise of warrants (Note 3)                      13,255           -                  -               -                  -
Common stock issued for
  payment of interest (Note 5)                       15,079                            82,000            -                82,000
Common stock issued for
  exercise of stock options (Note 11)                 5,000           -                13,000            -                13,000
Common stock issued for
  directors' fees (Note 9)                            2,795           -                17,000            -                17,000
Net loss                                               -              -                  -            (198,000)         (198,000)
                                                  ---------        -------        -----------      -----------       -----------
BALANCE, December 31, 1992                          796,460        $ 8,000        $ 5,162,000      $(1,017,000)      $ 4,153,000
                                                  =========        =======        ===========      ===========       ===========

Common stock returned to
  treasury (Note 1)                                    (269)          -                (2,000)           -                (2,000)
Common stock issued for public
  offering (Note 7)                               1,800,000         18,000          5,416,000            -             5,434,000
Warrants issued for public
  offering (Note 7)                                    -              -               444,000            -               444,000
Warrants issued for payment of services                -              -               111,000            -               111,000
Common stock issued for
  exercise of stock options (Note 11)                 9,376           -                25,000            -                25,000
Common stock issued for
  payment of interest (Note 5)                       22,365           -                86,000            -                86,000
Common stock issued for
  directors' fees (Note 9)                            5,539           -                16,000            -                16,000
Net loss                                               -              -                  -          (3,654,000)       (3,654,000)
                                                  ---------        -------        -----------      -----------       -----------
BALANCE, December 31, 1993                        2,633,471        $26,000        $11,258,000      $(4,671,000)      $ 6,613,000
                                                  =========        =======        ===========      ===========       ===========

Common stock returned
  to treasury                                           (80)          -                (2,000)           -                (2,000)
Adjustment to proceeds
  for 1993 public offering                             -              -               (29,000)           -               (29,000)
Common stock issued for
  exercise of stock options                           4,688           -                12,000            -                12,000
Common stock issued for
  directors' fees                                     5,953           -                14,000            -                14,000
Net loss                                               -              -                  -          (2,943,000)       (2,943,000)
                                                  ---------        -------        -----------      -----------       -----------
BALANCE, December 31, 1994                        2,644,032        $26,000        $11,253,000      $(7,614,000)      $ 3,665,000
                                                  =========        =======        ===========      ===========       ===========


                See accompanying notes to financial statements.

                         FORTUNE PETROLEUM CORPORATION

                            STATEMENT OF CASH FLOWS

                                                                      For the Year Ended December 31,
                                                              ---------------------------------------------
                                                                  1992             1993             1994
                                                              ----------       -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                    $ (198,000)      $(3,654,000)     $(2,943,000)
  Adjustments to reconcile net loss
    to net cash provided by
    operating activities:
  Common stock issued for interest expense                        82,000            86,000             -
  Common stock issued for directors' fees,
    compensation and consulting fees                              17,000            16,000           14,000
  Debentures issued for payment of legal expenses                 25,000              -                -
  Depletion, depreciation and amortization                       482,000         1,719,000        2,070,000
  Abandoned leasehold and dry hole costs                             -                -             444,000
  (Gain) or Loss on disposition of assets                        100,000           (62,000)            -
  Impairment of oil and gas assets                                   -           2,682,000        1,031,000
  Reserve for doubtful debt                                          -             101,000             -
  Provision for executive severance                                  -                -             225,000
  Changes in assets and liabilities:
    Accounts receivable                                         (116,000)         (263,000)          24,000
    Prepaids and oil inventory                                   (44,000)           46,000          (45,000)
    Accounts payable and accrued expenses                        (50,000)          375,000         (202,000)
    Payment of executive severance                                   -                -             (66,000)
    Royalties and working interest payable                       (19,000)          (28,000)         (13,000)
    Accrued interest                                              30,000            43,000           31,000
    Materials, supplies and other                               (112,000)          (81,000)         (79,000)
                                                              ----------       -----------      -----------
  Net cash provided by (used in) operating activities            197,000           980,000          491,000
                                                              ----------       -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Expenditure for oil and gas properties                        (176,000)       (6,746,000)      (4,035,000)
  Expenditures to abandon properties and dry hole costs              -                -            (230,000)
  Proceeds from sale of properties and equipment                     -             292,000            8,000
  Expenditures for other property and equipment                  (60,000)           (4,000)         (30,000)
                                                              ----------       -----------      -----------
  Net cash used in investing activities                         (236,000)       (6,458,000)      (4,287,000)
                                                              ----------       -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt                     1,065,000              -           4,680,000
  Proceeds from notes to shareholders                                -                -             750,000
  Repayment of long term debt                                   (845,000)         (571,000)      (1,326,000)
  Proceeds from issuance of common stock                          13,000         6,336,000           12,000
  Expenditures for offering costs                               (205,000)         (322,000)         (29,000)
  Common stock repurchase                                            -              (2,000)          (2,000)
                                                              ----------       -----------      -----------
  Net cash provided by financing activities                       28,000         5,441,000        4,085,000
                                                              ----------       -----------      -----------
  Net increase (decrease) in cash                                (11,000)          (37,000)         289,000
                                                              ----------       -----------      -----------

CASH AT BEGINNING OF PERIOD                                      157,000           146,000          109,000
                                                              ----------       -----------      -----------

CASH AT END OF PERIOD                                         $  146,000       $   109,000      $   398,000
                                                              ==========       ===========      ===========

Supplemental information:
Interest paid in cash                                         $  152,000       $   225,000      $   400,000
Common Stock issued or issuable as directors' fees                23,000            16,000           14,000
Common Stock issued or issuable for interest paid                 82,000            86,000             -
Warrants issued for public offering                                 -              444,000             -
Warrants issued for public offering expenses                        -              111,000             -
Supplemental disclosure of non cash investing and
  financing activities:
Common stock issued for payment of executive severance        $     -          $      -         $      -
                                                              ==========       ===========      ===========


                         See accompanying notes to financial statements.

                         FORTUNE PETROLEUM CORPORATION

                         NOTES TO FINANCIAL STATEMENTS


(1)      GENERAL

         Fortune Petroleum Corporation (Fortune) is engaged in production and exploration of oil and gas, primarily in Texas, New Mexico and California.

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         OIL INVENTORY

         Oil inventory is stated at approximate fair market value. Market value is determined based on current well head price of oil and natural gas less selling and delivery costs.

         PROPERTY AND EQUIPMENT

         Oil and gas properties are accounted for using the successful efforts method. Costs of acquiring non-producing acreage, drilling successful exploration wells and development are capitalized. All other exploratory expenses are charged to operations as incurred. The carrying value of oil and gas properties is evaluated on an aggregate basis in relation to the estimated present value of future net revenues based on reserve report estimates. Depletion, depreciation and amortization are calculated using the unit-of-production method. Oil and gas reserve quantities are based on a reserve report by an independent petroleum engineer.

         Automotive, office and other property and equipment are stated at cost. Depreciation is provided using the straight-line method over an estimated future service life of five years.

         MATERIALS AND SUPPLIES

         Materials and supplies are stated at the lower of identified actual cost or replacement cost.

         INCOME TAXES

         Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 109, "Accounting for Income Taxes," which changed its method of accounting for income taxes from the deferred method under APB 11 to the asset and liability method. The cumulative effect of this change in accounting principle for the year ended December 31, 1993 was not material.

         Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards.

         Under the deferred method of APB 11, which was applied in 1992 and prior years, deferred income taxes were provided for when revenue and expenses reported for tax purposes differed from their recognition for financial statement purposes.

         BOND ISSUANCE COSTS

         Bond issuance costs are being amortized using the straight line method over the 5 year life of the related debt.

         DEFERRED CREDIT FACILITY COSTS

         Deferred credit facility costs are being amortized using the straight line method over the 2.5 year life of the related debt.

         RESERVE IMPAIRMENT

         The Company evaluates impairment to the value of aggregate proven reserves by performing a ceiling test based on the present value of pre-tax future net revenues, discounted at ten percent. Based upon such evaluation, the Company recorded impairments of $1,031,000 and $2,682,000 in 1994 and 1993, respectively. Performing a ceiling test using the after-tax undiscounted future net revenues of the Company's aggregate proven reserves would not result in an additional impairment.

         The Company makes periodic assessments of existing unproved properties to determine whether they have been impaired. Such assessment is made on a property-by-property basis. If the results of the assessment indicate impairment, the Company recognizes the impairment at the time the assessment is made. Based on the most recent assessment, the Company believes that no impairment to unproved properties exists at December 31, 1994.

         RECLASSIFICATION

         Certain reclassifications have been made to the 1993 and 1992 amounts to conform with the current year presentation.


(3)      ACQUISITIONS AND DISPOSITION OF ASSETS

         ENRE CORPORATION

         On June 24, 1994, the Company acquired a 25% interest in EnRe-l LLC, a company formed to develop and explore for oil and gas lands held under certain Jicarilla Apache mineral development agreements in Rio Arriba County, New Mexico. The net acquisition price was $1,674,000, and the effective date of the transaction using the purchase method of accounting was June 1, 1994. As a result of the acquisition, the Company has effective non-operating working interests ranging from 21.5625% to 25% in 70,000 producing, development and exploratory acres.

         Of that acreage acquired, 60,000 acres are subject to certain mineral development agreements that require minimum levels of development activity through December 1995. The Company believes that they are in compliance with all development requirements as of December 31, 1994. Under the terms of the mineral development agreements, four additional wells must be drilled in 1995. The Company estimates that their commitment for such drilling activity will be approximately $470,000.

         LAROCO, LLP

         On February 8, 1994, the Company completed an acquisition of a 50% working interest in a 3,689 acre lease in the La Rosa Natural Gas Field in Refugio County, Texas from Brooklyn Union Exploration Company, Inc. for $760,000. The effective date of the transaction using the purchase method of accounting was February 1, 1994.

         MICHAEL PETROLEUM, ET AL.

         On October 5, 1993, the Company concluded the acquisition from Michael Petroleum Corporation, Brazos Resources, Inc., Pioneer Drilling Company and Endowment Energy Partners of certain interests in two producing natural gas fields in Webb County, Texas. The funding was provided by substantially all of the net proceeds from the public offering which closed on the same date (See
Note 7). The transaction was accounted for as a purchase as of July 1, 1993 with a net acquisition price of $6,457,000 and 195,000 common stock purchase warrants exercisable at $4.13 on October 5, 1995.

         VINTAGE PETROLEUM, INC.

         On May 27, 1993, the Company sold its interest in 11 gross and .42 net productive wells in Oklahoma for a total of $278,000 cash. The sale of these wells did not materially reduce the Company's estimated reserves or future net revenues.


(4)      OIL AND GAS PROPERTIES AND OPERATIONS

         Capitalized costs relating to oil and gas producing activities and related accumulated depletion, depreciation and amortization at December 31, 1992, 1993 and 1994 were as follows:

                                                   1992                1993                1994
                                                -----------         -----------         -----------
Capitalized costs of oil
  and gas properties                            $ 7,925,000         $14,302,000         $17,912,000
Less accumulated depletion,
  depreciation and amortization                  (1,149,000)         (5,282,000)         (7,193,000)
                                                -----------         -----------         -----------
                                                $ 6,776,000         $ 9,020,000         $10,719,000
                                                ===========         ===========         ===========

Of the above capitalized costs, the amount representing unproved properties was $1,036,000, $440,000 and $16,000 in 1994, 1993 and 1992, respectively.

Costs incurred in oil and gas producing activities were as follows:

                                        1992              1993               1994
                                      --------          --------          ----------
Property acquisition                  $121,000          $ 57,000          $  511,000

Exploration                               -                 -                231,000

Development                             96,000           289,000             541,000
                                      --------           -------           ---------
                                      $217,000          $346,000          $1,283,000
                                      ========          ========          ==========

         The results of operations from oil and gas producing activities for the years ended December 31, 1992, 1993 and 1994, are as follows:

                                                                   1992              1993              1994
                                                                  ------            -------           -------
                                                                                (in thousands)
Revenues from oil and gas
  producing activities:
    Sales to unaffiliated parties                                 $2,093            $ 2,762           $ 3,339
                                                                  ------            -------           -------

Production (lifting) costs:
  Operating costs and
    production and other taxes                                       837                946             1,090

Depreciation, depletion and amorti-
  zation and valuation provisions                                    454              1,645             1,904

Abandonment and dry hole costs                                        37                 71               444

Impairment to oil and gas reserves                                  -                 2,682             1,031

Other                                                                 30                 11              -
                                                                  ------            -------           -------

Total expenses                                                     1,358              5,355             4,469
                                                                  ------            -------           -------

Pretax income (loss) from producing activities                       735             (2,593)           (1,130)

Income tax (expense) benefit                                        (250)              -                 -
                                                                  ------            -------           -------

Results of oil and gas producing activities
  (excluding corporate overhead and interest costs)               $  485            $(2,593)          $(1,130)
                                                                  ======            =======           =======

(5)      LONG TERM DEBT

A summary of long-term debt follows:

                                                                                       December 31,
                                                                              ------------------------------
                                                                                 1993                1994
                                                                              ----------          ----------
Note payable to Halliburton due in monthly installments
         of $8,072 through May 1, 1994 including interest
         of 10% per annum                                                     $   40,000                -

Note payable to H&B Resources $275,000 due in January
         1994 and $1,000,000 due on June 30, 1995 including
         interest of 1%  over prime which is calculated and
         paid monthly in shares of the Company's Common Stock                  1,275,000                -

Convertible Subordinated Debentures of $1,725,000
         (net of discount of $88,000 and $72,000) due
         December 31, 1997, including interest of 10-1/2%
         per annum paid semi-annually                                          1,637,000           1,653,000

Bank One credit facility due July 1, 1996 including
         interest at 1-1/2% over Bank One, Texas, NA's
         prime rate payable monthly                                                                4,680,000

Other debt with interest ranging from 0%
         to 9-1/4% per annum due through 1998                                     51,000              40,000
                                                                              ----------          ----------

         Total long-term debt                                                  3,003,000           6,373,000

         Less current installments                                               321,000           4,688,000
                                                                              ----------          ----------

         Long-term debt, excluding current installments                       $2,682,000          $1,685,000
                                                                              ==========          ==========

         In 1993 the Company paid $86,000, in interest on the H&B Note using common stock as payment. The H&B Resources Note and the Halliburton Notes were paid in full in January 1994.

         The 10-1/2% Convertible Subordinated Debentures due December 31, 1997 bear an effective interest rate of 12.13% and were convertible into shares of the Company's common stock, after April 1, 1994, at a conversion price of $6.32 per share or 158 shares per Debenture. Therefore, if all $1,725,000 were converted the number of the Company's common shares then outstanding would increase by 272,981 shares.

         The Company has a $10,000,000 credit facility with Bank One under which it has the ability to borrow amounts up to an available borrowing base as defined in the credit agreement. This borrowing base was $4,700,000 at December 31, 1994. The credit facility contains various financial covenants, is secured by all of the Company's oil and gas properties and currently requires monthly principal reduction payments of $100,000.

         At December 31, 1994, the Company was not in compliance with its cash flow coverage ratio, current ratio and tangible net worth covenants. Under the terms of credit facility agreement the bank has the right to demand repayment of the entire loan balance in the event of covenant defaults. The Company is currently in discussions with Bank One regarding breach of these covenants, however, it has not obtained a waiver or amendment of such covenants for at least one year from the bank. Accordingly, the entire amount outstanding is classified as current in the accompanying financial statements. Should discussions with the bank be unsuccessful the bank has the right to place the loan in default. Should a default occur the Company shall have thirty days to cure such default. If the default is not cured the bank may accelerate repayment of this outstanding debt and there would be substantial doubt as to the Company's ability to continue as a going concern. Refer to note 14 for management's plans in regard to these matters.

         The Company's maturities of long-term debt over the next four years are as follows:

                Year                             Long-term debt maturity
                ----                             -----------------------
                1995                                    4,688,000
                1996                                        8,000
                1997                                    1,661,000
                1998                                       16,000
                                                        ---------
                                                        6,373,000
                                                        ---------

(6)      INCOME TAXES

         No provision for income taxes was required for the years ended December 31, 1994, 1993 and 1992.

         Deferred taxes consist of the following:

                 Deferred tax assets:                                  1994                 1993
                                                                    ----------            ---------
                   Net operating loss carryforwards                 $1,762,000              797,000

                 Oil and Gas Properties difference
                   in accumulated depletion                          1,634,000            1,180,000
                                                                    ----------            ---------
                                                                     3,426,000            1,977,000

                   Less valuation allowance (100%)                   3,426,000            1,977,000
                                                                    ----------            ---------
                   Net deferred taxes                                   0                    0
                                                                    ==========            =========

         At December 31, 1994, the Company estimates it had cumulative net operating loss carryforwards for Federal and State income tax purposes of $4,336,000 and $2,105,000, respectively which are subject to certain restrictions under I.R.C. 382 and which are available to offset future Federal and State taxable income, if any, with various expirations through 2008. Also at December 31, 1994 the Company had a basis difference of $3,713,000 for Federal and State purposes which is attributable to write down of oil and gas properties in 1994 for financial statement purposes. The Company is uncertain as to the recoverability of the above deferred tax assets and has therefore applied a 100% valuation allowance.

         The Company has available IRC Section 29 Tax Credits that may be used to reduce or eliminate any corporate taxable income in future years. It is uncertain at this time to what extent the Company will be able to utilize these federal tax credits, as their utilization is dependent upon the amount, if any, of future federal income tax incurred, after application of the Company's net operating loss carryforwards.


(7)      PUBLIC OFFERING

         On October 5, 1993, the Company completed a $7,425,000 public offering of 900,000 Units, for $8.25 per Unit. The net proceeds from the offering were $5,989,000. Each Unit consists of two shares of the Company's common stock, $.01 par value and two five-year warrants. Each warrant entitles the holder to purchase one share of the Company's common stock at a price of $3.75 after the warrant becomes separately transferable until September 28, 1998. The common stock and the warrants included in the Units became separately transferable on April 15, 1994. The Warrants are redeemable by the Company at any time after the Warrants become separately transferable at $.05 per Warrant upon 30 days notice if the market price of the common stock for 20 consecutive trading days within the 30 day period preceding the date the notice is given equals or exceeds $5.50.


(8)      COMMITMENTS AND CONTINGENCIES

         The Company has an employment agreement with its president, chief executive officer and chief financial officer that provides for an annual salary of $102,500 through December 31, 1995, and is subject to renewal upon expiration. Upon termination of the employment agreement, the president, chief executive officer and chief financial officer has a two-year consulting agreement at 40% of his annual salary.

         In June 1994, Daniel E. Pasquini, formerly President and a director of the Company, resigned. At the time of his resignation, Mr. Pasquini was employed under an employment agreement with terms similar to Mr. Fairbanks' agreement. In connection with the cancellation of the agreement, Mr. Pasquini and the Company negotiated a buyout arrangement under which Mr. Pasquini will be paid a total severance benefit of $225,000 through July 1996.

         The Company leases certain office space under a non-cancelable operating lease. Rental Expense under the office lease for the years ended December 31, 1994, 1993 and 1992 was $45,000, $43,000 and $49,000,
respectively.

         Minimum future lease payments under the non-cancelable lease are as follows:

                 Year ending December 31,
                 ------------------------
                           1995                                    $ 52,000
                           1996                                    $ 58,000
                           1997                                    $ 35,000
                                                                   --------
                                                                   $145,000
                                                                   ========

         The Company's interest in the AWP Field in McMullen County, Texas, and its Sespe Leases in Ventura County, California, were pledged as collateral to a $1,275,000 mortgage due to H&B Resources at December 31, 1993. The H&B Resources Note was retired on January 26, 1994 and the Sespe lease and the AWP Field were released as collateral from this Note.

         On March 14, 1995, Fortune was served with a lawsuit in the District Court of Bexar County, Texas, by EnRe Corporation, in which EnRe, as operator of the Company's New Mexico properties, seeks recovery of approximately $438,000 allegedly owed by Fortune for the drilling of certain wells on such properties which are currently still in the process of being completed. The lawsuit is the result of on-going disputes between the parties regarding the manner in which EnRe has conducted operations on the property and the proper interpretation of the operating agreement among the interest owners on the property. The Company believes that EnRe has operated the property in a negligent manner, causing loss to Fortune and the other interest owners. In addition, the Company believes that the Company was permitted under the terms of the operating agreement to elect not to participate in the drilling operations for which EnRe now seeks payment. On March 24, 1995 Fortune answered EnRe's lawsuit and filed a counterclaim against EnRe for an undeterminable amount for damages suffered by Fortune for EnRe's actions. On March 30, 1995, a partial settlement was reached as to payment of undisputed well development costs to be determined by Fortune in exchange for EnRe's co-operation in complying with provisions of the operating agreement to provide Fortune with timely information reporting. As of April 13, 1995, the Company had paid $122,000 in undisputed well development costs and estimated there may be a much as $50,000 in additional well development costs which may qualify as undisputed.

In the opinion of management, Fortune has valid defenses to all remaining claims made by EnRe. The Company intends to vigorously defend the litigation and pursue appropriate affirmative relief against EnRe for its actions as operator.


(9)      RELATED PARTY TRANSACTIONS

         In December 1994, the Company obtained $750,000 from certain principal shareholders and directors in exchange for notes payable. The notes are unsecured and bear interest at 1.5% above Bank One, Texas, prime rate (9% at December 31, 1994). Interest is payable monthly. $525,000 in notes are due January 1, 1996 and $225,000 in notes must be repaid in June 1995. $375,000 of the notes are convertible into 187,500 shares of common stock ar a price of $2.00 per share and $200,000 of the notes are convertible into 106,667 shares of common stock at a price of $1.875 per share. In connection with this financing, the Company issued 35,000 stock purchase warrants exercisable at $1.875 per share, and 10,000 stock purchase warrants exercisable at $2.40 per share to holders of the notes.

         As compensation to outside directors, the Company pays directors' fees equal to $2,500 per quarter, one half in shares of Fortune common stock valued at $1,250 based on the value of the stock on the last day of each quarter and $1,250 in cash. Inside directors do not receive such compensation.


(10)     NET INCOME OR LOSS PER COMMON SHARE

         Net loss per share is calculated based on the weighted average number of outstanding common shares.

(11)     STOCKHOLDERS' EQUITY

         On June 16, 1993, the Company effected a 1-for-4 reverse split of the Company's common stock. In connection with this action, the Company elected to repurchase fractional shares at a price of $6.50 per share.

         In December 1992, the Company adjusted 138,889 common stock purchase warrants to reflect an exercise price of $3.89 and extended their expiration to September 28, 1998 in exchange for extending the final payment of $1,000,000 of the H&B Resources note to July 1, 1995.

         Fortune has four non-compensatory Stock Option Plans. The plans cover all officers and employees of the Company. Three plans also provide for options for directors of the Company. Awards are made by the Board of Directors upon recommendations of its Compensation Committee. There is no performance formula or measure. Options granted under the 1987 plan must be exercised within ten years of the date of grant or are forfeited. Options granted under the 1988, 1991 and 1993 plans must be exercised within five years of the date of grant or they are forfeited.

         All options available under the 1987, 1988, 1991 and 1993 plans (including the 1994 and 1995 grants under this plan) have been granted, and no shares remain under any of these plans on which options may be granted.
Options have been granted as follows: options under the 1987 plan have been granted to acquire 12,500 shares of Fortune Petroleum common stock, at a price of $2.60 per share; options of 27,500 at $2.60 per share under the 1988 plan; 32,500 at $6.00 per share under the 1991 plan have been granted by the Board of Directors; and 75,000 options at $5.00 per share (the 1993 portion) and 263,000 options at $5.48 per share (the 1994 portion) and 264,000 options at $6.03 per shares (the 1995 portion) have been granted under the five year plan adopted in 1993. The prices of the options granted in 1991, 1993, 1994 and 1995 were reduced for all optionholders who remain employees of the Company to $2.75 per share on January 12, 1995.

         In July 1994, a director, exercised 4,688 options at an exercise price of $2.60 per share from his option under the 1988 stock option plan.

         In October 1992, Cecil Basenberg exercised 5,000 options at an exercise price of $2.60 per share from his option under the 1987 Stock Option Plan. Additionally, 2,187 options granted under the 1988 Stock Option Plan were forfeited. In March 1993, James J. Penney exercised 4,688 options at an exercise price of $2.60 per share from his option under the 1988 Stock Option Plan. Barry W. Blank also exercised 4,688 options at an exercise price of $2.60 per shares from his option under the 1988 Stock Option Plan.

         At December 31, 1994 the Company's outstanding warrants to purchase common stock consisted of:

               Number of Warrants               Exercise Price Range                 Expiration Date
               ------------------               --------------------                 ---------------
                    195,000                             $4.13                            10/5/95
                     50,000                             $3.89                             2/8/96
                  2,068,653                         $3.75 - $4.41                        9/28/98
                     90,000                            $11.14                            9/28/98*
                  ---------
                  2,403,653

__________
* Each warrant permits the holder to purchase two shares of common stock plus two stock purchase warrants, expiring September 28, 1998, which permit the holder to purchase one additional share of common stock at an exercise price of $3.75.


(12)     MAJOR CUSTOMER

         The Company sold oil representing 72% of its oil production under contracts to one customer for the year ended December 31, 1994. 92% of the Company's gas production was sold under contracts to three customers (48%, 25% and 15%, respectively) for the year ended December 31, 1994.

         The Company sold oil representing 83% of its oil production under contracts to two customers (68% and 14%, respectively) for the year ended December 31, 1993. 90% of the Company's gas production was sold to two customers (64% and 26%, respectively) for the year ended December 31, 1993.

         The Company sold oil representing 79% of its oil production under contracts to two customers (65% and 14%, respectively) for the year ended December 31, 1992. 83% of the Company's gas production was sold to three customers (63%, 10% and 10%, respectively) for the year ended December 31, 1992.


(13)     SUBSEQUENT EVENTS

         On January 20, 1995, the Company amended its Certificate of Incorporation to increase the number of authorized shared of common stock from 10,000,000 shares to 40,000,000 and the number of authorized preferred shares from 100,000 to 2,000,000.

         On January 5, 1995, Daniel E. Pasquini, the former president of the Company, agreed to a modification of his severance package. He accepted $85,000 in cash, the exercise price of 45,000 stock options held by him was reduced to $.575 per share and the Company issued him warrants to purchase 45,000 shares of common stock at $6.03 per share, which he exercised immediately. The Company continues to be responsible, under the terms of Mr. Pasquini's severance agreement for certain medical insurance and vehicle lease payments, however, such expenses have been reduced due to lower premiums for which the Company may reclassify into income in the first quarter of 1995 as much as $5,000 of the previously expensed severance.

(14)     LIQUIDITY

         Although the Company had a positive cash flow during 1994 from operating activities of $491,000, the Company had negative working capital at December 31, 1994 of $4,576,000 due to the re-classification of the Bank One credit facility to current portion of long-term debt. Current low gas prices have had a negative impact on the Company's cash flow and terms of its credit facility. Therefore, the Company's viability as a going concern is dependent upon either restructuring its debt, completion of a securities offering, pledge of additional collateral, higher commodity prices or a combination of the foregoing which would be adequate to provide sufficient cash flow to meet its obligations. No assurance can be given that the Company's efforts to cure its liquidity concerns will be successful.

         Additionally, the Company and Bank One are in negotiations at the time of the filing of this Form 10-KSB to waive covenant breaches which occurred at December 31, 1994 as a result of the impact of lower natural gas prices on the Company's cash flow and estimated collateral value of its oil and gas properties pledged to the bank and principal payments required by the bank. There can be no assurance at this time that these matters involving the covenants or principal retirements will be resolved to the Company's satisfaction and an event of default could occur.


(15) UNAUDITED PRO-FORMA OIL AND GAS PRODUCING ACTIVITIES AND OIL AND GAS COST INFORMATION

         All of the Company's reserves are located within the United States. Proved reserves represent estimated quantities of crude oil and natural gas which geological and engineering data demonstrate to be reasonably certain to be recoverable in the future from known reservoirs under existing economic and operating conditions Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells using existing equipment and operating methods.

         For the years ended December 31, 1994 and 1993, the oil and gas reserve estimates were reviewed by Huddleston & Co., Inc., Houston, Texas independent petroleum engineers and Sherwin D. Yoelin, independent petroleum engineer, and for the year ended December 31, 1992, the oil and gas reserve estimates were reviewed by Sherwin D. Yoelin, independent petroleum engineer, in accordance with guidelines established by the Securities and Exchange Commission. Such estimates are subject to numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production, prices and the timing of development expenditures. The future cash inflow, as reflected in the "Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves", determined from such reserve data are estimates only, and the present values thereof should not be construed to be the current market values of the Company's oil and gas reserves or the costs that would be incurred to obtain equivalent reserves.

         CHANGES IN ESTIMATED RESERVE QUANTITIES

         The Company's net interests in estimated quantities of proved developed and undeveloped reserves of crude oil and natural gas at December 31, 1992, 1993, and 1994, and changes in such quantities during the years, 1992, 1993 and 1994, were as follows:

                                                                                    CRUDE OIL (Barrels)
                                                                          --------------------------------
                                                                          Year        Year           Year
                                                                          1992        1993           1994
                                                                          -----      ------          -----
                                                                                   (in thousands)
BEGINNING OF PERIOD                                                       1,679       2,066            813

  Revisions of previous estimates                                           (48)     (1,195)           866
  Production                                                                (58)        (79)           (88)
  Purchase of minerals in place                                             542          77             56
  Sales of minerals in place                                                (49)        (56)            -
                                                                          -----      ------          -----

END OF PERIOD                                                             2,066         813          1,647
                                                                          =====      ======          =====

  Proved developed reserves
    Beginning of period                                                     855         983            666
                                                                          =====      ======          =====

      End of period                                                         983         666            675
                                                                          =====      ======          =====



                                                                                 NATURAL GAS (Mcf)
                                                                          --------------------------------
                                                                          Year        Year           Year
                                                                          1992        1993           1994
                                                                          -----      ------         ------
                                                                                   (in thousands)
BEGINNING OF PERIOD                                                       2,390       4,795          5,562

  Revisions of previous estimates                                            41      (1,183)           533
  Production                                                               (234)       (724)        (1,017)
  Purchase of minerals in place                                           2,598       3,010            833
  Sales of minerals in place                                                -          (336)          -
                                                                          -----      ------         ------

END OF PERIOD                                                             4,795       5,562          5,911
                                                                          =====      ======         ======

  Proved developed reserves
    Beginning of period                                                   1,111       2,582          4,221
                                                                          =====      ======         ======

      End of period                                                       2,582       4,221          3,317
                                                                          =====      ======         ======

         NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

         This statement attempts to present future net cash flows related to proved oil and gas reserves without the subjectivity inherent in either direct estimation of market value or entity specific discounted net cash flow. This measure is not a measure of fair market value nor a measure of the present value of future cash flows, but rather a rough estimation of such.

         This measure should be responsive to some of the key variables that affect fair market value, such as changes in reserve quantities, selling prices, production costs and tax rates.

The future net cash inflows are developed as follows:

         (1) Estimates are made of quantities of proved reserves and the future periods during which they are expected to be produced based on period-end economic conditions.

         (2) The estimated future production of proved reserves is priced on the basis of period-end prices except for fixed and determinable escalation provisions in existing contracts.

         (3) The resulting future gross revenue streams are reduced by estimated future costs to develop and to produce the proved reserves, based on period-end cost estimates.

         (4) The resulting future net revenue streams are reduced to present value amounts by applying a 10 percent discount factor.

         STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

         Disclosure of the principal component of the standardized measure of discounted future net cash flows provides information concerning the factors involved in making the calculation. In addition, the disclosure of both undiscounted and discounted net flows provides a measure of comparing proved oil and gas reserves both with and without an estimate of production timing. The standardized measure of discounted future net cash flows relating to proved reserves reflects income taxes.

                                                                  1992             1993           1994
                                                                  ----             ----           ----
                                                                              (in thousands)
Future cash in flows                                             $43,499         $22,153        $32,898

Future costs:

  Production                                                     (17,549)         (7,950)       (11,283)

  Development                                                     (5,565)         (1,368)        (5,683)
                                                                 -------         -------        -------

Future net inflows before income taxes                            20,385          12,835         15,932

Future income taxes                                               (6,931)         (4,364)        (5,417)
                                                                 -------         -------        -------

Future net cash flows                                             13,454           8,471         10,515

10% discount factor                                               (7,808)         (2,824)        (5,137)
                                                                 -------         -------        -------

Standardized measure of
  discounted net cash flows                                      $ 5,646          $5,647         $5,378
                                                                 =======         =======        =======

         CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS FROM PROVEN RESERVE QUANTITIES

         This statement discloses the sources of changes in the standardized measure from period to period. The amount reported as "Net change in sales and transfer prices" represents the approximate effect of increasing the evaluation of reserves proved in prior periods to reflect higher prices in effect in the following years. The "Accretion of discount" was computed by applying the 10 percent discount factor to be valuation of the proved reserves as of the beginning of the period before income tax effects. "Changes in estimated future development costs" arise from several sources: (1) revisions of previous estimates for both development costs actually incurred in the current period and for development costs estimated to be incurred in succeeding periods, (2) new discoveries from which future development must be performed and (3) current-period expenditures which reduced the future expenditures estimated in prior periods (the amounts at the beginning of the period). The "Sales and transfers, net of production costs" are expressed in actual dollar amounts. "Revisions of quantity estimates" are expressed at period-end prices. The "Net change in income taxes" is computed as the change in present value of future income taxes. The "Changes in production rates (timing) and other" reflects all other changes, such as changes in timing, and includes the residual from estimation errors in computing other elements of change.

                                                    Year             Year           Year
                                                    1992             1993           1994
                                                    ----             ----           ----
                                                               (in thousands)
Standardized Measure:

  Beginning of period                             $ 2,708         $ 5,646        $ 5,647

Increases (decreases):

  Sales and transfers, net of
    production costs                               (1,271)         (1,797)        (2,249)

  Net change in sales and transfer
    prices net of production costs                  4,354          (2,087)        (1,635)

  Changes in estimated future
    development costs                              (1,436)          4,197         (4,315)

  Revisions of quantity estimates                  (1,027)        (10,999)         6,385

  Accretion of discount                               271             565            565

  Net change in income taxes                       (1,308)          2,998           (909)

  Purchases of reserves in place                    3,761           7,231          1,464

  Sales of reserves in place                          (70)           (291)            -

  Changes in production rates
    (timing) and other                               (336)            184            425
                                                  -------         -------        -------

Standardized Measure:

  End of period                                   $ 5,646         $ 5,647        $ 5,378
                                                  =======         =======        =======

                         FORTUNE PETROLEUM CORPORATION

                                 BALANCE SHEETS

                               ASSETS (unaudited)

                                                                      (Unaudited)                 (Audited)
                                                                     September 30,               December 31,
                                                                     -------------               ------------
                                                                          1995                       1994
                                                                          ----                       ----
CURRENT ASSETS:
  Cash and cash equivalents                                           $ 2,670,000                $   398,000
  Accounts receivable                                                     591,000                    550,000
  Prepaid expenses and oil inventory                                      170,000                    114,000
                                                                      -----------                -----------
    Total Current Assets                                                3,431,000                  1,062,000
                                                                      -----------                -----------
PROPERTY AND EQUIPMENT (Note 1):
  Oil and gas properties, accounted for
    using the successful efforts method                                22,264,000                 17,912,000
  Automotive, office and other                                            336,000                    330,000
                                                                      -----------                -----------
                                                                       22,600,000                 18,242,000
  Less--accumulated depletion, depreciation
      and amortization                                                 (9,100,000)                (8,253,000)
                                                                      -----------                -----------
                                                                       13,500,000                  9,989,000
                                                                      -----------                -----------
OTHER ASSETS:
  Materials, supplies and other                                           551,000                    270,000
  Deferred credit facility costs (net of accumulated
    amortization of $70,000 and $39,000)                                   67,000                    114,000
  Bond issuance costs (net of accumulated
    amortization of $152,000 and $122,000)(Note 4)                        123,000                    167,000
  Restricted Cash (Note 2)                                              2,373,000                        -
                                                                      -----------                -----------
                                                                        3,114,000                    550,000
                                                                      -----------                -----------
TOTAL ASSETS                                                          $20,045,000                $11,601,000
                                                                      ===========                ===========


               See accompanying notes to financial statements.

                         FORTUNE PETROLEUM CORPORATION

                                 BALANCE SHEETS

                LIABILITIES AND STOCKHOLDERS' EQUITY (unaudited)

                                                                                September 30,              December 31,
                                                                                -------------              ------------
                                                                                    1995                       1994
                                                                                    ----                       ----
CURRENT LIABILITIES:
  Current portion of long term debt (Note 4)                                    $ 3,608,000                $ 4,688,000
  Accounts payable                                                                  204,000                    393,000
  Accrued expenses                                                                  129,000                     78,000
  Executive severance payable                                                          -                        96,000
  Royalties and working interests payable                                            72,000                     53,000
  Accrued interest                                                                   76,000                    130,000
  Notes payable to officers, directors and shareholders                             550,000                    200,000
                                                                                -----------                -----------
    Total Current Liabilities                                                     4,639,000                  5,638,000
  NOTES PAYABLE TO OFFICERS, DIRECTORS
    AND SHAREHOLDERS                                                                   -                       550,000
  LONG-TERM DEBT, NET OF CURRENT PORTION (NOTE 4)                                 1,687,000                  1,685,000
  EXECUTIVE SEVERANCE PAYABLE                                                          -                        63,000
STOCKHOLDERS' EQUITY:
  Preferred stock, $1.00 par value:
    Authorized--2,000,000 shares
    Issued and outstanding--None                                                       -                          -
  Common stock, $.01 par value (Note 1):
    Authorized--40,000,000 shares
    Issued and outstanding--9,381,854 and
    2,644,032 shares at September 30, 1995 and
    December 31, 1994, respectively                                                  94,000                     26,000
  Capital in excess of par value                                                 22,853,000                 11,253,000
  Accumulated deficit                                                            (9,228,000)                (7,614,000)
                                                                                -----------                -----------
NET STOCKHOLDERS' EQUITY                                                         13,719,000                  3,665,000
                                                                                -----------                -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                      $20,045,000                $11,601,000
                                                                                ===========                ===========





               See accompanying notes to financial statements.

                         FORTUNE PETROLEUM CORPORATION

                      STATEMENTS OF OPERATIONS (unaudited)


                                                                                        (Unaudited)
                                                                                 For the nine months ended
                                                                         ------------------------------------------
                                                                         September 30, 1995      September 30, 1994
                                                                         ------------------      ------------------
REVENUES:
Sales of oil and gas, net of royalties                                      $ 2,030,000                $2,553,000
Other income                                                                    153,000                    44,000
                                                                            -----------                ----------
                                                                              2,183,000                 2,597,000

DIRECT PRODUCTION EXPENSES                                                    1,037,000                   812,000
                                                                            -----------                ----------
REVENUES IN EXCESS OF DIRECT
  PRODUCTION EXPENSES                                                         1,146,000                 1,785,000
                                                                            -----------                ----------
OPERATING EXPENSES

  Provision for depletion, depreciation
    and amortization expenses                                                   989,000                 1,396,000
  Geological and geophysical costs                                              355,000                      -
  General and administrative expenses                                           855,000                   911,000
  Abandoned leasehold costs                                                      28,000                    34,000
  Dry hole costs                                                                   -                      115,000
  Interest expense                                                              533,000                   301,000
                                                                            -----------                ----------
                                                                              2,760,000                 2,757,000
                                                                            -----------                ----------

LOSS BEFORE PROVISION
  FOR INCOME TAXES                                                           (1,614,000)                 (972,000)

PROVISION FOR INCOME TAXES                                                         -                         -
                                                                            -----------                ----------

NET LOSS                                                                     (1,614,000)                 (972,000)
                                                                            ===========                ==========
WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING                                                   5,432,712                 2,639,055
                                                                            ===========                ==========

NET LOSS PER COMMON SHARE (Note 8)                                          $     (0.30)               $    (0.37)
                                                                            ===========                ==========

                See accompanying notes to financial statements

                         FORTUNE PETROLEUM CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                                  (unaudited)


                                              Common Stock Capital in

                                                Shares                         Excess of        Accumulated
                                               (Note A)         Amount         Par Value          Deficit              Net
                                               --------         ------         ---------        -----------           -----
BALANCE, January 1, 1994                       2,633,471        $26,000        $11,258,000       $(4,671,000)       $ 6,613,000
                                               =========        =======        ===========       ===========        ===========

Common stock returned to treasury
  (Note 1)                                           (80)          -                (2,000)             -                (2,000)
Adjustment to proceeds for
  1993 Public Offering                              -              -               (29,000)             -               (29,000)
Common stock issued for
  exercise of stock options                        4,688           -                12,000              -                12,000
Common stock issued for
  directors' fees                                  5,953           -                14,000              -                14,000

Net loss                                            -              -                  -           (2,943,000)        (2,943,000)
                                               ---------        -------        -----------       -----------        -----------

BALANCE, December 31, 1994                     2,644,032        $26,000        $11,253,000       $(7,614,000)        $3,665,000
                                               =========        =======        ===========       ===========        ===========

Common stock returned to
  treasury                                            (8)          -                  -                 -                  -
Common stock issued for
  public offerings (Note 6)                    5,248,000         52,000          8,490,000              -             8,542,000
Common stock issued for
  merger (Note 3)                              1,200,000         12,000          2,480,000              -             2,492,000
Common stock issued for
  prepayment of investment
  banking services                               100,000          2,000            263,000              -               265,000
Common stock issued for
  conversion of Debt (Note 6)                    106,667          2,000            198,000              -               200,000
Common stock issued or
  issuable for exercise
  of stock options                                70,766           -               140,000              -               140,000
Common stock issued or
  issuable for directors' fees                    12,397           -                29,000              -                29,000

      Net loss                                      -              -                  -           (1,614,000)        (1,614,000)
                                               ---------        -------        -----------       -----------        -----------

BALANCE, September 30, 1995                    9,381,854        $94,000        $22,853,000       $(9,228,000)       $13,719,000
                                               =========        =======        ===========       ===========        ===========


                See accompanying notes to financial statements

                         FORTUNE PETROLEUM CORPORATION

                       STATEMENT OF CASH FLOWS (unaudited)

                                                                                                    (Unaudited)
                                                                                             For the nine months ended
                                                                                     September 30, 1995      September 30, 1994
                                                                                     ------------------      ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                             $(1,614,000)           $  (972,000)
  Adjustments to reconcile net loss to net
    cash provided by operating activities:
  Common stock issued for directors' fees,
    compensation and consulting fees                                                        29,000                 14,000
  Depletion, Depreciation and amortization                                                 989,000              1,396,000
  Loss on abandonment                                                                       28,000                   -
  Provision for executive severance                                                        (17,000)               225,000
  Financing costs incurred by LEX prior to
    acquisition/merger                                                                     150,000                   -
  Changes in assets and liabilities:
    Accounts receivable                                                                    (41,000)               (50,000)
    Prepaids and oil inventory                                                             (56,000)               (87,000)
    Notes receivable                                                                        11,000                 38,000
    Accounts payable and accrued expenses                                                 (138,000)              (126,000)
    Payment on executive severance                                                         (91,000)               (38,000)
    Royalties and working interest payable                                                  19,000                  4,000
    Accrued interest                                                                       (54,000)               (20,000)
    Other assets                                                                           (28,000)              (178,000)
                                                                                       -----------            -----------
  Net cash provided by (used in)
    operating activities                                                                  (813,000)               206,000
                                                                                       -----------            -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Expenditure for oil and gas properties                                                (1,937,000)            (3,331,000)
  Expenditures to abandon properties                                                          -                      -
  Restricted cash invested                                                              (2,373,000)                  -
  Expenditures for other property and equipment                                             (6,000)               (33,000)
                                                                                       -----------            -----------
  Net cash used in
    investing activities                                                                (4,316,000)            (3,364,000)
                                                                                       -----------            -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long term debt                                                    -                 4,490,000
  Repayment of long term debt                                                           (1,078,000)            (1,311,000)
  Proceeds from issuance of common stock                                                 8,869,000                 12,000
  Expenditures for offering costs                                                         (390,000)               (29,000)
                                                                                       -----------            -----------

  Net cash provided by financing activities                                              7,401,000              3,162,000
                                                                                       -----------            -----------

  Net increase (decrease) in cash                                                        2,272,000                  4,000
                                                                                       -----------            -----------

CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD                                               398,000                109,000
                                                                                       -----------            -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                                 2,670,000            $   113,000
                                                                                       ===========            ===========
Supplemental information:
Interest paid                                                                          $   587,000            $   301,000
                                                                                       ===========            ===========
Supplemental disclosure of significant
  non cash transactions:
  Common stock issued or issuable as directors' fees                                   $    29,000            $    14,000
  Common stock issued for payment of executive severance                               $    43,000            $      -
  Common stock issued to acquire LEX                                                   $ 2,492,000            $      -
  Common stock and warrants issued for payment of
    investment banking fees                                                            $   265,000            $      -
  Common stock issued for conversion of debt                                           $   200,000            $      -

                See accompanying notes to financial statements

                         FORTUNE PETROLEUM CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                         September 30, 1995 (unaudited)

(1)         LINE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
            POLICIES AND PROCEDURE

         The condensed financial statements at September 30, 1995, and for the three months and nine months then ended included herein have been prepared by the Company, without audit, pursuant to the Rules and Regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such Rules and Regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These condensed financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company's latest annual report on Form 10-KSB. In the opinion of the Company, the financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of Fortune Petroleum Corporation as of September 30, 1995 and December 31, 1994 and the results of its operations for the three months and nine months ended September 30, 1995 and September 30, 1994 and the cash flows for the nine month periods ended September 30, 1995 and September 30, 1994. The results of the operations for such interim periods are not necessarily indicative of the results for the full year.

         In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS 121"). SFAS 121 is effective for fiscal years beginning after December 15, 1995. The Company plans to adopt SFAS 121 on January 1, 1996. The Company is in the process of analyzing the impact of SFAS 121 on its financial statements and at this time has not determined the impact, however it is expected to result in an additional impairment upon adoption.

(2)         RESTRICTED CASH

         Under the terms of the Company's exploration agreement with Zydeco Exploration, Inc. Fortune Petroleum Corporation had contributed $4,050,000 in cash as of September 30, 1995 for its share of a predetermined lease acquisition, seismic acquisition and seismic processing cost budget. At September 30, 1995, approximately $1,677,000 of that budget had been expended leaving $2,373,000 of restricted cash available for future budgeted expenditures. The Company has signature authority on the bank account containing these funds, is the recipient of interest from the bank account and must jointly approve expenditures from the account.

(3)         ACQUISITION OF ASSETS AND MERGER

         On May 12, 1995 the Company acquired Lagniappe Exploration, Inc. ("LEX") and its interest in an exploration agreement with Zydeco Exploration, Inc. to explore for oil and gas in the Gulf Coast area of the United States principally in Louisiana and offshore state and federal leases. The Company acquired all of the issued and outstanding equity securities of LEX in exchange for 1.2 million shares of Fortune Petroleum common stock and 1.2 million warrants. The acquisition has been recorded using the purchase method of accounting effective May 12, 1995. Upon acquisition, LEX became a wholly-owned subsidiary of the Company. The market value of the shares, when issued, was $2,572,000. Prior to the Company's acquisition, LEX did not have day-to-day operations, the only material asset was its right to participate in the Zydeco 3D Venture. Unaudited proforma net loss per common share would have been $.27 for the nine months ended September 30, 1995 and $.08 and $.25 for the three and nine months ended September 30, 1994, assuming the acquisition occurred as of the beginning of the respective periods. Due to LEX's lack of day-to-day operations, there would have been no other impact on the Company's reported operating results on a proforma basis.

(4)         LONG TERM DEBT

         At September 30, 1995 a summary of long-term debt is as follows:

                                                                             September 30           December 31,
                                                                                 1995                   1994
                                                                              -----------           ------------
Convertible Subordinated Debentures of $1,725,000 (net of
  discount of $64,000 and $72,000) due December 31, 1997,
  including interest of 10-1/2% per annum paid semi-annually                  $1,664,000            $1,653,000
Bank One credit facility due July 1, 1996 including interest
  at 1-1/2% over Bank One, Texas, NA's prime rate payable monthly              3,600,000             4,680,000
Other debt with interest ranging from 0% to 9-1/4% per annum
  due through 1998                                                                31,000                40,000
                                                                              ----------            ----------
  Total long-term debt                                                        $5,295,000            $6,373,000
  Less current installments                                                    3,608,000             4,688,000
                                                                              ----------            ----------
          Long-term debt, excluding current installments                      $1,687,000            $1,685,000
                                                                              ==========            ==========

         The 10-1/2% Convertible Subordinated Debentures due December 31, 1997 bear an effective interest rate of 12.13% and are convertible into shares of the Company's common stock, after April 1, 1994, at a conversion price of $6.32 per share or 158 shares per $1,000 Debenture. Therefore, if all $1,725,000 were converted the number of the Company's common shares then outstanding would increase by 272,981 shares.

         The Company has a $10,000,000 credit facility with Bank One, Texas, N.A. under which it has the ability to borrow amounts up to an available borrowing base as defined in the credit agreement. This borrowing base was adjusted to $4,100,000 at April 1, 1995 due to lower natural gas prices. The credit facility contains various financial covenants, is secured by all of the Company's oil and gas properties and currently requires monthly reduction payments of $100,000. At September 30, 1995, the Company was in compliance with its credit facility covenants except its cash flow covenant which the Bank has indicated it will waive.

         The Company's maturities of long-term debt over the next five years are as follows:

                  Year            Long-term debt maturity
                  ----            -----------------------
                  1995                         8,000
                  1996                     3,608,000
                  1997                     1,672,000
                  1998                         7,000
                                          ----------
                                          $5,295,000

(5)         INCOME TAX EXPENSE

         No provision for income taxes was required for the three months and nine months ended June 30, 1995.

         At September 30, 1995 deferred taxes consist of the following:

                  Deferred tax assets:
                    Net operating loss carryforwards          $2,499,000
                    Oil and Gas Properties difference
                      in accumulated depletion                 1,633,000
                                                              ----------
                                                               4,132,000
                    Less valuation allowance (100%)            4,132,000
                                                              ----------
                    Net deferred taxes                             0
                                                              ==========

         At September 30, 1995, the Company estimates it had cumulative net operating loss carryforwards for Federal and State income tax purposes of $5,939,000 and $3,299,000, respectively which are subject to certain restrictions under I.R.C. 382 and which are available to offset future Federal and State taxable income, if any, with various expirations through 2010. Also at September 30, 1995 the Company had a basis difference of $3,713,000 for Federal and State purposes which is attributable to write downs of oil and gas properties in 1993 and 1994 for financial statement purposes. The Company is uncertain as to the recoverability of the above deferred tax assets and has therefore applied a 100% valuation allowance.

         The Company has available IRC Section 29 Tax Credits that may be used to reduce or eliminate any corporate taxable income in future years. It is uncertain at this time to what extent the Company will be able to utilize these federal tax credits, as their utilization is dependent upon the amount, if any, of future federal income tax incurred, after application of the Company's net operating loss carryforwards.


(6)         OFFERING OF COMMON STOCK AND CONVERSION OF DEBT TO EQUITY

         On June 27, 1995, the Company entered into an Underwriting Agreement with Coleman and Company Securities, Inc. and Starr Securities, Inc., both New York Stock Exchange member firms, as Representatives of the Underwriters to sell 4.1 million shares of the Company's common stock at $2.00 per share. On July 3, 1995, Coleman and Company Securities, Inc., representing several underwriters, advised the Company they were exercising their right to purchase an additional 500,000 shares of common stock of the Company at $2.00 per share under the overallotment terms of the Underwriting Agreement executed June 27, 1995. The net proceeds of $880,000 from the sale of the overallotment shares were received by the Company of July 7, 1995.

         On July 13, 1995, the Company was advised by the Estate of Jack Farber that it wished to convert the $200,000 Farber Note into unregistered common shares of the Company under the terms of the note. On July 20, 1995 the Estate of Jack Farber was issued 106,667 shares as payment in full. Under the terms of the note, the Company will endeavor to file a Registration Statement to register such shares by December 31, 1995.

         On September 25, 1995, the Company filed a registration statement on Form SB-2 with the Securities and Exchange Commission to register 3,070,252 additional shares of Fortune Petroleum Common Stock underlying: (i) public warrants, as adjusted, issued in connection with the Company's 1993 public Unit Offering; (ii) Representatives' Unit Purchase Warrants issued to representatives of the underwriters in connection with the Unit Offering; and,
(iii) private warrants issued at various times between 1993 and 1995. As of November 7, 1995, the registration statement on Form SB-2 has not been declared effective.

         On September 29, 1995, the Company filed a registration statement with the Commission on Form S-3 to register 1,317,503 shares of Fortune Petroleum Common Stock issued in connection with the Company's acquisition of assets and issued to outside directors in lieu of cash in payment of director fees. As of November 7, 1995, the registration statement on Form S-3 has not been declared effective.

(7)         LEGAL PROCEEDINGS

         There are no pending material legal proceedings involving any of the Company's properties or that involves a claim for damages which exceeds 10% of the Company's current assets.


(8)         COMPUTATION OF EARNINGS (LOSS) PER SHARE

         Primary earnings per common share are computed by dividing the Company's net loss by the weighted average number of common and common equivalent shares outstanding. Common equivalent shares are shares which may be issuable upon exercise of outstanding stock options and warrants; however, they are not included in the computation for the three month and nine month periods ended September 30, 1995 and 1994, since their effect would be to reduce the net loss per share.

         Fully diluted earnings per common share are not presented since the conversion of the Company's 10-1/2% Convertible Subordinated Debentures and its publicly traded common stock warrants would have an anti-dilutive effect.

(9) UNAUDITED PRO-FORMA OIL AND GAS PRODUCING ACTIVITIES AND OIL AND GAS COST INFORMATION

         Capitalized costs relating to oil and gas producing activities and related accumulated depletion, depreciation and amortization for the six month period ended September 30, 1995 were as follows:

Capitalized costs balance at beginning
  of year before accumulated depletion
  depreciation and amortization                            $17,912,000

Property and leasehold acquisition costs                          -

Oil and Gas acquisition                                      3,878,000

Development                                                    476,000

Exploration                                                       -

Less dispositions and transfers (net)                           (2,000)
                                                           -----------
                                                           $22,264,000
Less accumulated depletion,
  depreciation and amortization                             (8,856,000)
                                                           -----------
                                                           $13,408,000
                                                           ===========

    Capitalized costs of unproved properties are not significant.

                          INDEPENDENT AUDITOR'S REPORT


The Board of Directors
Fortune Petroleum Corporation



We have audited the accompanying statements of revenues and direct operating expenses of the oil and gas property interests acquired from PetroFina S.A. (the PetroFina Properties) for each of the years in the three-year period ended December 31, 1994. These statements of revenues and direct operating expenses are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements of revenues and direct operating expenses based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of revenues and direct operating expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of revenues and direct operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements of revenues and direct operating expenses. We believe that our audits of the statements of revenues and direct operating expenses provide a reasonable basis for our opinion.

The accompanying statements were prepared as described in Note 1 for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission (SEC) for inclusion in certain SEC regulatory reports and filings and are not intended to be a complete financial presentation.

In our opinion, the accompanying statements of revenues and direct operating expenses present fairly the revenues and direct operating expenses of the PetroFina Properties for each of the years in the three-year period ended December 31, 1994, in conformity with generally accepted accounting principles.


KPMG PEAT MARWICK LLP


Houston, Texas
December 20, 1995

                         FORTUNE PETROLEUM CORPORATION

                           STATEMENT OF REVENUES AND
                           DIRECT OPERATING EXPENSES

                 ACQUIRED FROM PETROFINA S.A. (NOTE 1) FOR THE
            YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994 AND FOR THE
           NINE MONTHS ENDED SEPTEMBER 30, 1994 AND 1995 (UNAUDITED)


                                                                                                    Nine Months Ended
                                                           Year Ended December 31,                    September 30
                                                  ----------------------------------------      ------------------------
                                                                                                       (unaudited)
                                                    1992           1993            1994            1994          1995
                                                  --------       --------       ----------      ----------    ----------
REVENUES
   Sales of oil and gas, net of
    royalties                                    $2,101,807      $2,005,626     $1,599,418      $1,350,770    $1,508,258

DIRECT OPERATING EXPENSES                           304,171         229,199        700,031         117,232       252,073
                                                 ----------      ----------     ----------      ----------    ----------

REVENUES IN EXCESS OF DIRECT
   OPERATING EXPENSES                            $1,797,636      $1,776,427     $  899,387      $1,233,538    $1,256,185
                                                 ==========      ==========     ==========      ==========    ==========


See Notes to Statements of Revenues and Direct Operating Expenses for Assets Acquired.

                         FORTUNE PETROLEUM CORPORATION

    NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES ACQUIRED FROM PETROFINA S.A. FOR THE YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994
    AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994 AND 1995 (UNAUDITED)


(1)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        BASIS OF PRESENTATION

        The accompanying statements present the revenues and direct operating expenses of the working interests in certain oil and gas properties (the PetroFina Properties) purchased by Fortune Petroleum Corporation (the Company) from PetroFina S.A. (PetroFina) during December 1995 for $2.9 million. The PetroFina Properties are located in federal waters in the Gulf of Mexico.

        The accompanying statements of revenues and direct operating expenses were derived from the historical accounting records of PetroFina. Direct operating expenses include payroll, lease and well repairs, maintenance and other direct operating expenses.

        The unaudited statements of revenues and direct operating expenses for the nine months ended September 30, 1994 and 1995 include all material adjustments, which consist only of normal recurring adjustments necessary for a fair presentation, and are not necessarily indicative of results for an entire year.

        OMITTED HISTORICAL FINANCIAL INFORMATION

        Full historical financial statements, including exploration expense, general and administrative expenses, interest expense and income tax expense, have not been presented because they have not historically been allocated at this level. Historical depletion expense has not been included in such statements as the Company will adjust the basis in its purchase price allocation and the historical depletion will no longer be relevant.

        ACCRUAL BASIS STATEMENTS

        Memorandum adjustments have been made to the financial information derived from the predecessor owner in order to present the accompanying statements of revenues and direct operating expenses in accordance with generally accepted accounting principles.

        RELATED PARTY TRANSACTIONS

        All of the production from the PetroFina Properties was sold to a subsidiary of PetroFina. Gas production was sold for average prices of $1.73, $2.27 and $2.10 per Mcf during 1992, 1993 and 1994, respectively. Oil production was sold for average price of $17.71, $15.56 and $14.15 during 1992, 1993 and 1994, respectively.

(2)     GAS BALANCING POSITIONS

        The PetroFina Properties have an immaterial imbalance position as of December 31, 1995. The entitlements method is used; therefore, production imbalances are recorded at the sales price in effect at the time of production. Substantially all of the imbalance position is anticipated to be settled with production in future periods.

(3)     SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED)

        Total proved and proved developed oil and gas reserves of the PetroFina Properties at December 31, 1994, have been estimated based on reserve estimates prepared by Huddleston & Co., Inc. as of November 1, 1995, adjusted for production from Janaury 1, 1995 through October 31, 1995. No comparable estimates were available for prior periods. Therefore, reserves for 1992, 1993 and 1994 have been calculated by adjusting the November 1, 1995 amounts for prior period producing activities and, consequently, no revisions of previous estimates have been reflected. All reserve estimates are based on economic and operating conditions existing at November 1, 1995. The future net cash flows from production of these proved reserve quantities were computed by applying current prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) as of November 1, 1995 to estimated future production of proved oil and gas reserves less the estimated future exspenditures (based on current costs) as of November 1, 1995, to be incurred in developing and producing the proved reserves. Income taxes were calculated without consideration of any remaining historical cost basis of the PetroFina Properties. The PetroFina Properties are located in federal waters in the Gulf of Mexico.

     Estimated Quantities of Oil and Gas Reserves:

                                                                         Year Ended December 31,
                                                  -----------------------------------------------------------------
                                                         1992                     1993                   1994
                                                  ----------------         ----------------        ----------------
                                                    Oil      Gas             Oil      Gas           Oil       Gas
                                                  (Mbbl)    (Mmcf)         (Mbbl)    (Mmcf)        (Mbbl)    (Mmcf)
                                                  ------    ------         ------    ------        ------    ------
Proved reserves:
  Beginning of year                                346      5,493           291      4,751          251      4,159
  Production                                       (55)      (742)          (40)      (592)         (34)      (533)
                                                   ---      -----           ---      -----          ---      -----
  End of year                                      291      4,751           251      4,159          217      3,626
                                                   ===      =====           ===      =====          ===      =====

Proved developed reserves:
  Beginning of year                                346      5,493           291      4,751          251      4,159
  End of year                                      291      4,751           251      4,159          217      3,626
                                                   ===      =====           ===      =====          ===      =====

     Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves (in 000s):

                                                                                           As of December 31,
                                                                                -----------------------------------------
                                                                                 1992             1993              1994

                                                                                -------         -------           -------
Future cash inflows                                                             $15,017         $13,011           $11,412
                                                                                -------         -------           -------
Future production costs                                                          (2,597)         (2,368)           (1,668)
Future development costs                                                           (200)           (200)             (200)
                                                                                -------         -------           -------
Future net inflows before
   income taxes                                                                  12,220          10,443             9,544
Income taxes                                                                     (4,277)         (3,655)           (3,340)
                                                                                -------         -------           -------
Future net cash flows                                                             7,943           6,788             6,204
10% discount factor                                                              (2,264)         (1,935)           (1,766)
                                                                                -------         -------           -------
Standardized measure of
  discounted net cash flows                                                     $ 5,679         $ 4,853           $ 4,438
                                                                                ========        =======           =======

     Changes in Standardized Measure of Discounted Future Net Cash Flows from Proved Oil and Gas Reserves (in 000s)


                                                                                         Year Ended December 31,
                                                                                 ----------------------------------------
                                                                                  1992            1993              1994
                                                                                 ------          ------            ------
Standardized measure, beginning of year                                          $6,515         $ 5,679            $4,853
   Sales, net of production costs                                                (1,798)         (1,776)             (899)
   Net change in income taxes                                                       450             445               225
Accretion of discount                                                               512             505               259
                                                                                 ------          ------            ------
Standardized measure, end of year                                                $5,679          $4,853            $4,438
                                                                                 ======          ======            ======

                         FORTUNE PETROLEUM CORPORATION

                    PRO FORMA COMBINED FINANCIAL INFORMATION

                    DECEMBER 31, 1994 AND SEPTEMBER 30, 1995



         The pro forma combined statements of operations reflect the results of operations for the year ended December 31, 1994 and period ended
September 30, 1995 as if the PetroFina acquisition of the South Timbalier Block 76 leasehold interests and this financing occurred as of January 1 of each period.

         The acquisitions are reflected in the pro forma combined financial information using the purchase method of accounting. Accordingly, the carrying value of the properties acquired have been adjusted to reflect fair values assigned to assets and liabilities and are included in the Company's combined financial statements commencing on the date of such acquisition.

         The pro forma combined financial information should be read in conjunction with the Company's historical financial statements and related notes. The pro forma results of operations are not necessarily indicative of the results of operations had the acquisition occurred at the beginning of the periods presented, nor are they necessarily indicative of the results of future operations.

                         FORTUNE PETROLEUM CORPORATION

                    PRO-FORMA COMBINED SUMMARY BALANCE SHEET

                               SEPTEMBER 30, 1995




                                                                     ASSETS

                                                                       PetroFina
                                                                       Leasehold
                                                  Historical            Interest          Pro forma        Pro forma
                                                    Fortune            Acquisition       Adjustments       Combined
                                                  -----------          -----------       -----------      -----------
Total Current Assets                              $ 3,431,000           $1,087,000             -          $ 4,518,000

Property & Equipment

    Oil & Gas properties, accounted for
    using the successful efforts method            22,264,000            2,450,000             -           24,714,000

    Automotive, office & other                        336,000                -                 -              336,000

    Less-accumulated depreciation,
    depreciation & amortization                    (9,100,000)               -                 -           (9,100,000)

Other Assets                                        3,114,000                -                 -            3,114,000
                                                  -----------           ----------                        -----------
Total Assets                                      $20,045,000           $3,537,000             -          $23,582,000
                                                  ===========           ==========                        ===========


                                                      LIABILITIES AND STOCKHOLDER'S EQUITY


Total Current Liabilities                         $ 4,639,000                -                 -          $ 4,639,000

Total Long Term Liabilities                         1,687,000                -                 -            1,687,000

Total Net Stockholder's Equity                     13,719.000            3,537,000             -           17,256,000
                                                  -----------           ----------                        -----------
Total Liabilities and Stockholder's Equity        $20,045,000           $3,537,000             -          $23,582,000
                                                  ===========           ==========                        ===========

                         FORTUNE PETROLEUM CORPORATION

             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1994


                                                                     Petrofina
                                                                     Leasehold
                                                Historical            Interest         Pro forma         Pro forma
                                                 Fortune            Acquisition        Adjustments         Combined
                                               -----------          -----------        -----------       -----------
Revenues:
  Oil and gas sales                            $ 3,339,000           $1,599,000             -            $ 4,938,000
  Other                                             58,000                 -                -                 58,000
                                               -----------          -----------        ---------         -----------
                                                 3,397,000            1,599,000             -              4,996,000

Costs and expenses:(a)
   Oil and gas production costs                  1,090,000              700,000             -              1,790,000
   General and administrative                    1,020,000                 -                -              1,020,000
   Abandoned leasehold costs                       249,000                 -                -                249,000
   Dry hole expense                                195,000                                                   195,000
   Impairment to oil & gas properties            1,031,000                                                 1,031,000
   Depreciation, depletion and
    amortization                                 2,070,000                 -             380,000(1)        2,450,000
   Executive severance expense                     225,000                                                   225,000
   Interest expense                                460,000                 -                -                460,000
                                               -----------          -----------        ---------         -----------
                                                 6,340,000              700,000          380,000           7,420,000
                                               -----------          -----------        ---------         -----------

Income (loss) before income
  taxes                                         (2,943,000)             899,000         (380,000)         (2.424,000)

Income tax expense                                     -                   -                -                   -
                                               -----------          -----------        ---------         -----------

Net Income (loss)                              $(2,943,000)         $   899,000        ($380,000)        ($1,840,000)
                                               ===========          ===========        =========         ===========

Average number of common
  shares outstanding(b)                          2,638,672            1,321,117             -              3,959,789
                                               ===========          ===========        =========         ===========

Net income (loss) per common
  share                                        $     (1.12)
                                               ===========

Pro forma net income per common
  share                                                                                                  $     (0.61)
                                                                                                         ===========



(a) It is anticipated that there will be no indirect expense as a result of the asset acquisition.

(b) Acquisition shares computed using the private offering price of $3.22 per share for 1,321,117 shares.

                         FORTUNE PETROLEUM CORPORATION

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995



                                                     Petrofina
                                                     Leasehold
                                    Historical        Interest        Pro forma         Pro forma
                                     Fortune        Acquisition      Adjustments         Combined
                                   -----------      -----------      -----------        ----------
Revenues:
  Oil and gas sales                $ 2,030,000       1,508,000                          $3,538,000
  Other                                153,000            -                -               153,000
                                   -----------      ----------        ---------         ----------
                                     2,183,000       1,508,000                           3,691,000

Costs and expenses:(a)
  Oil and gas production costs       1,037,000         252,000             -             1,289,000
  General and administrative           855,000            -                -               855,000
  Geological and geophysical costs     355,000                                             355,000
  Abandoned leasehold costs             28,000            -                -                28,000
  Depreciation, depletion and
   amortization                        989,000            -             586,000(1)       1,515,000
  Interest expense                     533,000            -                -               533,000
                                   -----------      ----------        ---------         ----------
                                     3,797,000         252,000          586,000          4,635,000
                                   -----------      ----------        ---------         ----------

Income (loss) before income
  taxes                             (1,614,000)      1,256,000         (586,000)          (944,000)

Income tax expense                        -               -               -                   -
                                   -----------      ----------        ---------         ----------

Net Income (loss)                  $(1,614,000)     $1,256,000        ($586,000)        $ (944,000)
                                   ===========      ==========        =========         ==========

Average number of common
  shares outstanding(b)              5,432,712       1,321,117             -             6,753,829
                                   ===========      ==========        =========         ==========

Net income (loss) per common
  share                            $     (0.32)
                                   ===========

Pro forma net income per common
  share                                                                                 $    (0.14)
                                                                                        ==========


(a) It is anticipated that there will be no indirect expense as a result of the asset acquisition.

(b) Acquisition shares computed using the private offering price of $3.22 per share for 1,321,117 shares.

                         FORTUNE PETROLEUM CORPORATION

          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                   DECEMBER 31, 1994 AND SEPTEMBER 30, 1995




        An explanation of the pro forma adjustments is as follows:

        (1) Adjustment to reflect the depreciation, depletion and amortization of the acquired assets of $351,000, $380,000 and $586,000 for the year ended December 31, 1994 and the nine months ended September 30, 1995, respectively, using an estimated adjusted acquisition cost to the Company of $2,120,000 at September 30, 1995 for the proved developed producing oil and gas properties (using units-of-production method).

              ____________________________________________________

        NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE
UNLAWFUL.   NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER
SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                          ____________________________

                 TABLE OF CONTENTS

                                              Page
Available Information                            2
Prospectus Summary                               3
Risk Factors                                     7
Use of Proceeds                                 12
Dilution                                        12
Capitalization                                  12
Dividend Policy                                 13
Price Range of Common Stock                     13
Management's Discussion
  and Analysis of Financial
  Condition and Results of
  Operations                                    14
Business and Properties                         21
Management                                      35
Certain Relationships and
  Related Transactions                          39
Principal Stockholders                          42
Exchange Offer                                  44
Certain Federal Income Tax
  Considerations                                44
Description of Securities                       47
Legal Matters                                   51
Experts                                         51
Glossary                                        51
Index to Financial Statements                  F-1

                          ____________________________

                            =====================



                                 862,500 SHARES
                                431,250 WARRANTS





                               FORTUNE PETROLEUM
                                  CORPORATION

                                  ____________

                                   PROSPECTUS
                                  ____________



                                 EXCHANGE OFFER





                             _______________, 1996


                            =====================

                                    PART II



                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 24.         INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law permits the indemnification of officers, directors, employees and agents of Delaware corporations. The Certificate of Incorporation and Bylaws of the Company provide that the corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware as it may be amended from time to time, indemnify and hold harmless each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person whom he or she is a legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent, against all costs, charges, expenses, liabilities and losses (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

ITEM 25.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The Registrant estimates that expenses in connection with the offering described in the Registration Statement will be as follows:

                 Securities and Exchange Commission Registration Fee  . . . . . . . . . . . . . . $  1,383
                 Accountants' Fees and Expenses   . . . . . . . . . . . . . . . . . . . . . . . . $  5,000
                 Legal Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 15,000
                 American Stock Exchange fees   . . . . . . . . . . . . . . . . . . . . . . . . . $ 17,000
                 Printing and Engraving Expenses  . . . . . . . . . . . . . . . . . . . . . . . . $ 10,000
                 Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $  3,617
                                                                                                  --------
                 TOTAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 52,000
                                                                                                  ========


ITEM 26.         RECENT SALES OF UNREGISTERED SECURITIES

         On August 23, 1989, the Company's Board of Directors passed a resolution that, in some cases, each outside director could receive a certain number of the Company's shares of Common Stock in lieu of the quarterly directors' fee of $1,250 cash. The following table lists the shares issued during the last three years. Such shares were issued without registration under the Securities Act of 1933 (the "Act") in reliance upon the exemption contained in Section 4(2) of the Act. No underwriters were involved in the sale of such shares.

Director                         Date             Number of Shares        Equivalent Amount of Director Fees
--------                         ----             ----------------        ----------------------------------
Dean W. Drulias                 2/08/93                  906                            $1,250
Graham S. Folsom                2/08/93                  906                            $1,250
Charles E. Hinkle               2/08/93                  906                            $1,250
J. Donald Langston              2/08/93                  906                            $1,250
Dean W. Drulias                 4/28/93                  870                            $1,250
Graham S. Folsom                4/28/93                  870                            $1,250
Charles E. Hinkle               4/28/93                  870                            $1,250
Dean W. Drulias                12/27/93                  204                            $1,250
Graham S. Folsom               12/27/93                  204                            $1,250
Charles E. Hinkle              12/27/93                  204                            $1,250
Dean W. Drulias                12/27/93                  339                            $1,250
Graham S. Folsom               12/27/93                  339                            $1,250
Charles E. Hinkle              12/27/93                  339                            $1,250
Dean W. Drulias                12/27/93                  588                            $1,250
Graham S. Folsom               12/27/93                  588                            $1,250
Charles E. Hinkle              12/27/93                  588                            $1,250
William T. Walker, Jr.         12/27/93                  588                            $1,250
Charles A. Champion             4/04/94                  556                            $1,250
Dean W. Drulias                 4/04/94                  556                            $1,250
Graham S. Folsom                4/04/94                  556                            $1,250
William T. Walker, Jr.          4/04/94                  556                            $1,250
Charles A. Champion             7/14/94                  606                            $1,250
Dean W. Drulias                 7/14/94                  606                            $1,250
Graham S. Folsom                7/14/94                  606                            $1,250
William T. Walker, Jr.          7/14/94                  606                            $1,250
Dean W. Drulias                 9/30/94                  435                            $1,250
Graham S. Folsom                9/30/94                  435                            $1,250
William T. Walker, Jr.          9/30/94                  435                            $1,250
Dean W. Drulias                 3/29/95                  667                            $1,250
Graham S. Folsom                3/29/95                  667                            $1,250
William T. Walker, Jr.          3/29/95                  667                            $1,250
Charles A. Champion             4/03/95                  714                            $1,250
Dean W. Drulias                 4/03/95                  714                            $1,250
Barry Feiner                    4/03/95                  714                            $1,250
Graham S. Folsom                4/03/95                  714                            $1,250
Gary Gelman                     4/03/95                  714                            $1,250
William T. Walker, Jr.          4/03/95                  714                            $1,250
Charles A. Champion             7/21/95                  541                            $1,250
Dean W. Drulias                 7/21/95                  541                            $1,250
Barry Feiner                    7/21/95                  541                            $1,250
Graham S. Folsom                7/21/95                  541                            $1,250
Gary Gelman                     7/21/95                  541                            $1,250
William T. Walker, Jr.          7/21/95                  541                            $1,250

         As a condition of the Company's Purchase and Sale Agreement and Note Agreement dated April 10, 1992 with H & B Resources and Klein Bros., Inc., the Company issued the following shares as payment of interest on the H & B Resources Note to Klein Bros., Inc. without registration under the Act in reliance upon the exemption contained in Section 4(2) of the Act.

                           Date Paid           Interest Period               Number of Shares
                           ---------           ---------------               ----------------
                           July 1992           April - June 1992                   5,741
                           August 1992         July 1992                           2,327
                           November 1992       August - October 1992               6,980
                           January 1993        November and December 1992          4,203
                           April 1993          January - March 1993                5,935
                           June 1993           April 1993                          1,660
                           July 1993           May 1993                            1,900
                           December 1993       June - November 1993                8,669

         On December 19 and 20, 1994, the Company issued stock purchase warrants to purchase 10,000 shares to Klein Ventures, Inc. and stock purchase warrants to purchase 35,000 shares to Mr. Jack Farber, respectively, in connection with loans made to the Company in December 1994. Such warrants were issued without registration under the Act in reliance upon the exemption contained in Section 4(2) of the Act.

         On February 24, 1995, the Company issued 648,000 shares of Common Stock for cash to a number of foreign purchasers. Such shares were issued without registration under the Act in reliance upon the exemption contained in Regulation S under the Act.

         On April 24, 1995, the Company issued 170,000 shares of Common Stock and 170,000 warrants to Lagniappe Exploration, Inc. in connection with the Company's acquisition of an interest in the Zydeco 3d Venture. Such shares and warrants were issued without registration under the Act in reliance upon the exemption contained in Section 4(2) of the Act.

         On May 12, 1995, the Company issued an aggregate of 1,030,000 shares of Common Stock and 1,030,000 warrants to William D. Forster and BSR Investments, Inc., the record holders of the common stock of Lagniappe Exploration, Inc. in connection with the Company's acquisition of that company. Such shares and warrants were issued without registration under the Act in reliance upon the exemption contained in Section 4(2) of the Act.

         In July, 1995, the Company issued 100,000 shares of Common Stock and 100,000 common stock purchase warrants exercisable at $4.75 per share to OSTIS Ltd as compensation under a consulting agreement for investment banking services in the European markets. The shares were issued without registration under the Act in reliance upon the exemption contained in Regulation S under the Act and the warrants were issued in reliance upon the exemption contained in Section 4(2) of the Act.

         On September 6, 1995, the Company issued 20,000 stock purchase warrants exercisable for a period of five years at a price of $3.625 per shares of Common Stock to each of Ten Square Research, TNC Incorporated and Wagner Investment Management as compensation for consulting services. Such warrants were issued without registration under the Act in reliance upon the exemption contained in Section 4(2) of the Act.

         On December 11, 1995, the Company issued 1,321,117 shares of Common Stock in connection with the acquisition of the Company's interest in the Timbalier Block. Concurrently, the Company issued stock purchase warrants to Donald L. Walker to purchase 50,000 shares exercisable at $4.00 per share and 100,000 shares exercisable at $6.00 per share. The shares were issued without registration under the Act in reliance on the exemption contained in Regulation S under the Act. The warrants and shares underlying the warrants were issued (or offered for issuance) without registration under the Act in reliance upon the exemption contained in Section 4(2) of the Act.

ITEM 27.         EXHIBITS

(a)  Exhibits

Number      Description
------      -----------
2.1         Purchase and Sale Agreement, dated May 28, 1993, among Registrant, Michael Petroleum Corporation, Pioneer Drilling and
            Endowment Energy Partners, L.P.  (incorporated by reference to Fortune's Registration Statement on Form SB-2,
            Registration No. 33-64600)

2.2         Purchase and Sale Agreement, dated May 28, 1993, among Registrant and Brazos Resources, Inc.  (incorporated by reference to Fortune's Registration Statement on Form SB-2, Registration No. 33-64600)

2.3         Purchase and Sale Agreement entered into between Registrant and EnRe Corporation dated June 24, 1994 (incorporated by reference to Fortune's Current Report on Form 8-k, filed July 7, 1994, File No. 1-12334)

2.4         LLC Agreement entered into between Registrant and EnRe Corporation dated June 24, 1994 (incorporated by reference to
            Fortune's Current Report on Form 8-k, filed July 7, 1994, File No. 1-12334)

 2.5        Letter agreement dated February 13, 1995, between Registrant and Lagniappe Exploration, Inc. and related Exploration
            Agreement, as amended (incorporated by reference to Fortune's Registration Statement on Form SB-2, Registration
            No. 33-88452)

 2.6        Agreement of Reorganization and Merger, dated May 12, 1995, among Registrant, Lanacorp, Inc., Lagniappe Exploration,
            Inc., William D. Forster and BSR Investments Limited (incorporated by reference to Fortune's Registration Statement on Form SB-2, Registration No. 33-88452)

 2.7        Acquisition Agreement dated December 6, 1995, among Donald L. Walker, Pendragon Resources, LLC and Registrant
            (incorporated by reference to Fortune's Current Report on Form 8-k, filed December 26, 1995, File No. 1-12334)

 2.8        Agreement dated December 7, 1995, between Northport Production Company and Registrant (incorporated by reference to
            Fortune's Current Report on Form 8-k, filed December 26, 1995, File No. 1-12334)

 2.9        Assignment of Record title In Oil and Gas Lease and Bill of Sale and Conveyance from Northport Production Company to
            Registrant (incorporated by reference to Fortune's Current Report on Form 8-k, filed December 26, 1995,
            File No. 1-12334)

 3.1        Certificate of Incorporation of Fortune Petroleum Corporation (incorporated by reference to Fortune's Registration
            Statement Form 10, File No. 0-16370)

 3.2        Bylaws of Fortune Petroleum Corporation (incorporated by reference to Fortune's Registration Statement Form 10,
            File No. 0-16370)

 3.3        Certificate of Amendment to Certificate of Incorporation of Registrant increasing authorized capital stock
            (incorporated by reference to Fortune's Registration Statement on Form SB-2, Registration No. 33-88452)

 4.1        Indenture, dated October 30, 1992, by and between Fortune Petroleum Corporation and IBJ Schroder Bank & Trust Company,
            Trustee, as amended  (incorporated by reference to Fortune's Registration Statement on Form S-1, Registration
            No. 33-49190)

 4.2        Form of Warrant Agreement between Registrant and U.S. Stock Transfer Corporation  (incorporated by reference to
            Fortune's Registration Statement on Form SB-2, Registration No. 33-88452)

 5.1        Opinion of Reish & Luftman regarding legality of securities (to be filed by amendment).

 8.1        Tax opinion of Reish & Luftman regarding the offer to convert (to be filed by amendment).

10.1        Employment Agreement, dated July 1, 1994, by and between Fortune Petroleum Corporation and Tyrone J. Fairbanks
            (incorporated by reference to Fortune's Registration Statement on Form SB-2, Registration No. 33-88452)

10.2        Severance Agreements between Registrant and Daniel E. Pasquini (incorporated by reference to Fortune's Registration
            Statement on Form SB-2, Registration No. 33-88452)

10.3        1993 Stock Option Plan (incorporated by reference to Fortune's Registration Statement on Form SB-2, Registration
            No. 33-64600)

10.4        Bank One, Texas, N.A. line of credit agreement (incorporated by reference to Fortune's Annual Report on Form 10K-SB,
            File No. 1-12334)

10.5        Notes issued to certain related persons on December 19 and 20, 1994 (incorporated by reference to Fortune's Registration
            Statement on Form SB-2, Registration No. 33-88452)

10.6        Note issued to Lagniappe Exploration, Inc. on April 24, 1995 (incorporated by reference to Fortune's Registration
            Statement on Form SB-2, Registration No. 33-88452)

10.7        Employment Agreement by and between Fortune Petroleum Corporation and John L. Collins  (incorporated by reference to
            Fortune's Registration Statement on Form SB-2, Registration No. 33-88452)

10.8        Agreement dated December 8, 1995, between Whitechappel Management Ltd. and Registrant to act as distributor of the
            Common Stock under Regulation S (incorporated by reference to Fortune's Current Report on Form 8-k, filed December 26,
            1995, File No. 1-12334)

10.9        Regulation S Subscription Agreements and related Joint Escrow Instructions for the sale of 627,450 shares of Common
            Stock (incorporated by reference to Fortune's Current Report on Form 8-k, filed December 26, 1995, File No. 1-12334)

10.10       Offshore Securities Subscription Agreements and related Joint Escrow Instructions for the sale of 602,897 shares of
            Common Stock (incorporated by reference to Fortune's Current Report on Form 8-k, filed December 26, 1995,
            File No. 1-12334)

17.1        Resignation Letter of Mr. Daniel E. Pasquini as President, Chief Executive Officer and Director dated June 23, 1994
            (incorporated by reference to Fortune's Current Report on Form 8-k, filed July 7, 1994, File No. 1-12334)

24.1*       Consents of KPMG Peat Marwick LLP

24.2*       Consent of Huddleston & Co., Inc.

24.3*       Consent of Sherwin D. Yoelin

24.4        Consent of Reish & Luftman (included in Exhibit 5.1)

25.1        Power of Attorney (included on signature page)

-----------------
*   Filed herewith.

ITEM 28.         UNDERTAKINGS

The undersigned registrant hereby undertakes:

         (a) (1) To file during any period in which offers or sales are being made, a post effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

         Provided however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit of proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Agoura Hills, State of California, on December 29, 1995.

                                  FORTUNE PETROLEUM CORPORATION


                                  By: /s/ Tyrone J. Fairbanks
                                     ---------------------------------------
                                      Tyrone J. Fairbanks
                                      President and Chief Executive Officer

                               POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Tyrone J. Fairbanks and Dean W. Drulias, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to this Registration Statement, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney- in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Pre-effective Amendment #1 to the Registration Statement has been signed by the following person in the capacities and on the dates stated.


Signature                                  Title                                                      Date
---------                                  -----                                                      ----
                                           Chairman of the Board and Director                   December ___, 1995
---------------------------------------
Charles A. Champion

 /s/ Tyrone J. Fairbanks                   President, Chief Executive Officer, Chief            December 29, 1995
---------------------------------------
Tyrone J. Fairbanks                        Financial and Accounting Officer, and Director

 /s/ Dean W. Drulias                       Director                                             December 29, 1995
---------------------------------------
Dean W. Drulias

 /s/ Graham S. Folsom                      Director                                             December 29, 1995
---------------------------------------
Graham S. Folsom

                                           Director                                             December ___, 1995
---------------------------------------
William T. Walker, Jr.

 /s/ Barry Feiner                          Director                                             December 29, 1995
---------------------------------------
Barry Feiner

 /s/ Gary Gelman                           Director                                             December 29, 1995
---------------------------------------
Gary Gelman

 /s/ William D. Forster                    Director                                             December 29, 1995
---------------------------------------
William D. Forster

 /s/ Charif Souki                          Director                                             December 29, 1995
---------------------------------------
Charif Souki

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